                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                               FORM 8-K/A No. 1

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):     June 21, 1996
                                                 -------------------------------

                                  ABC Bancorp
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Georgia                         0-16181                        58-1456434
- -------------------------------------------------------------------------------
 (State or other           (Commission File Number)            (IRS Employer
 jurisdiction of                                                Identification
 incorporation)                                                     Number)


   310 First Street, S.E., Moultrie, Georgia                         31768
- ------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:   (912) 890-1111
                                                   ---------------------

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
- ---------------------------------------------------------------------------


     The following described financial statements are being filed as an amendment to the Report on Form 8-K dated June 21, 1996 of ABC Bancorp ("ABC") in connection with its merger transaction with Southland Bancorporation ("Southland"), pursuant to which Southland was merged with and into ABC
(the "Merger"). As described more fully in the previously filed Report, the Merger is the first of three mergers that ABC intends to consumate in 1996. In addition to the Merger, ABC has announced proposed merger transactions with Central Bankshares, Inc. ("Central") and First National Financial Corporation ("First National").

     (a) Financial Statements of Business Acquired.  Included in this Report are
         -----------------------------------------
unaudited consolidated financial statements of ABC as of March 31, 1996, together with the notes thereto, as well as the audited financial statements of ABC as of December 31, 1995 and the year then ended which have been audited by the independent accounting firm of Mauldin & Jenkins.

     Included in this Report are unaudited consolidated financial statements of Central as of March 31, 1996, together with the notes thereto, as well as the audited financial statements of Central as of December 31, 1995 and the year then ended which have been audited by the independent accounting firm of Mauldin & Jenkins.

     Included in this Report are unaudited consolidated financial statements of Southland as of March 31, 1996, together with the notes thereto, as well as the audited financial statements of Southland as of December 31, 1995 and the year then ended which have been audited by the independent accounting firm of KPMG Peat Marwick LLP, whose opinion is also included herein.

     Incorporated in this Report by reference are unaudited consolidated financial statements of First National as of March 31, 1996, together with the notes thereto, as well as the audited financial statements of First National as of December 31, 1995 and the year then ended which have been audited by the independent accounting firm of Francis & Co., CPA's.

     (b) Pro Forma Financial Information.  The Unaudited Pro Forma Condensed
         -------------------------------
Consolidated Financial Data included herein give effect to the merger transactions described in this Report. Southland's information is combined with ABC using the purchase accounting method. Central's information is combined with ABC using the pooling of interests method of accounting. First National's information is combined with ABC using the pooling of interests method of accounting.

  The ABC historical amounts were derived from consolidated financial statements of ABC included herein. The historical amounts of Southland were derived from the consolidated financial statements of Southland included herein. Central historical amounts were derived from the consolidated financial statements of Central included herein. The historical amounts of First National were derived from the consolidated financial statements of First National incorporated herein by reference.

  The Unaudited Pro Forma Condensed Consolidated Financial Data do not purport to present the financial position of ABC had the various transactions indicated above actually been consummated on the dates indicated. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Data are not necessarily indicative of the future results of operations of ABC and should be read in conjunction with the historical financial statements of ABC, Southland, Central and First National, including the notes thereto, included herein or incorporated herein by reference.

     (c) Exhibits.  The following is a list of the Exhibits attached hereto.
         --------


Exhibit No. 2.1    Merger Agreement*
Exhibit No. 10.1   Employment Agreement*
Exhibit No. 23.1   Consent of Mauldin & Jenkins
Exhibit No. 23.2   Consent of Mauldin & Jenkins
Exhibit No. 23.3   Consent of KPMG Peat Marwick LLP
Exhibit No. 23.4   Consent of Francis & Co., CPA's

Exhibit No. 99     Press Release*

*  Previously filed.


                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents of ABC (Commission File No. 0-16181) are hereby incorporated by reference:

   1. Agreement and Plan of Merger by and between ABC and Central Bankshares, Inc., dated as of December 29, 1995, filed as Exhibit 10.11 to ABC's Annual Report on Form 10-K (File No. 0-16181), filed with the Commission on March 28, 1996, and Amendment No. 1 thereto dated as of April 26,
       1996 filed as part of Appendix A to ABC's Registration on Form S-4 (Registration No. 333-05861), filed with the Commission on June 12, 1996.

   2. Agreement and Plan of Merger by and between ABC and First National Financial Corporation dated as of April 15, 1996, filed as Exhibit 10.12 to Amendment No. 1 to ABC's Registration on Form S-4 (Registration No. 333-2387), filed with the Commission on May 21, 1996.

         The following documents filed by First National Financial Corporation ("First National") (Commission File No. 0-20130) are hereby incorporated by reference:

    1. Financial Statements of First National consisting of an Independent Auditors' Report; Consolidated Balance Sheets as of December 31, 1995 and 1994; Consolidated Statements of Income for the years ended December 31, 1995 and 1994; Consolidated Statement of Changes in Shareholders' Equity for the years ended December 31, 1995 and 1994; Consolidated Statements of Cash Flows for the years ended December 31, 1995 and 1994; and Notes to Consolidated Financial Statements (filed as pages 26 through 48 of First National's Annual Report on Form 10-KSB filed with the Commission on March 26, 1996).

    2. Financial Statements of First National, consisting of Consolidated Balance Sheets as of March 31, 1996 and 1995, Consolidated Income Statements and Consolidated Statements of Cash Flows for the three months ended March 31, 1996 and 1995; and Notes to Financial Statements (filed as pages 2 through 7 of First National's Quarterly Report on Form 10-QSB filed with the Commission on May 15, 1996).

  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Report to the extent that a statement contained in this Report, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Report except as so modified or superseded. The information relating to ABC contained in this Report should be read together with the information in the documents incorporated herein by reference.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this amended Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              ABC BANCORP



                              By:  /s/ W. Edwin Lane, Jr.
                                  ------------------------------------
                                Name:   W. Edwin Lane, Jr.
                                Title:  Vice President and Chief
                                        Financial Officer


Dated: July 15, 1996

                         INDEX TO FINANCIAL INFORMATION

Unaudited Pro Forma Condensed Consolidated Financial Data:

  ABC Historical combined with Central Historical
  -- Pro Forma Condensed Balance Sheet................................... PF-1
  -- Pro Forma Condensed Statements of Income............................ PF-2
  -- Notes to Pro Forma Condensed Financial Statements................... PF-4

  ABC Historical combined with First National Historical
  -- Pro Forma Condensed Balance Sheet................................... PF-5
  -- Pro Forma Condensed Statements of Income............................ PF-6
  -- Notes to Pro Forma Condensed Financial Statements................... PF-8

  ABC/First National combined with Central Historical
  -- Pro Forma Condensed Balance Sheet................................... PF-9
  -- Pro Forma Condensed Statements of Income............................ PF-10
  -- Notes to Pro Forma Condensed Financial Statements................... PF-12

  ABC Historical combined with Southland Historical
  -- Pro Forma Condensed Balance Sheet................................... PF-13
  -- Pro Forma Condensed Statements of Income............................ PF-14
  -- Notes to Pro Forma Condensed Financial Statements................... PF-15

  ABC/Southland combined with Central Historical
  -- Pro Forma Condensed Balance Sheet................................... PF-17
  -- Pro Forma Condensed Statements of Income............................ PF-18
  -- Notes to Pro Forma Condensed Financial Statements................... PF-20

  ABC/First National combined with Southland Historical
  -- Pro Forma Condensed Balance Sheet................................... PF-21
  -- Pro Forma Condensed Statements of Income............................ PF-22
  -- Notes to Pro Forma Condensed Financial Statements................... PF-23

  ABC/First National/Southland combined with Central Historical
  -- Pro Forma Condensed Balance Sheet................................... PF-25
  -- Pro Forma Condensed Statements of Income............................ PF-26
  -- Notes to Pro Forma Condensed Financial Statements................... PF-28

  ABC Bancorp Historical Financial Data:

  Consolidated Financial Statements--March 31, 1996 and 1995 (unaudited)
  -- Consolidated Balance Sheets.........................................  F-1
  -- Consolidated Statements of Income...................................  F-2
  -- Consolidated Statements of Cash Flows...............................  F-3
  -- Notes to Consolidated Financial Statements..........................  F-4

  Consolidated Financial Statements
  -- Independent Auditors' Report........................................  F-5
  -- Consolidated Balance Sheets--December 31, 1995 and 1994.............  F-6
  -- Consolidated Statements of Income--Years ended December 31, 1995,
   1994 and 1993.........................................................  F-7

  -- Consolidated Statements of Stockholders' Equity--Years ended December
     31, 1995, 1994 and 1993.............................................. F-9
  -- Consolidated Statements of Cash Flows--Years ended December 31, 1995,
   1994 and 1993.......................................................... F-11
  -- Notes to Consolidated Financial Statements........................... F-13

Central Bankshares, Inc. Historical Financial Data:

  Consolidated Financial Statements--March 31, 1996 and 1995 (unaudited)
  -- Consolidated Balance Sheets.......................................... F-36
  -- Consolidated Statements of Income.................................... F-37
  -- Consolidated Statements of Cash Flows................................ F-38
  -- Notes to Consolidated Financial Statements........................... F-39

  Consolidated Financial Statements
  -- Independent Auditors' Report......................................... F-40
  -- Consolidated Balance Sheets--Years ended December 31, 1995 and 1994.. F-41
  -- Consolidated Statements of Income--Years ended December 31, 1995 and
   1994................................................................... F-42
  -- Consolidated Statements of Stockholders' Equity--Years ended December
   31, 1995 and 1994...................................................... F-43
  -- Consolidated Statements of Cash Flows--Years ended December 31, 1995 and 1994............................................................... F-44
  -- Notes to Consolidated Financial Statements........................... F-46

Southland Bancorporation Historical Financial Data:

  Consolidated Financial Statements
  -- Consolidated Balance Sheets--March 31, 1996 and December 31, 1995
   (unaudited)............................................................ F-66
  -- Consolidated Statements of Earnings--Three Months ended
     March 31, 1996 and 1995.............................................. F-67

  -- Consolidated Statements of Cash Flows--Three Months ended March 31,
   1996 and 1995.......................................................... F-68
  -- Notes to Consolidated Financial Statements........................... F-70

  Consolidated Financial Statements
  -- Independent Auditors' Report......................................... F-71
  -- Consolidated Balance Sheets--December 31, 1995 and 1994.............. F-72
  -- Consolidated Statements of Earnings--Years ended December 31, 1995,
   1994 and 1993.......................................................... F-74
  -- Consolidated Statements of Stockholders' Equity--Years ended December
     31, 1995, 1994 and 1993.............................................. F-76
  -- Consolidated Statements of Cash Flows--Years ended December 31, 1995,
   1994 and 1993.......................................................... F-77
  -- Notes to Consolidated Financial Statements........................... F-79

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interest.

                                                                    PRO FORMA
                                                                   ADJUSTMENTS
                                              ABC        CENTRAL     (NOTES A       PRO FORMA
ASSETS                                    HISTORICAL   HISTORICAL     AND B)         COMBINED
- ------                                    ----------   ----------  ------------    ----------
  Cash and due from banks                 $  16,855     $   2,142    $    -        $   18,997
  Federal funds sold                         21,535             -         -            21,535
  Investment securities                      56,916        10,862         -            67,778
  Loans, net                                218,877        34,988         -           253,865
  Premises and equipment                      7,222         1,074         -             8,296
  Investment in Central                           -           -        4,300 (1)
                                                                      (4,300)(2)            -
  Excess cost over fair value of assets
   acquired                                   1,996           -         -               1,996

  Other assets                               12,188        1,038         -             13,226
                                          ---------    ---------    --------      -----------
                                          $ 335,589    $  50,104    $    -        $   385,693
                                          =========    =========    ========      ===========
LIABILITIES AND EQUITY
- ----------------------
  Deposits                                $ 293,385    $  44,724    $    -        $   338,109
  Other liabilities                           7,629        1,080         -              8,709
                                          ---------    ---------    --------      -----------
  Total Liabilities                         301,014       45,804         -            346,818
                                          ---------    ---------    --------      -----------

 EQUITY
- --------
  Common stock                                3,597           -          491 (1)        4,088
  Capital surplus                            16,826           -        3,828 (1)       20,654
  Retained earnings                          15,815           -           -            15,815
  Unrealized losses on securities
     available for sale, net of taxes          (108)           -         (19)(1)         (127)
  Treasury stock                             (1,555)           -           -           (1,555)
  Equity of Central                              -         4,300      (4,300)(2)           -
                                          ---------    ---------     -------      -----------
  Total equity                               34,575        4,300           -           38,875
                                          ---------    ---------    --------      -----------
                                          $ 335,589    $  50,104    $      -      $   385,693
                                          =========    =========    ========      ===========

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interest.

                                YEAR ENDED DECEMBER 31, 1995       YEAR ENDED DECEMBER 31, 1995       YEAR ENDED DECEMBER 31, 1993
                              ---------------------------------  ---------------------------------  -------------------------------
                                                      PRO FORMA                          PRO FORMA                         PRO FORMA
                                 ABC       CENTRAL     COMBINED     ABC       CENTRAL     COMBINED     ABC       CENTRAL    COMBINED
                              HISTORICAL  HISTORICAL   (NOTE A)  HISTORICAL  HISTORICAL   (NOTE A)  HISTORICAL  HISTORICAL  (NOTE A)
                              ----------  ----------  ---------  ----------  ----------  ---------  ----------  ----------  --------
INTEREST INCOME                $26,703     $4,141      $30,844    $21,328     $3,253      $24,581    $19,697     $3,118     $22,815

INTEREST EXPENSE                10,673      1,960       12,633      7,828      1,248        9,076      7,732      1,207       8,939
                               -------     ------      -------    -------     ------      -------    -------     ------     -------

  Net interest income           16,030      2,181       18,211     13,500      2,005       15,505     11,965      1,911      13,876

PROVISION FOR LOAN LOSSES          848        140          988        638        180          818      1,191        193       1,384
                               -------     ------      -------    -------     ------      -------    -------     ------     -------

  Net interest income after
    provision for loan losses   15,182      2,041       17,223     12,862      1,825       14,687     10,774      1,718      12,492

OTHER INCOME                     3,276        597        3,873      3,025        667        3,692      2,867        611       3,478

OTHER EXPENSE                   12,228      1,874       14,102     11,547      1,795       13,342     10,535      1,843      12,378
                               -------     ------      -------    -------     ------      -------    -------     ------     -------

  Income from continuing
    operations before
    income taxes and
    cumulative effect            6,230        764        6,994      4,340        697        5,037      3,106        486       3,592

INCOME TAXES                     1,889        265        2,154      1,240        240        1,480        814        165         979
                               -------     ------      -------    -------     ------      -------    -------     ------     -------

  Income from continuing
    operations before
    cumulative effect            4,341        499        4,840      3,100        457        3,557      2,292        321       2,613

CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                 -          -            -          -          -            -         346         -          346

    Income from continuing
      operations               $ 4,341     $  499      $ 4,840    $ 3,100     $  457      $ 3,557    $ 2,638     $  321     $ 2,959
                               =======     ======      =======    =======     ======      =======    =======     ======     =======

INCOME PER SHARE FROM
  CONTINUING OPERATIONS                                $  1.26                            $  1.03                           $  0.98
                                                       =======                            =======                           =======


                       ABC BANCORP AND SUBSIDIARIES
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                   PRO FORMA CONDENSED STATEMENTS OF INCOME
                                 (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)

                                  THREE MONTHS ENDED MARCH 31,1996    THREE MONTHS ENDED MARCH 31, 1995
                                  --------------------------------   -----------------------------------
                                                          PRO FORMA                            PRO FORMA
                                     ABC       CENTRAL     COMBINED      ABC        CENTRAL     COMBINED
                                 HISTORICAL  HISTORICAL    (NOTE A)   HISTORICAL   HISTORICAL   (NOTE A)
                                 ---------- ----------   ---------   ----------   ----------   --------
INTEREST INCOME                   $  7,051   $  1,113     $  8,164     $  6,157   $     914    $  7,071

INTEREST EXPENSE                     2,941        540        3,481        2,348         403       2,751
                                  --------   --------     --------     --------    --------    --------
    Net interest income              4,110        573        4,683        3,809         511       4,320

PROVISION FOR LOAN LOSSES              180          -          180          180          45         225
                                  --------   --------     --------     --------    --------    --------
    Net interest income after
      provision for loan losses      3,930        573        4,503        3,629         466       4,095

OTHER INCOME                           927        180        1,107          886         160       1,046

OTHER EXPENSE                        3,017        476        3,493        3,000         476       3,476
                                  --------   --------     --------     --------    --------    --------
    Income from continuing
      operations before
      income taxes and
      cumulative effect              1,840        277        2,117        1,515         150       1,665

INCOME TAXES                           605        105          710          487          57         544
                                  --------   --------     --------     --------    --------    --------
    Income from operations
      before cumulative effect       1,235        172        1,407        1,028          93       1,121

CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE                                 -          -            -            -           -           -
                                  --------   --------     --------     --------    --------    --------
    Income from continuing
      operations                  $  1,235   $    172     $  1,407     $  1,028    $     93    $  1,121
                                  ========   ========     ========     ========    ========    ========
INCOME PER SHARE FROM CONTINUING
    OPERATIONS                                            $    .36                             $    .29
                                                          ========                             ========

                         ABC BANCORP AND SUBSIDIARIES
                    COMBINED WITH CENTRAL BANKSHARES, INC.
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated on January 1, 1993, the beginning of the earliest fiscal year presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transaction:

   BALANCE SHEET:

   (1) Issue of 490,619 shares of ABC common stock, $1 par value, in exchange for 100% of the equity of Central.


   (2)  Elimination of investment in Central.

   STATEMENTS OF INCOME:

   (3) Pro forma income per common share is based on the average number of common shares that would have been outstanding during the respective periods. There are no dilutive common stock attributes.

                         ABC BANCORP AND SUBSIDIARIES
                    COMBINED WITH FIRST NATIONAL FINANCIAL
                                  CORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                MARCH 31, 1996
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

        The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interest.

                                                                     PRO FORMA
                                                        FIRST       ADJUSTMENTS
                                            ABC        NATIONAL      (NOTES A     PRO FORMA
                                         HISTORICAL   HISTORICAL      AND B)      COMBINED
                                         ---------   ----------   ------------   ---------
ASSETS
- ------
  Cash and due from banks                 $ 16,855   $   2,118       $     -       $  18,973
  Federal funds sold                        21,535       3,100             -          24,635
  Investment securities                     56,916      11,332             -          68,248
  Loans, net                               218,877      35,015             -         253,892
  Premises and equipment                     7,222       1,463             -           8,685
  Investment in First National                   -           -         5,593 (1)
                                                                      (5,593)(2)          -
  Excess cost over fair value of assets
   acquired                                  1,996           -             -           1,996
  Other assets                              12,188         836             -          13,024
                                         ---------    --------       -------       ---------
                                         $ 335,589    $ 53,864       $     -       $ 389,453
                                         =========    ========       =======       =========

LIABILITIES AND EQUITY
- ----------------------
  Deposits                               $ 293,385    $ 47,863             -       $ 341,248
  Other liabilities                          7,629         408             -           8,037
                                         ---------    --------       -------       ---------
  Total liabilities                        301,014      48,271             -         349,285
                                         ---------    --------       -------       ---------

 EQUITY
 ------
  Common stock                               3,597           -           690 (1)       4,287
  Capital surplus                           16,826           -         4,942 (1)      21,768
  Retained earnings                         15,815           -             -          15,815
  Unrealized losses on securities
    available for sale, net of taxes          (108)          -           (39)(1)        (147)
  Treasury stock                            (1,555)          -             -          (1,555)
  Equity of First National                       -       5,593        (5,593)(2)          -
                                         ---------    --------       -------       ---------
  Total equity                              34,575       5,593             -          40,168
                                         ---------    --------       -------       ---------
                                         $ 335,589    $ 53,864       $     -       $ 389,453
                                         =========    ========       =======       =========

                          ABC BANCORP AND SUBSIDIARIES
               COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC of 100% of First National after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a pooling of interest.




                                YEAR ENDED DECEMBER 31, 1995       YEAR ENDED DECEMBER 31, 1994       YEAR ENDED DECEMBER 31, 1993
                              ---------------------------------  ---------------------------------  -------------------------------
                                            FIRST      PRO FORMA               FIRST      PRO FORMA               FIRST    PRO FORMA
                                  ABC      NATIONAL    COMBINED     ABC       NATIONAL    COMBINED     ABC       NATIONAL   COMBINED
                              HISTORICAL  HISTORICAL   (NOTE A)  HISTORICAL  HISTORICAL   (NOTE A)  HISTORICAL  HISTORICAL  (NOTE A)
                              ----------  ----------  ---------  ----------  ----------  ---------  ----------  ----------  --------
INTEREST INCOME                $26,703     $4,045      $30,748    $21,328     $3,162      $24,490    $19,697     $2,510     $22,207

INTEREST EXPENSE                10,673      1,893       12,566      7,828      1,438        9,266      7,732      1,177       8,909
                               -------     ------      -------    -------     ------      -------    -------     ------     -------

  Net interest income           16,030      2,152       18,182     13,500      1,724       15,224     11,965      1,333      13,298

PROVISION FOR LOAN LOSSES          848        185        1,033        638        120          758      1,191        128       1,319
                               -------     ------      -------    -------     ------      -------    -------     ------     -------

  Net interest income after
    provision for loan losses   15,182      1,967       17,149     12,862      1,604       14,466     10,774      1,205      11,979

OTHER INCOME                     3,276        524        3,800      3,025        355        3,380      2,867        289       3,156

OTHER EXPENSE                   12,228      1,573       13,801     11,547      1,420       12,967     10,535      1,256      11,791
                               -------     ------      -------    -------     ------      -------    -------     ------     -------

  Income from continuing
    operations before
    income taxes and
    cumulative effect            6,230        918        7,148      4,340        539        4,879      3,106        238       3,344

INCOME TAXES                     1,889        306        2,195      1,240        223        1,463        814          -         814
                               -------     ------      -------    -------     ------      -------    -------     ------     -------

  Income from continuing
    operations before
    cumulative effect            4,341        612        4,953      3,100        316        3,416      2,292        238       2,530

CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                 -          -            -          -          -            -         346          -         346
                               -------     ------      -------    -------     ------      -------    -------     ------     -------
    Income from continuing
      operations               $ 4,341     $  612      $ 4,953    $ 3,100     $  316      $ 3,416    $ 2,638     $  238     $ 2,876
                               =======     ======      =======    =======     ======      =======    =======     ======     =======

INCOME PER SHARE FROM
  CONTINUING OPERATIONS                                $  1.22                            $  0.94                           $  0.89
                                                       =======                            =======                           =======


                      ABC BANCORP AND SUBSIDIARIES
              COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
                   PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (CONTINUED)


                                  THREE MONTHS ENDED MARCH 31,1996    THREE MONTHS ENDED MARCH 31, 1995
                                  --------------------------------   -----------------------------------
                                                FIRST     PRO FORMA                  FIRST     PRO FORMA
                                     ABC      NATIONAL     COMBINED      ABC        NATIONAL    COMBINED
                                 HISTORICAL  HISTORICAL    (NOTE A)   HISTORICAL   HISTORICAL   (NOTE A)
                                 ---------- ----------   ---------   ----------   ----------   --------
INTEREST INCOME                   $  7,051   $  1,071     $  8,122     $  6,157   $     938    $  7,095

INTEREST EXPENSE                     2,941        538        3,479        2,348         393       2,741
                                  --------   --------     --------     --------    --------    --------
    Net interest income              4,110        533        4,643        3,809         545       4,354

PROVISION FOR LOAN LOSSES              180         50          230          180          25         205
                                  --------   --------     --------     --------    --------    --------
    Net interest income after
    provision for loan losses        3,930        483        4,413        3,629         520       4,149

OTHER INCOME                           927        123        1,050          886          85         971

OTHER EXPENSE                        3,017        397        3,414        3,000         391       3,391
                                  --------   --------     --------     --------    --------    --------
    Income from continuing
    operations before income
    taxes and cumulative effect      1,840        209        2,049        1,515         214       1,729

INCOME TAXES                           605         76          681          487          81         568
                                  --------   --------     --------     --------    --------    --------
    Income from operations
      before cumulative effect       1,235        133        1,368        1,028         133       1,161

CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE                                 -          -            -            -           -           -
                                  --------   --------     --------     --------    --------    --------
    Income from continuing
      operations                  $  1,235   $    133     $  1,368     $  1,028    $    133    $  1,161
                                  ========   ========     ========     ========    ========    ========
INCOME PER SHARE FROM CONTINUING
    OPERATIONS                                            $    .34                             $   0.29
                                                          ========                             ========

                         ABC BANCORP AND SUBSIDIARIES
              COMBINED WITH FIRST NATIONAL FINANCIAL CORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated on January 1, 1993, the beginning of the earliest fiscal year presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transaction:

      BALANCE SHEET:

      (1) Issue of 690,259 shares of ABC common stock, $1 par value, in exchange for 100% of the equity of First National.


      (2)  Elimination of investment in First National.

      STATEMENTS OF INCOME:

      (3) Pro forma income per common share is based on the average number of common shares that would have been outstanding during the respective periods. There are no dilutive common stock attributes.

                         ABC BANCORP AND SUBSIDIARIES
                   AND FIRST NATIONAL FINANCIAL CORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                       PRO FORMA CONDENSED BALANCE SHEET
                                MARCH 31, 1996
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

        The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of First National) of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements.




                                            ABC                     PRO FORMA
                                           FIRST                    ADJUSTMENTS
                                          NATIONAL     CENTRAL      (NOTES A      PRO FORMA
                                          COMBINED    HISTORICAL       AND B)      COMBINED
                                         ---------   ----------   ------------    ---------
ASSETS
- ------
  Cash and due from banks                 $ 18,973    $  2,142      $      -       $  21,115
  Federal funds sold                        24,635           -             -          24,635
  Investment securities                     68,248      10,862             -          79,110
  Loans, net                               253,892      34,988             -         288,880
  Premises and equipment                     8,685       1,074             -           9,759
  Investment in Central                          -           -         4,300 (1)
                                                                      (4,300)(2)          -
  Excess cost over fair value of assets
   acquired                                  1,996           -            -            1,996
  Other assets                              13,024       1,038             -          14,062
                                         ---------    --------       -------       ---------
                                         $ 389,453    $ 50,104       $     -       $ 439,557
                                         =========    ========       =======       =========

LIABILITIES AND EQUITY
- ----------------------
  Deposits                               $ 341,248    $ 44,724             -       $ 385,972
  Other liabilities                          8,037       1,080             -           9,117
                                         ---------    --------       -------       ---------
  Total liabilities                        349,285      45,804             -         395,089
                                         ---------    --------       -------       ---------

 EQUITY
 ------
  Common stock                               4,287           -           491 (1)       4,778
  Capital surplus                           21,768           -         3,828 (1)      25,596
  Retained earnings                         15,815           -             -          15,815
  Unrealized losses on securities
    available for sale, net of taxes          (147)          -           (19)(1)        (166)
  Treasury stock                            (1,555)          -             -          (1,555)
  Equity of Central                              -       4,300        (4,300)(2)          -
                                         ---------    --------       -------       ---------
  Total equity                              40,168       4,300             -          44,468
                                         ---------    --------       -------       ---------
                                         $ 389,453    $ 50,104       $     -       $ 439,557
                                         =========    ========       =======       =========

                         ABC BANCORP AND SUBSIDIARIES
                   AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of First National) of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements.


                                YEAR ENDED DECEMBER 31, 1995       YEAR ENDED DECEMBER 31, 1994       YEAR ENDED DECEMBER 31, 1993
                              ---------------------------------  ---------------------------------  -------------------------------

                                 ABC                                ABC                                ABC
                                FIRST                  PRO FORMA   FIRST                 PRO FORMA    FIRST                PRO FORMA
                               NATIONAL     CENTRAL    COMBINED   NATIONAL    CENTRAL     COMBINED   NATIONAL    CENTRAL   COMBINED
                               COMBINED   HISTORICAL   (NOTE A)   COMBINED   HISTORICAL   (NOTE A)   COMBINED   HISTORICAL  (NOTE A)
                              ----------  ----------  ---------  ----------  ----------  ---------  ----------  ----------  --------
INTEREST INCOME                $30,748     $4,141      $34,889    $24,490     $3,253      $27,743    $22,207     $3,118     $25,325

INTEREST EXPENSE                12,566      1,960       14,526      9,266      1,248       10,514      8,909      1,207      10,116
                               -------     ------      -------    -------     ------      -------    -------     ------     -------
  Net interest income           18,182      2,181       20,363     15,224      2,005       17,229     13,298      1,911      15,209

PROVISION FOR LOAN LOSSES        1,033        140        1,173        758        180          938      1,319        193       1,512
                               -------     ------      -------    -------     ------      -------    -------     ------     -------
  Net interest income after
    provision for loan losses   17,149      2,041       19,190     14,466      1,825       16,291     11,979      1,718      13,697

OTHER INCOME                     3,800        597        4,397      3,380        667        4,047      3,156        611       3,767

OTHER EXPENSE                   13,801      1,874       15,675     12,967      1,795       14,762     11,791      1,843      13,634
                               -------     ------      -------    -------     ------      -------    -------     ------     -------
  Income from continuing
    operations before
    income taxes and
    cumulative effect            7,148        764        7,912      4,879        697        5,576      3,344        486       3,830

INCOME TAXES                     2,195        265        2,460      1,463        240        1,703        814        165         979
                               -------     ------      -------    -------     ------      -------    -------     ------     -------
  Income from continuing
    operations before
    cumulative effect            4,953        499        5,452      3,416        457        3,873      2,530        321       2,851

CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                 -          -            -          -          -            -         346         -          346

    Income from continuing
      operations               $ 4,953     $  499      $ 5,452    $ 3,416     $  457      $ 3,873    $ 2,876     $  321     $ 3,197
                               =======     ======      =======    =======     ======      =======    =======     ======     =======

INCOME PER SHARE FROM
  CONTINUING OPERATIONS                                $  1.20                            $  0.94                           $  0.86
                                                       =======                            =======                           =======


                         ABC BANCORP AND SUBSIDIARIES
                   AND FIRST NATIONAL FINANCIAL CORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                   PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)
                                  (CONTINUED)


                                  THREE MONTHS ENDED MARCH 31,1996    THREE MONTHS ENDED MARCH 31, 1995
                                  --------------------------------   -----------------------------------
                                 ABC/FIRST                PRO FORMA   ABC/FIRST                PRO FORMA
                                 NATIONAL      CENTRAL     COMBINED   NATIONAL      CENTRAL     COMBINED
                                 COMBINED    HISTORICAL    (NOTE A)   COMBINED     HISTORICAL   (NOTE A)
                                 ---------- ----------   ---------   ----------   ----------   --------
INTEREST INCOME                   $  8,122   $  1,113     $  9,235     $  7,095   $     914    $  8,009

INTEREST EXPENSE                     3,479        540        4,019        2,741         403       3,144
                                  --------   --------     --------     --------    --------    --------
    Net interest income              4,643        573        5,216        4,354         511       4,865

PROVISION FOR LOAN LOSSES              230          -          230          205          45         250
                                  --------   --------     --------     --------    --------    --------
    Net interest income after
    provision for loan losses        4,413        573        4,986        4,149         466       4,615

OTHER INCOME                         1,050        180        1,230          971         160       1,131

OTHER EXPENSE                        3,414        476        3,890        3,391         476       3,867
                                  --------   --------     --------     --------    --------    --------
    Income from continuing
      operations before
      income taxes and
      cumulative effect              2,049        277        2,326        1,729         150       1,879

INCOME TAXES                           681        105          786          568          57         625
                                  --------   --------     --------     --------    --------    --------
    Income from operations
      before cumulative
      effect                         1,368        172        1,540        1,161          93       1,254

CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE                                 -          -            -            -           -           -
                                  --------   --------     --------     --------    --------    --------
    Income from continuing
      operations                  $  1,368   $    172     $  1,540     $  1,161    $     93    $  1,254
                                  ========   ========     ========     ========    ========    ========
INCOME PER SHARE FRO CONTINUING
    OPERATIONS                                            $    .34                             $   0.28
                                                          ========                             ========



                         ABC BANCORP AND SUBSIDIARIES
                   AND FIRST NATIONAL FINANCIAL CORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated on January 1, 1993, the beginning of the earliest fiscal year presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transaction:

      BALANCE SHEET:

      (1) Issue of 490,619 shares of ABC common stock, $1 par value, in exchange for 100% of the equity of Central.


      (2)  Elimination of investment in Central.

      STATEMENTS OF INCOME:

      (3) Pro forma income per common share is based on the average number of common shares that would have been outstanding during the respective periods. There are no dilutive common stock attributes.

                         ABC BANCORP AND SUBSIDIARIES
                    COMBINED WITH SOUTHLAND BANCORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                MARCH 31, 1996
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

        The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction.

                                                                    PRO FORMA
                                                                   ADJUSTMENTS
                                              ABC       SOUTHLAND    (NOTES A        PRO FORMA
ASSETS                                    HISTORICAL   HISTORICAL     AND B)         COMBINED
- -----                                     ----------   ----------  ------------    ----------
  Cash and due from banks                 $  16,855    $   2,667     $    -        $   19,522
  Federal funds sold                         21,535            -      (5,793)(1)       15,742
  Investment securities                      56,916       25,180          -            82,096
  Loans, net                                218,877       74,880          -           293,757
  Premises and equipment                      7,222        2,544         500 (2)       10,266
  Investment in Southland                         -          -        11,822 (1)
                                                                     (11,822)(2)            -
  Excess cost over fair value of assets
   acquired                                   1,996          -         2,250 (2)
                                                                       2,504 (2)        6,750
  Other assets                               12,188        2,197           -           14,385
                                          ---------    ---------    --------      -----------
                                          $ 335,589     $170,468     $  (539)      $  442,518
                                          =========    =========    ========      ===========
LIABILITIES AND EQUITY
- ----------------------
  Deposits                                $ 293,385    $  87,865    $    -        $   381,250
  Other liabilities                           7,629        1,027         -              8,656
  Long-term debt                                          12,008         -             12,008
                                          ---------    ---------    --------      -----------
  Total Liabilities                         301,014      100,900         -            401,914
                                          ---------    ---------    --------      -----------

 EQUITY
- --------
  Common stock                                3,597           -          396 (1)        3,993
  Capital surplus                            16,826           -        5,633 (1)       22,459
  Retained earnings                          15,815           -         -              15,815
  Unrealized losses on securities
     available for sale, net of taxes          (108)          -          -               (108)
  Treasury stock                             (1,555)          -          -             (1,555)
  Equity of Southland                            -         6,568      (6,568)(2)             -
                                          ---------    ---------    --------       -----------
  Total equity                               34,575        6,568        (539)           40,604
                                          ---------    ---------    --------       -----------
                                          $ 335,589    $ 107,468    $   (539)      $   442,518
                                          =========    =========    ========       ===========


                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements. The acquisition will be accounted for as a purchase transaction.


                                         YEAR ENDED DECEMBER 31, 1995
                              --------------------------------------------------

                                                       PRO FORMA
                                 ABC      SOUTHLAND   ADJUSTMENTS      PRO FORMA
                              HISTORICAL  HISTORICAL    (NOTE B)       COMBINED
                              ----------  ----------  -----------     ----------

INTEREST INCOME               $26,703       $9,033       $ 319 (4)      $35,417
INTEREST EXPENSE               10,673        4,775           -           15,448
                              -------       ------       -----          -------
     Net interest income       16,030        4,258         319           19,969
PROVISION FOR LOAN LOSSES         848           72           -              920
                              -------       ------       -----          -------
     Net interest income
      after provision for
      loan losses              15,182        4,186         319           19,049
OTHER INCOME                    3,276        1,582           -            4,858
OTHER EXPENSE                  12,228        4,101         409 (3)       16,738
                              -------       ------       -----          -------
     Income from continuing
      operations before
         income taxes           6,230        1,667        (728)           7,169
INCOME TAXES                    1,889          643        (108)(5)        2,424
                              -------       ------       -----          -------
     Income from continuing
      operations              $ 4,341       $1,024       $(620)         $ 4,745
                              =======       ======       =====          =======

INCOME PER SHARE FROM                                                   $  1.26
CONTINUING OPERATIONS                                                   =======

                                      THREE MONTHS ENDED MARCH 31, 1996
                              --------------------------------------------------

                                                       PRO FORMA
                                 ABC      SOUTHLAND   ADJUSTMENTS      PRO FORMA
                              HISTORICAL  HISTORICAL   (NOTE B)        COMBINED
                              ----------  ----------  -----------     ----------

INTEREST INCOME               $ 7,051       $2,456       $ (80)(4)      $ 9,427
INTEREST EXPENSE                2,941        1,206           -            4,147
                              -------       ------       -----          -------
     Net interest income        4,110        1,250         (80)           5,280
PROVISION FOR LOAN LOSSES         180            -           -              180
                              -------       ------       -----          -------
     Net interest income
      after provision for
      loan losses               3,930        1,250         (80)           5,100
OTHER INCOME                      927          399           -            1,326
OTHER EXPENSE                   3,017        1,076         102 (3)        4,195
                              -------       ------       -----          -------
     Income from continuing
      operations before
         income taxes           1,840          573        (182)           2,231
INCOME TAXES                      605          213         (27)(5)          791
                              -------       ------       -----          -------
     Income from continuing
      operations              $ 1,235       $  360       $(155)         $ 1,440
                              =======       ======       =====          =======

INCOME PER SHARE FROM
CONTINUING OPERATIONS                                                   $   .38
                                                                        =======

                          ABC BANCORP AND SUBSIDIARIES
                     COMBINED WITH SOUTHLAND BANCORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transaction:

     BALANCE SHEET:

     (1) Payment of $5,793,000 in cash (representing 49% of total consideration) and issue of 396,398 of ABC common in exchange for 100% of the equity of Southland for a total consideration of $11,822,000.

     (2) Elimination of investment in Southland and allocation of purchase price as follows:

          (a) Write-up of land and buildings to approximate market value.

          (b) $2,250,000, representing approximately 50% of the excess of purchase price over the fair value of net assets acquired, has been tentatively allocated as a premium paid for the customer deposit base. The allocation is subject to a statistical study to determine the ultimate customer deposit base premium. For purposes of the pro forma financial statements, the premium is being amortized over a period of 10 years.

          (c) The remainder of the excess of purchase price over the fair value of net assets acquired amounting to $2,504,000 has been considered to be goodwill and is being amortized over a period of 15 years.

     STATEMENTS OF INCOME:

     (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Southland as follows:

          (a) Depreciation of the write-up of buildings using the straight-line method over the estimated average remaining life of 30 years.

          (b) Amortization of the customer deposit base premium using the straight-line method over a period of 10 years.

          (c) Amortization of goodwill using the straight-line method over a period of 15 years.

     (4) Loss of interest on Federal funds sold used to fund the acquisition using an average rate of 5.5%.

     (5) Tax effect of pro forma adjustments for reduction in interest income using a tax rate of 34%.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.




                     DEPRECIATION  AMORTIZATION
                     OF WRITE-UP    OF DEPOSIT   AMORTIZATION
     YEAR ENDING       OF BANK         BASE            OF
     DECEMBER 31,     BUILDINGS      PREMIUM       GOODWILL        TOTAL
     ------------    -----------   ------------  ------------   ----------

     1996            $  17,000    $  225,000      $  167,000     $ 409,000
     1997               17,000       225,000         167,000       409,000
     1998               17,000       225,000         167,000       409,000
     1999               17,000       225,000         167,000       409,000
     2000               17,000       225,000         167,000       409,000



     No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any taxable deductions for the above adjustments.

                         ABC BANCORP AND SUBSIDIARIES
                         AND SOUTHLAND BANCORPORATION
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of Southland) of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements.


                                                                    PRO FORMA
                                            ABC                     ADJUSTMENTS
                                         SOUTHLAND      CENTRAL      (NOTES A      PRO FORMA
                                          COMBINED    HISTORICAL       AND B)      COMBINED
                                         ---------   ----------   ------------    ---------
ASSETS
- ------
  Cash and due from banks                 $ 19,522    $  2,142      $      -       $  21,664
  Federal funds sold                        15,742           -             -          15,742
  Investment securities                     82,096      10,862             -          92,958
  Loans, net                               293,757      34,988                       328,745
  Premises and equipment                    10,266       1,074             -          11,430
  Investment in Central                          -           -         4,300 (1)
                                                                      (4,300)(2)          -
  Excess cost over fair value of assets
   acquired                                  6,750           -             -           6,750
  Other assets                              14,385       1,038             -          15,433
                                         ---------    --------       -------       ---------
                                         $ 442,518    $ 50,104       $     -       $ 492,622
                                         =========    ========       =======       =========

LIABILITIES AND EQUITY
- ----------------------
  Deposits                               $ 381,250    $ 44,724       $     -       $ 425,974
  Other liabilities                          8,656       1,080             -           9,736
  Long-term debt                            12,008           -             -          12,008
                                         ---------    --------       -------       ---------
  Total liabilities                        401,914      45,804             -         447,718
                                         ---------    --------       -------       ---------

 EQUITY
 ------
  Common stock                               3,993           -           491 (1)       4,484
  Capital surplus                           22,459           -         3,828 (1)      26,287
  Retained earnings                         15,815           -             -          15,815
  Unrealized losses on securities
    available for sale, net of taxes          (108)          -           (19)(1)        (127)
  Treasury stock                            (1,555)          -             -          (1,555)
  Equity of Central                              -       4,300        (4,300)(2)          -
                                         ---------    --------       -------       ---------
  Total equity                              40,604       4,300             -          44,904
                                         ---------    --------       -------       ---------
                                         $ 442,518    $ 50,104       $     -       $ 492,622
                                         =========    ========       =======       =========

                         ABC BANCORP AND SUBSIDIARIES
                         AND SOUTHLAND BANCORPORATION
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of Southland) of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements.


                                YEAR ENDED DECEMBER 31, 1995       YEAR ENDED DECEMBER 31, 1994       YEAR ENDED DECEMBER 31, 1993
                              ---------------------------------  ---------------------------------  -------------------------------
                                 ABC                  PRO FORMA                          PRO FORMA                         PRO FORMA
                               SOUTHLAND   CENTRAL     COMBINED     ABC       CENTRAL     COMBINED     ABC       CENTRAL    COMBINED
                               COMBINED   HISTORICAL   (NOTE A)  HISTORICAL  HISTORICAL   (NOTE A)  HISTORICAL  HISTORICAL  (NOTE A)
                              ----------  ----------  ---------  ----------  ----------  ---------  ----------  ----------  --------
INTEREST INCOME                $35,417     $4,141      $39,558    $21,328     $3,253      $24,581    $19,697     $3,118     $22,815

INTEREST EXPENSE                15,448      1,960       17,408      7,828      1,248        9,076      7,732      1,207       8,939
                               -------     ------      -------    -------     ------      -------    -------     ------     -------

  Net interest income           19,969      2,181       22,150     13,500      2,005       15,505     11,965      1,911      13,876

PROVISION FOR LOAN LOSSES          920        140        1,060        638        180          818      1,191        193       1,384
                               -------     ------      -------    -------     ------      -------    -------     ------     -------

  Net interest income after
    provision for loan losses   19,049      2,041       21,090     12,862      1,825       14,687     10,774      1,718      12,492

OTHER INCOME                     4,858        597        5,455      3,025        667        3,692      2,867        611       3,478

OTHER EXPENSE                   16,738      1,874       18,612     11,547      1,795       13,342     10,535      1,843      12,378
                               -------     ------      -------    -------     ------      -------    -------     ------     -------

  Income from continuing
    operations before
    income taxes and
    cumulative effect            7,169        764        7,933      4,340        697        5,037      3,106        486       3,592

INCOME TAXES                     2,424        265        2,689      1,240        240        1,480        814        165         979
                               -------     ------      -------    -------     ------      -------    -------     ------     -------

  Income from continuing
    operations before
    cumulative effect            4,745        499        5,244      3,100        457        3,557      2,292        321       2,613

CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                 -          -            -          -          -            -         346         -          346
                               -------     ------      -------    -------     ------      -------    -------     ------     -------
    Income from continuing
      operations               $ 4,745     $  499      $ 5,244    $ 3,100     $  457      $ 3,557    $ 2,638     $  321     $ 2,959
                               =======     ======      =======    =======     ======      =======    =======     ======     =======

INCOME PER SHARE FROM
  CONTINUING OPERATIONS                                $  1.24                            $  1.03                           $  0.98
                                                       =======                            =======                           =======


                         ABC BANCORP AND SUBSIDIARIES
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                   PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)
                                  (CONTINUED)


                                  THREE MONTHS ENDED MARCH 31,1996    THREE MONTHS ENDED MARCH 31, 1995
                                  --------------------------------   -----------------------------------
                                     ABC                  PRO FORMA      ABC                   PRO FORMA
                                  SOUTHLAND    CENTRAL     COMBINED    SOUTHLAND    CENTRAL     COMBINED
                                  COMBINED    HISTORICAL   (NOTE A)    COMBINED    HISTORICAL   (NOTE A)
                                 ---------- ----------   ---------   ----------   ----------   --------
INTEREST INCOME                   $  9,427   $  1,113     $ 10,540     $  8,347   $     914    $  9,261

INTEREST EXPENSE                     4,147        540        4,687        3,428         403       3,831
                                  --------   --------     --------     --------    --------    --------
    Net interest income              5,280        573        5,853        4,919         511       5,430

PROVISION FOR LOAN LOSSES              180          -          180          232          45         277
                                  --------   --------     --------     --------    --------    --------
    Net interest income after
      provision for loan losses      5,100        573        5,673        4,687         466       5,153

OTHER INCOME                         1,326        180        1,506        1,254         160       1,414

OTHER EXPENSE                        4,195        476        4,671        4,184         476       4,660
                                  --------   --------     --------     --------    --------    --------
    Income from continuing
      operations before
      income taxes and
      cumulative effect              2,231        277        2,508        1,757         150       1,907

INCOME TAXES                           791        105          896          631          57         688
                                  --------   --------     --------     --------    --------    --------
    Income from operations
      before cumulative effect       1,440        172        1,612        1,126          93       1,219

CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE                                 -          -            -            -           -           -
                                  --------   --------     --------     --------    --------    --------
    Income from continuing
      operations                  $  1,440   $    172     $  1,612     $  1,126    $     93    $  1,219
                                  ========   ========     ========     ========    ========    ========
INCOME PER SHARE FROM CONTINUING
    OPERATIONS                                            $    .38                             $   0.29
                                                          ========                             ========

                         ABC BANCORP AND SUBSIDIARIES
                         AND  SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated on January 1, 1993, the beginning of the earliest fiscal year presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions:

     BALANCE SHEET:

     (1) Issue of 490,619 shares of ABC common stock in exchange for 100% of the equity of Central.

     (2)  Elimination of investment in Central.


C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.







                     DEPRECIATION  AMORTIZATION
                     OF WRITE-UP    OF DEPOSIT   AMORTIZATION
     YEAR ENDING       OF BANK         BASE            OF
     DECEMBER 31,     BUILDINGS      PREMIUM       GOODWILL        TOTAL
     ------------    -----------   ------------  ------------   ----------

     1996            $  17,000    $  225,000      $  167,000     $ 409,000
     1997               17,000       225,000         167,000       409,000
     1998               17,000       225,000         167,000       409,000
     1999               17,000       225,000         167,000       409,000
     2000               17,000       225,000         167,000       409,000



     No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any taxable deductions for the above adjustments.

                          ABC BANCORP AND SUBSIDIARIES
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisition of First National) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements.


                                            ABC                      PRO FORMA
                                           FIRST                    ADJUSTMENTS
                                          NATIONAL    SOUTHLAND      (NOTES A      PRO FORMA
                                          COMBINED    HISTORICAL       AND B)      COMBINED
                                         ---------   ----------   ------------    ---------
ASSETS
- ------
  Cash and due from banks                 $ 18,973    $  2,667      $      -       $  21,640
  Federal funds sold                        24,635           -        (5,793)(1)      18,842
  Investment securities                     68,248      25,180             -          93,428
  Loans, net                               253,892      74,880             -         328,772
  Premises and equipment                     8,685       2,544           500 (2)      11,729
  Investment in Southland                        -           -        11,822 (1)
                                                                     (11,822)(2)          -
  Excess cost over fair value of assets
   acquired                                  1,996           -         2,250 (2)
                                                                       2,504 (2)       6,750
  Other assets                              13,024       2,197             -          15,221
                                         ---------    --------       -------       ---------
                                         $ 389,453    $107,468       $  (539)      $ 496,382
                                         =========    ========       =======       =========

LIABILITIES AND EQUITY
- ----------------------
  Deposits                               $ 341,248    $ 87,865       $     -       $ 429,113
  Other liabilities                          8,037       1,027             -           9,064
  Long-term debt                                 -      12,008             -          12,008
                                         ---------    --------       -------       ---------
  Total liabilities                        349,285     100,900             -         450,185
                                         ---------    --------       -------       ---------

 EQUITY
 ------
  Common stock                               4,287           -           396 (1)       4,683
  Capital surplus                           21,768           -         5,633 (1)      27,401
  Retained earnings                         15,815           -             -          15,815
  Unrealized losses on securities
    available for sale, net of taxes          (147)          -                          (147)
  Treasury stock                            (1,555)          -             -          (1,555)
  Equity of Southland                            -       6,568        (6,586)(2)          -
                                         ---------    --------       -------       ---------
  Total equity                              40,168       6,568          (539)         46,197
                                         ---------    --------       -------       ---------
                                         $ 389,453    $107,468       $  (539)      $ 496,382
                                         =========    ========       =======       =========

                          ABC BANCORP AND SUBSIDIARIES
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisition of First National) of 100% of Southland after giving effect to the adjustments described in the notes to the pro forma condensed financial statements.

                                         YEAR ENDED DECEMBER 31, 1995
                              ------------------------------------------------
                                  ABC
                                 FIRST                 PRO FORMA
                               NATIONAL   SOUTHLAND   ADJUSTMENTS    PRO FORMA
                               COMBINED   HISTORICAL   (NOTE B)      COMBINED
                              ---------   ----------  -----------   ----------
INTEREST INCOME                $ 30,748    $  9,033    $  (319)(4)   $ 39,462
  INTEREST EXPENSE               12,566       4,775          -         17,341
                               --------    --------    -------       --------
     Net interest income         18,182       4,258       (319)        22,121
  PROVISION FOR LOAN LOSSES       1,033          72          -          1,105
                               --------    --------    -------       --------
     Net interest income         17,149       4,186       (319)        21,016
      after provision for
      loan losses
OTHER INCOME                      3,800       1,582          -          5,382

OTHER EXPENSE                    13,801       4,101        409 (3)     18,311
                               --------    --------    -------       --------
     Income from continuing
      operations before
         income taxes             7,148       1,667       (728)         8,087
INCOME TAXES                      2,195         643       (108)(5)      2,730
                               --------    --------    -------       --------
     Income from continuing
      operations               $  4,953    $  1,024    $  (620)      $  5,357
                               ========    ========    =======       ========
INCOME PER SHARE FROM
 CONTINUING OPERATIONS                                               $   1.21
                                                                     ========

                                       THREE MONTHS ENDED MARCH 31, 1996
                              ------------------------------------------------
                               ABC/FIRST               PRO FORMA
                               NATIONAL   SOUTHLAND   ADJUSTMENTS    PRO FORMA
                               COMBINED   HISTORICAL    (NOTE B)     COMBINED
                              ---------   ----------  -----------   ----------

INTEREST INCOME                $  8,122    $  2,456   $    (80)(4)   $ 10,498
  INTEREST EXPENSE                3,479       1,206         -           4,685
                               --------    --------    -------       --------
     Net interest income          4,643       1,250        (80)         5,813
  PROVISION FOR LOAN LOSSes         230          -         -              230
                               --------    --------    -------       --------

     Net interest income          4,413       1,250        (80)         5,583
      after provision for
      loan losses
  OTHER INCOME                    1,050         399        -            1,449

OTHER EXPENSE                     3,414       1,076        102 (3)      4,592
                               --------    --------    -------       --------
     Income from continuing
      operations before
         income taxes             2,049         573       (182)         2,440
INCOME TAXES                        681         213        (27)(5)        867
                               --------    --------    -------       --------
     Income from continuing
      operations               $  1,368    $    360    $  (155)      $  1,573
                               ========    ========    =======       ========

INCOME PER SHARE FROM
 CONTINUING OPERATIONS                                               $    .35
                                                                     ========


                          ABC BANCORP AND SUBSIDIARIES
                    AND FIRST NATIONAL FINANCIAL CORPORATION
                     COMBINED WITH SOUTHLAND BANCORPORATION
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated at the beginning of each period presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions:

     BALANCE SHEET:

     (1) Payment of $5,793,000 in cash (representing 49% of total consideration) and issue of 396,398 of ABC common in exchange for 100% of the equity of Southland for a total consideration of $11,822,000.

     (2) Elimination of investment in Southland and allocation of purchase price as follows:

          (a) Write-up of land and buildings to approximate market value.

          (b) $2,250,000, representing approximately 50% of the excess of purchase price over the fair value of net assets acquired, has been tentatively allocated as a premium paid for the customer deposit base. The allocation is subject to a statistical study to determine the ultimate customer deposit base premium. For purposes of the pro forma financial statements, the premium is being amortized over a period of 10 years.

          (c) The remainder of the excess of purchase price over the fair value of net assets acquired amounting to $2,504,000 has been considered to be goodwill and is being amortized over a period of 15 years.

     STATEMENTS OF INCOME:

     (3) Pro forma adjustments to income resulting from the allocation of the purchase price of Southland as follows:

          (a) Depreciation of the write-up of buildings using the straight-line method over the estimated average remaining life of 30 years.

          (b) Amortization of the customer deposit base premium using the straight-line method over a period of 10 years.

          (c) Amortization of goodwill using the straight-line method over a period of 15 years.

     (4) Loss of interest on Federal funds sold used to fund the acquisition using an average rate of 5.5%.

     (5) Tax effect of pro forma adjustments for reduction in interest income using a tax rate of 34%.

C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.






                     DEPRECIATION  AMORTIZATION
                     OF WRITE-UP    OF DEPOSIT   AMORTIZATION
     YEAR ENDING       OF BANK         BASE            OF
     DECEMBER 31,     BUILDINGS      PREMIUM       GOODWILL        TOTAL
     ------------    -----------   ------------  ------------   ----------

     1996            $  17,000    $  225,000      $  167,000     $ 409,000
     1997               17,000       225,000         167,000       409,000
     1998               17,000       225,000         167,000       409,000
     1999               17,000       225,000         167,000       409,000
     2000               17,000       225,000         167,000       409,000




     No tax effects relating to the purchase adjustments have been recorded because the Company is acquiring the stock of Southland and will not be allowed any taxable deductions for the above adjustments.

                         ABC BANCORP AND SUBSIDIARIES,
                      FIRST NATIONAL FINANCIAL CORPORATION
                          AND SOUTHLAND BANCORPORATION
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                       PRO FORMA CONDENSED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


          The following unaudited pro forma condensed balance sheet as of March 31, 1996 has been prepared to reflect the acquisition by ABC (after the proposed acquisitions of First National and Southland) of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements.

                                            ABC
                                           FIRST                    PRO FORMA
                                          NATIONAL                  ADJUSTMENTS
                                         SOUTHLAND     CENTRAL       (NOTES A     PRO FORMA
                                         COMBINED    HISTORICAL       AND B)      COMBINED
                                         ---------   ----------   ------------    ---------
ASSETS
- ------
  Cash and due from banks                 $ 21,640    $  2,142      $      -       $  23,782
  Federal funds sold                        18,842           -             -          18,842
  Investment securities                     93,428      10,862             -         104,290
  Loans, net                               328,772      34.988             -         363,760
  Premises and equipment                    11,729       1,074             -          12,803
  Investment in Central                          -           -         4,300 (1)
                                                                      (4,300)(2)          -
  Excess cost over fair value of assets
   acquired                                  6,750           -            -            6,750
  Other assets                              15,221       1,038             -          16,259
                                         ---------    --------       -------       ---------
                                         $ 496,382    $ 50,104       $     -       $ 546,486
                                         =========    ========       =======       =========

LIABILITIES AND EQUITY
- ----------------------
  Deposits                               $ 429,113    $ 44,724             -       $ 473,837
  Other liabilities                          9,064       1,080             -          10,144
  Long-termerm debt                         12,008           -             -          12,008
                                         ---------    --------       -------       ---------
  Total liabilities                        450,185      45,804             -         495,989
                                         ---------    --------       -------       ---------

 EQUITY
 ------
  Common stock                               4,683           -           491 (1)       5,174
  Capital surplus                           27,401           -         3,828 (1)      31,229
  Retained earnings                         15,815           -             -          15,815
  Unrealized losses on securities
    available for sale, net of taxes          (147)          -           (19)(1)        (166)
  Treasury stock                            (1,555)          -             -          (1,555)
  Equity of Central                              -       4,300        (4,300)(2)          -
                                         ---------    --------       -------       ---------
  Total equity                              46,197       4,300             -          50,497
                                         ---------    --------       -------       ---------
                                         $ 496,382    $ 50,104       $     -       $ 546,486
                                         =========    ========       =======       =========

                         ABC BANCORP AND SUBSIDIARIES,
                      FIRST NATIONAL FINANCIAL CORPORATION
                          AND SOUTHLAND BANCORPORATION
                     COMBINED WITH CENTRAL BANKSHARES, INC.
                    PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)


          The following unaudited pro forma condensed statements of income have been prepared to reflect the acquisition by ABC (after the proposed acquisitions of First National and Southland) of 100% of Central after giving effect to the adjustments described in the notes to the pro forma condensed financial statements.

                                YEAR ENDED DECEMBER 31, 1995       YEAR ENDED DECEMBER 31, 1994       YEAR ENDED DECEMBER 31, 1993
                              ---------------------------------  ---------------------------------  -------------------------------
                                  ABC
                                 FIRST                               ABC                               ABC
                               NATIONAL               PRO FORMA     FIRST                PRO FORMA    FIRST                PRO FORMA
                               SOUTHLAND    CENTRAL     COMBINED   NATIONAL    CENTRAL     COMBINED   NATIONAL    CENTRAL   COMBINED
                               COMBINED   HISTORICAL   (NOTE A)   COMBINED   HISTORICAL   (NOTE A)   COMBINED   HISTORICAL  (NOTE A)
                              ----------  ----------  ---------  ----------  ----------  ---------  ----------  ----------  --------
INTEREST INCOME                $39,462     $4,141      $43,603    $24,490     $3,253      $27,743    $22,207     $3,118     $25,325

INTEREST EXPENSE                17,341      1,960       19,301      9,266      1,248       10,514      8,909      1,207      10,116
                               -------     ------      -------    -------     ------      -------    -------     ------     -------

  Net interest income           22,121      2,181       24,302     15,224      2,005       17,229     13,298      1,911      15,209

PROVISION FOR LOAN LOSSES        1,105        140        1,245        758        180          938      1,319        193       1,512
                               -------     ------      -------    -------     ------      -------    -------     ------     -------

  Net interest income after
    provision for loan losses   21,016      2,041       23,057     14,466      1,825       16,291     11,979      1,718      13,697

OTHER INCOME                     5,382        597        5,979      3,380        667        4,047      3,156        611       3,767

OTHER EXPENSE                   18,311      1,874       20,185     12,967      1,795       14,762     11,791      1,843      13,634
                               -------     ------      -------    -------     ------      -------    -------     ------     -------
  Income from continuing
    operations before
    income taxes and
    cumulative effect            8,087        764        8,851      4,879        697        5,576      3,344        486       3,830

INCOME TAXES                     2,730        265        2,995      1,463        240        1,703        814        165         979
                               -------     ------      -------    -------     ------      -------    -------     ------     -------
  Income from continuing
    operations before
    cumulative effect            5,357        499        5,856      3,416        457        3,873      2,530        321       2,851

CUMULATIVE EFFECT OF
  ACCOUNTING CHANGE                 -          -            -          -          -            -         346         -          346

    Income from continuing
      operations               $ 5,357     $  499      $ 5,856    $ 3,416     $  457      $ 3,873    $ 2,876     $  321     $ 3,197
                               =======     ======      =======    =======     ======      =======    =======     ======     =======

INCOME PER SHARE FROM
  CONTINUING OPERATIONS                                $  1.19                            $  0.94                           $  0.86
                                                       =======                            =======                           =======


                         ABC BANCORP AND SUBSIDIARIES,
                     FIRST NATIONAL FINANCIAL CORPORATION
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
                   PRO FORMA CONDENSED STATEMENTS OF INCOME
                                  (UNAUDITED)
                            (DOLLARS IN THOUSANDS)
                                  (CONTINUED)


                                  THREE MONTHS ENDED MARCH 31,1996    THREE MONTHS ENDED MARCH 31, 1995
                                  --------------------------------   -----------------------------------
                                 ABC/FIRST                            ABC/FIRST
                                 NATIONAL/                PRO FORMA   NATIONAL/                PRO FORMA
                                 SOUTHLAND     CENTRAL     COMBINED   SOUTHLAND     CENTRAL     COMBINED
                                 COMBINED    HISTORICAL    (NOTE A)   COMBINED     HISTORICAL   (NOTE A)
                                 ---------- ----------   ---------   ----------   ----------   --------
INTEREST INCOME                   $ 10,498   $  1,113     $ 11,611     $  9,285   $     914    $ 10,199

INTEREST EXPENSE                     4,685        540        5,225        3,821         403       4,224
                                  --------   --------     --------     --------    --------    --------
    Net interest income              5,813        573        6,386        5,464         511       5,975

PROVISION FOR LOAN LOSSES              230          -          230          257          45         302
                                  --------   --------     --------     --------    --------    --------
    Net interest income after
    provision for loan losses        5,583        573        6,156        5,207         466       5,673

OTHER INCOME                         1,449        180        1,629        1,339         160       1,499

OTHER EXPENSE                        4,592        476        5,068        4,575         476       5,051
                                  --------   --------     --------     --------    --------    --------
    Income from continuing
      operations before
      income taxes and
      cumulative effect              2,440        277        2,717        1,971         150       2,121

INCOME TAXES                           867        105          972          712          57         769
                                  --------   --------     --------     --------    --------    --------
    Income from operations
      before cumulative
      effect                         1,573        172        1,745        1,259          93       1,352

CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE                                 -          -            -            -           -           -
                                  --------   --------     --------     --------    --------    --------
    Income from continuing
      operations                  $  1,573   $    172     $  1,745     $  1,259    $     93    $  1,352
                                  ========   ========     ========     ========    ========    ========
INCOME PER SHARE FRO CONTINUING
    OPERATIONS                                            $    .35                             $   0.27
                                                          ========                             ========



                         ABC BANCORP AND SUBSIDIARIES,
                     FIRST NATIONAL FINANCIAL CORPORATION
                         AND SOUTHLAND BANCORPORATION
                    COMBINED WITH CENTRAL BANKSHARES, INC.
               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)



A. The pro forma condensed balance sheet has been prepared assuming the transaction was consummated on March 31, 1996. The pro forma condensed statements of income have been prepared assuming the transaction was consummated on January 1, 1993, the beginning of the earliest fiscal year presented.

B. The following pro forma adjustments have been applied to give effect to the proposed transactions:

    BALANCE SHEET:

    (1) Issue of 490,619 shares of ABC common stock in exchange for 100% of the equity in Central.

    (2)  Elimination of investment in Central.


C. The following is the effect of the purchase adjustments described in Note B(3) of Notes to the Pro Forma Condensed Financial Statements of ABC Bancorp and Subsidiaries Combined with Southland Bancorporation.






                     DEPRECIATION  AMORTIZATION
                     OF WRITE-UP    OF DEPOSIT   AMORTIZATION
     YEAR ENDING       OF BANK         BASE            OF
     DECEMBER 31,     BUILDINGS      PREMIUM       GOODWILL        TOTAL
     ------------    -----------   ------------  ------------   ----------

     1996            $  17,000    $  225,000      $  167,000     $ 409,000
     1997               17,000       225,000         167,000       409,000
     1998               17,000       225,000         167,000       409,000
     1999               17,000       225,000         167,000       409,000
     2000               17,000       225,000         167,000       409,000



     No tax effects relating to the purchase adjustment have been recorded because the Company is acquiring the stock of Southland and will not be allowed any taxable deductions for the above adjustments.

                          ABC BANCORP AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                     ASSETS                        MAR 31, 1996  DEC 31, 1995
- -------------------------------------------------  ------------  ------------
Cash and due from banks                                $ 16,855      $ 23,612
Securities available for sale, at fair value             46,618        39,991
Securities held to maturity, at cost                     10,298        10,269
(fair value $10,479 and $10,462, respectively)
Federal funds sold                                       21,535        41,025
Loans                                                   223,305       214,251
Less allowance for loan losses                            4,428         4,272
                                                       --------      --------
          Loans, net                                    218,877       209,979
                                                       --------      --------
Premises and equipment, net                               7,222         6,942
Other assets                                             14,184         9,687
                                                       --------      --------
                                                       $335,589      $341,505
                                                       ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
- -------------------------------------------------
Deposits
     Noninterest-bearing demand                        $ 45,125      $ 58,430
     Interest-bearing demand                             74,410        71,833
     Savings                                             24,075        22,318
     Time, $100,000 and over                             38,653        37,773
     Other time                                         111,122       110,634
                                                       --------      --------
          Total deposits                                293,385       300,988
Securities sold under repurchase agreements and
  other borrowing                                           529         3,487
Other time                                                7,100         3,095
                                                       --------      --------
          Total liabilities                             301,014       307,570
                                                       --------      --------
Stockholders' equity
     Common stock, par value $1;
       10,000,000 shares authorized,
       3,597,074 shares issued                            3,597         3,597
     Capital surplus                                     16,826        16,826
     Retained earnings                                   15,815        14,918
     Unrealized gains (losses) on securities
      available for sale, net of taxes                     (108)          149
                                                       --------      --------
                                                         36,130        35,490
     Less cost of 217,882 shares acquired for
      the treasury                                       (1,555)       (1,555)
                                                        --------      --------
          Total stockholders' equity                     34,575        33,935
                                                       --------      --------
                                                       $335,589      $341,505
                                                       ========      ========

See Notes to Consolidated Financial Statements.

                          ABC BANCORP AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                        1996        1995
                                                     ----------  ----------
Interest income
     Interest and fees on loans                      $    5,872  $    5,176
     Interest on taxable securities                         668         516
     Interest on nontaxable securities                      134         133
     Interest on deposits in other banks                      0          18
     Interest on Federal funds sold                         377         314
                                                     ----------  ----------
                                                          7,051       6,157
                                                     ----------  ----------
Interest expense
     Interest on deposits                                 2,910       2,291
     Interest on securities sold under repurchase
        agreements and other borrowings                      31          57
                                                     ----------  ----------
                                                          2,941       2,348
                                                     ----------  ----------
     Net interest income                                  4,110       3,809
Provision for loan losses                                   180         180
                                                     ----------  ----------
     Net interest income after provision for
        loan losses                                       3,930       3,629
                                                     ----------  ----------
Other income
     Service charges on deposit accounts                    668         602
     Other service charges, commissions and fees            233         229
     Other                                                   26          55
                                                     ----------  ----------
     Total other income                                     927         886
                                                     ----------  ----------
Other expense
     Salaries and employee benefits                       1,670       1,519
     Equipment expense                                      270         278
     Occupancy expense                                      207         231
     Amortization of intangible assets                       79          79
     Data processing fees                                   346         337
     Directors fees                                          49          47
     FDIC premiums                                            3         145
     Other operating expenses                               393         364
                                                     ----------  ----------
     Total other expenses                                 3,017       3,000
                                                     ----------  ----------
          Income before income taxes                      1,840       1,515
Applicable income taxes                                     605         487
                                                     ----------  ----------
     Net income                                      $    1,235  $    1,028
                                                     ==========  ==========
Income per common share                                   $0.37       $0.31
                                                     ==========  ==========
Average shares outstanding                            3,379,192   3,352,525
                                                     ==========  ==========

                          ABC BANCORP AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                         1996         1995
                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                            $   1,235    $   1,028
                                                        ---------    ---------
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation                                             227          199
     Provision for loan losses                                180          180
     Amortization of intangible assets                         79           67
     Other prepaids, deferrals and accruals, net             (547)        (941)
                                                        ---------    ---------
       Total adjustments                                      (61)        (495)
                                                        ---------    ---------
       Net cash provided by (used in)
       operating activities                                 1,174          533
                                                        ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from maturities of securities held for
     investment                                             6,145        3,928
  Purchase of securities available for sale               (12,561)      (3,607)
  Purchase of securities held for investment                 (500)          --
  (Increase) decrease in Federal funds sold                19,490       (1,663)
  (Increase) decrease in loans                             (9,153)      (3,510)
  Purchase of premises and equipment                         (483)        (217)
                                                        ---------    ---------
       Net cash provided by (used in) investing
          activities                                        2,938       (5,069)
                                                        ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in deposits                      (8,613)         (20)
  Net increase (decrease) in repurchase agreements         (2,694)      (1,198)
  Increase (decrease) of long-term debt                        --        2,000
  Dividends paid                                             (338)        (230)
                                                        ---------    ---------
       Net cash provided by (used in) financing
          activities                                      (11,645)         543
                                                        ---------    ---------
Net increase (decrease) in cash and due from Banks       ($ 7,533)    ($ 3,993)
Cash and due from banks at beginning of year               24,388       20,495
                                                        ---------    ---------
Cash and due from banks at end of quarter               $  16,855    $  16,502
                                                        =========    =========

See Notes to Consolidated Financial Statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of ABC Bancorp and subsidiaries ("the Company") conform to generally accepted accounting principles and to general practices within the banking industry. The interim consolidated financial statements included herein are unaudited, but reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the consolidated financial position and results of operations for the interim periods presented. All adjustments reflected in the interim financial statements are of normal, recurring nature. Such financial statements should be read in conjunction with the financial statements and notes thereto and the report of independent auditors included in the Company's Form 10-K Annual Report for the year ended December 31, 1995. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

NOTE 2.  STOCKHOLDERS' EQUITY

As of July 17, 1995, a 4-for-3 stock split in the form of a Common Stock dividend on the outstanding shares of the Company's Common Stock became effective. Fractional shares were paid in cash. All per share information reflects retroactively this stock split.

                        INDEPENDENT AUDITOR'S REPORT

- -----------------------------------------------------------------------------

To the Board of Directors
ABC Bancorp
Moultrie, Georgia





      We have audited the accompanying consolidated balance sheets of ABC BANCORP AND SUBSIDIARIES as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ABC Bancorp and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


       As discussed in Note 1 to the consolidated financial statements, effective January 1, 1993, the Company changed its method of accounting for income taxes.



                                       /s/ Mauldin & Jenkins
                                       ------------------------

Albany, Georgia
January 24, 1996

                         ABC BANCORP AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1994
                            (Dollars in Thousands)

- ----------------------------------------------------------------------

ASSETS                                  1995              1994
- ------                                --------          --------
Cash and due from banks               $ 23,612          $ 20,089
Federal funds sold                      41,025            21,902
Securities available for sale,
at fair value (Note 2)                  39,991             1,910
Securities held to maturity,
  at cost (fair value $10,462
  and $43,024) (Note 2)                 10,269            44,595

Loans (Note 3)                         214,251           192,124
Less allowance for loan losses           4,272             3,757
                                      ---------         ---------
      Loans, net                       209,979           188,367
                                      ---------         ---------

Premises and equipment, net (Note 4)     6,942             7,171
Other assets                             9,687             8,765
                                      ---------         ---------
                                      $341,505          $292,799
                                      =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
- ------------------------------------
Deposits
  Noninterest-bearing demand          $ 58,430          $ 48,450
  Interest-bearing demand               71,833            63,262
  Savings                               22,318            23,644
  Time, $100,000 and over               37,773            27,291
  Other time                           110,634            94,222
                                      --------          ---------
      Total deposits                   300,988           256,869
Securities sold under repurchase
   agreements                            1,887             2,338
Other short-term borrowings              1,600               -
Other liabilities                        3,095             3,142
                                      ---------          --------
      Total liabilities                307,570           262,349
                                      ---------          --------

COMMITMENTS AND CONTINGENT LIABILITIES (Note 8)

STOCKHOLDERS' EQUITY (Note 10)
  Common stock, par value $1;
    10,000,000 shares authorized,
    3,597,074  and 2,697,987 shares
    issued, respectively                 3,597             2,698
  Capital surplus                       16,826            17,728
  Retained earnings                     14,918            11,753
  Unrealized gains (losses) on
    securities available for sale, net
    of taxes                               149               (49)
                                       --------         ---------
                                        35,490            32,130

  Less cost of shares acquired for the
    treasury, 217,882 and 183,412
 shares, respectively                   (1,555)           (1,680)
                                      ---------          ---------
      Total stockholders' equity        33,935            30,450
                                      ---------          ---------
                                     $ 341,505          $292,799
                                      ==========        ==========

See Notes to Consolidated Financial Statements.

                         ABC BANCORP AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                            (Dollars in Thousands)

- ----------------------------------------------------------------------------

                                         1995       1994       1993
                                      --------    --------   --------
INTEREST INCOME
  Interest and fees on loans          $ 22,647    $ 18,017   $ 16,278
  Interest on taxable securities         2,271       1,863      1,892
  Interest on nontaxable securities        551         610        597
  Interest on deposits in other banks       65         105
  Interest on Federal funds sold         1,234         773        825
                                      --------    --------   --------
                                        26,703      21,328     19,697
                                      --------    --------   --------

INTEREST EXPENSE
  Interest on deposits                  10,371       7,603      7,476
  Interest on securities sold
    under repurchase agreements             77          68         18
  Interest on other borrowings             225         157        238
                                      --------    --------   --------
                                        10,673       7,828      7,732
                                      --------    --------   --------
        Net interest income             16,030      13,500     11,965
PROVISION FOR LOAN LOSSES (Note 3)         848         638      1,191
                                      --------    --------   --------
        Net interest income
          after provision for
          loan losses                   15,182      12,862     10,774
                                      --------    --------   --------

OTHER INCOME
  Service charges on deposit
    accounts                             2,595       2,456      2,299
  Other service charges,
    commissions and fees                   301         224        230
  Other                                    380         345        338
                                      --------    --------   --------
                                         3,276       3,025      2,867
                                      --------    --------   --------

OTHER EXPENSES
  Salaries and employee benefits
    (Note 5)                             6,210       5,711      5,238
  Equipment expense                      1,074       1,091        723
  Occupancy expense                        756         663        844
  Amortization of intangible assets        268         268        279
  Data processing fees                     372         448        290
  Directors fees                           314         291        270
  FDIC premiums                            301         559        551
  Other operating expenses (Note 6)      2,933       2,516      2,340
                                      --------    --------   --------
                                        12,228      11,547     10,535
                                      --------    --------   --------

                         ABC BANCORP AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                            (Dollars in Thousands)

- -------------------------------------------------------------------------------

                                          1995         1994       1993
                                        --------     -------    -------
       Income before income taxes
         and cumulative effect of
         accounting change              $  6,230     $ 4,340    $ 3,106

APPLICABLE INCOME TAXES (Note 7)           1,889       1,240        814
                                        ---------    -------    -------

       Income before cumulative
         effect of accounting change       4,341       3,100      2,292


CUMULATIVE EFFECT OF CHANGE IN METHOD
  OF ACCOUNTING FOR INCOME TAXES            -            -          346
                                       ---------   ---------   --------

       Net income                      $   4,341   $   3,100   $  2,638
                                       =========   =========   ========

INCOME PER COMMON SHARE:
  Income before cumulative effect
    of accounting change               $    1.29   $    1.05   $   0.91

  Cumulative effect of accounting
    change                                  -             -        0.13
                                       ---------   ---------   --------
         Net income (Note 1)           $    1.29   $    1.05   $   1.04
                                       =========   =========   ========


See Notes to Consolidated Financial Statements.

                         ABC BANCORP AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                            (Dollars in Thousands)

- -------------------------------------------------------------------------------

                                                    COMMON STOCK
                                                 --------------------   CAPITAL    RETAINED
                                                   SHARES   PAR VALUE   SURPLUS    EARNINGS
                                                 ---------  ---------   -------    --------
BALANCE, DECEMBER 31, 1992                       1,950,487    $1,950    $10,152    $ 7,571
  Net income                                                                         2,638
  Cash dividends paid, $.29 per share                                                 (672)
  Purchase of 143,024 shares of treasury
    stock                                               -         -          -          -
                                                 ---------    ------    -------    -------
BALANCE, DECEMBER 31, 1993                       1,950,487     1,950     10,152      9,537
  Net income                                            -         -          -       3,100
  Cash dividends declared, $.29 per share               -         -          -        (884)
  Proceeds from sale of stock, net of stock
    offering expense                               747,500       748      7,576         -
  Net change in unrealized losses on
    securities available for sale, net of taxes         -         -          -          -
                                                 ---------    ------    -------    -------
BALANCE, DECEMBER 31, 1994                       2,697,987     2,698     17,728     11,753
  Net income                                            -         -          -       4,341
  Cash dividends declared, $.35 per share               -         -          -      (1,176)
  Four-for-three common stock split                899,087       899       (899)        -
  Purchase of fractional shares                         -         -          (3)        -
  Stock issued under stock option purchase plan         -         -          -          -
  Net change in unrealized gains on
    securities available for sale, net of taxes         -         -          -          -
                                                 ---------    ------    -------    -------
BALANCE, DECEMBER 31, 1995                       3,597,074    $3,597    $16,826    $14,918
                                                 =========    ======    =======    =======

See Notes to Consolidated Financial Statements.


  UNREALIZED
GAINS (LOSSES)
ON SECURITIES
  AVAILABLE        TREASURY STOCK
  FOR SALE,      --------------------
NET OF TAXES      SHARES       COST      TOTAL
- --------------   --------   ---------   -------
   $    -         40,388     $  (268)   $19,405
        -             -           -       2,638
        -             -           -        (672)
        -        143,024      (1,412)    (1,412)
   -------       -------     -------    -------
        -        183,412      (1,680)    19,959
        -             -           -       3,100
        -             -           -        (884)

        -             -           -       8,324

       (49)           -           -         (49)
   -------       -------     -------    -------
       (49)      183,412      (1,680)    30,450
        -             -           -       4,341
        -             -           -      (1,176)
        -         61,137          -          -
        -             -           -          (3)
        -        (26,667)        125        125
       198            -           -         198
   -------       -------     -------    -------
   $   149       217,882     $(1,555)   $33,935
   =======       =======     =======    =======

                         ABC BANCORP AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                            (Dollars in Thousands)

- -------------------------------------------------------------------------------

                                                                1995         1994          1993
                                                              --------     --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                  $  4,341     $  3,100     $  2,638
  Adjustments to reconcile net income to net cash
      provided by operating activities:
    Depreciation and amortization                                  936          809          638
    Amortization of intangible assets                              268          268          279
    Provision for loan losses                                      848          638        1,191
    Provision for deferred taxes                                  (160)         (22)        (170)
    Write-downs of other real estate owned                          -            53           -
    (Increase) decrease in interest receivable                    (775)        (804)         100
    Increase (decrease) in interest payable                        190          104          (90)
    Increase (decrease) in taxes payable                           (29)         184           76
    Other prepaids, deferrals and accruals, net                   (653)         798         (178)
                                                              --------     --------     --------
      Total adjustments                                            625        2,028        1,846
                                                              --------     --------     --------
      Net cash provided by operating activities                  4,966        5,128        4,484
                                                              --------     --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Decrease in interest-bearing deposits in banks                    -         1,257          100
  Purchases of securities available for sale                   (21,690)      (1,664)          -
  Purchases of securities held to maturity                      (1,654)      (7,524)     (24,502)
  Proceeds from maturities of securities available for sale      4,086           -            -
  Proceeds from maturities of securities held to maturity       15,778        8,531       13,587
  (Increase) decrease in Federal funds sold                    (19,123)       9,673        9,565
  Increase in loans, net                                       (22,460)     (30,829)     (12,435)
  Purchase of premises and equipment                              (717)      (2,303)        (382)
  Proceeds from the sale of premises and equipment                  24           22           26
                                                              --------     --------     --------
      Net cash used in investing activities                    (45,756)     (22,837)     (14,041)
                                                              --------     --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in deposits                                          44,119       18,644        3,755
  Increase (decrease) in repurchase agreements                    (451)        (842)       3,117
  Proceeds from other borrowings                                 1,600           -         1,412
  Repayment of long-term debt                                       -        (4,677)         (15)
  Dividends paid                                                (1,077)        (645)        (672)
  Proceeds from stock offering, net                                 -         8,324           -
  Proceeds from exercise of stock options                          125           -            -
  Purchase of fractional shares                                     (3)          -            -
  Purchase of shares of stock for the treasury                      -            -        (1,412)
                                                              --------     --------     --------
      Net cash provided by financing activities                 44,313       20,804        6,185
                                                              --------     --------     --------


                         ABC BANCORP AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                            (Dollars in Thousands)

- -------------------------------------------------------------------------------


                                                       1995       1994       1993
                                                      -------    -------    -------
Net increase (decrease) in cash and due from banks    $ 3,523    $ 3,095    $(3,372)

Cash and due from banks at beginning of year           20,089     16,994     20,366
                                                      -------    -------    -------
Cash and due from banks at end of year                $23,612    $20,089    $16,994
                                                      =======    =======    =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
  Cash paid during the year for:
    Interest                                          $10,483    $ 7,724    $ 7,822

    Income taxes                                      $ 2,078    $ 1,078    $   562

NONCASH TRANSACTIONS
  Net change in unrealized gains (losses)
    on securities available for sale                  $   289    $   (54)   $    -

  Property transferred from premises and equipment
    to other real estate owned                        $    -     $   103    $    -

  Dividends declared                                  $   338    $   239    $    -

See Notes to Consolidated Financial Statements.

                         ABC BANCORP AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BASIS OF FINANCIAL STATEMENT PRESENTATION

          ABC Bancorp, headquartered in Moultrie, Georgia, is the holding company (the "Company") for five community banks ("the Banks") located in the south Georgia cities of Moultrie, Quitman, Tifton, Cairo and Thomasville. The Banks operate 11 banking offices and two drive-through facilities within ABC Bancorp's market area. Through its Banks, ABC Bancorp operates a full service banking business and offers a broad range of retail and commercial banking services to its customers. The Company and the Banks are subject to the regulations of certain Federal and state agencies and are periodically examined by those regulatory agencies.

          The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

          The principles which significantly affect the determination of financial position, results of operations and cash flows are summarized below.

        CASH AND CASH EQUIVALENTS

          For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Banks, deposits, interest-bearing deposits and Federal funds purchased and sold are reported net.

          The Company maintains amounts due from banks which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        SECURITIES AVAILABLE FOR SALE

          Securities classified as available for sale are those debt securities that the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

        SECURITIES HELD TO MATURITY

          Securities classified as held to maturity are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives. The sale of a security within three months of its maturity date or after collection of at least 85 percent of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.

          A decline in the fair value below cost of any available for sale or held to maturity security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        LOANS AND INTEREST INCOME

          Loans are stated at principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to income based on the principal amount outstanding at the respective rate of interest except for add-on interest on certain instalment loans for which interest is recognized on the sum-of-the-months method.

          Accrual of interest income is discontinued on loans when, in the opinion of management, collection of such interest income becomes doubtful. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current interest income. Accrual of interest on such loans is resumed when, in management's judgment, the collection of interest and principal becomes probable.

          Fees on loans and costs incurred in origination of loans are recognized at the time the loan is placed on the books. Because loan fees are not significant and the majority of loans have maturities of one year or less, the results on operations are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with generally accepted accounting principles.

          The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans that may become uncollectible, based on evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. Certain estimates are susceptible to change in the near term. Such estimates include the creditworthiness of significant borrowers and the collateral value of delinquent loans. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        LOANS AND INTEREST INCOME (CONTINUED)

          Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Accrual of interest on an impaired loan is discontinued when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Cash collections on impaired loans are credited to the loans receivable balance, and no interest income is recognized on those loans until the principal balance has been collected.

        PREMISES AND EQUIPMENT

          Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the following estimated useful lives:

                                              Years
                                              -----
              Buildings and improvements      15-40

              Furniture and equipment          5-7

        OTHER REAL ESTATE OWNED

          Other real estate owned (OREO) represents properties acquired through foreclosure or other proceedings. OREO is held for sale and is recorded at the lower of the recorded amount of the loan or fair value of the properties less estimated costs of disposal. Any write-down to fair value at the time of transfer to OREO is charged to the allowance for loan losses. Property is evaluated regularly to ensure the recorded amount is supported by its current fair value and valuation allowances to reduce the carrying amount to fair value less estimated costs to dispose are recorded as necessary. Subsequent decreases in fair value and increases in fair value, up to the value established at foreclosure, are recognized as charges or credits to noninterest expense. OREO is reported net of allowance for losses in the Company's financial statements.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        INTANGIBLE ASSETS

          Intangible assets, arising from excess of purchase price over net assets acquired of purchased banks, are being amortized on the straight-line method over various periods not exceeding 25 years.

        INCOME TAXES

          The Company and its subsidiaries file a consolidated income tax return. Each subsidiary provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

          As of January 1, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". SFAS No. 109 requires a balance sheet approach to accounting for income taxes and requires that deferred tax assets and liabilities be adjusted in the period of enactment for the effect of an enacted change in tax laws or rates. The adoption of SFAS No. 109 resulted in an income tax benefit of $345,937, which has been included in the consolidated statement of income for the year ended December 31, 1993 as a cumulative effect.

          Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws on the date of enactment.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        FAIR VALUE OF FINANCIAL INSTRUMENTS

          Financial Accounting Standards Board Statement No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

          The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

            Carrying amounts approximate fair values for the following instruments:

               Cash and due from banks
               Federal funds sold
               Securities available for sale
               Variable rate loans that reprice frequently
               Credit card loans and equity line loans
               Variable rate money market accounts
               Variable rate certificates of deposit
               Short-term borrowing
               Accrued interest receivable
               Accrued interest payable

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

          Quoted market prices, where available, or if not available, based on quoted market prices of comparable instruments for securities held to maturity.

          Discounted cash flows using interest rates currently being offered on instruments with similar terms and with similar credit quality:

            All loans except variable rate loans described above
            Fixed rate certificates of deposit

          Commitments to extend credit and standby letters of credit are not recorded until such commitments are funded. The value of these commitments are the fees charged to enter into such agreements. These commitments do not represent a significant value to the Company until such commitments are funded. The Company has determined that such instruments do not have a distinguishable fair value and no fair value has been assigned to these instruments.

        EARNINGS PER SHARE

          Earnings per share are calculated on the basis of the weighted average number of shares outstanding. All per share data for prior years have been adjusted to reflect the four-for-three stock split effected in the form of a stock dividend to shareholders of record as of July 17, 1995.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 2. INVESTMENTS IN SECURITIES

        Effective January 1, 1994, the Bank adopted Financial Accounting Standards Board Statement No. 115 "Accounting for Certain Investments in Debt and Equity Securities." Upon adoption, the Company transferred $300,005 of marketable equity securities from securities held to maturity to securities available for sale. The securities available for sale were marked to fair value resulting in a net unrealized loss of $11,986 which was included in stockholders' equity at $11,986.

        Under special provisions adopted by the Financial Accounting Standards Board in October 1995, the Company transferred $20,188,243 from securities held to maturity to securities available for sale on December 31, 1995, resulting in a net unrealized gain of $94,743 which was included in stockholders' equity at $62,531 net of related taxes of $32,212.

        The amortized cost and approximate fair values of investments in securities at December 31, 1995 and 1994 were as follows:

                                                                    GROSS         GROSS
                                                     AMORTIZED    UNREALIZED    UNREALIZED       FAIR
                                                        COST         GAINS        LOSSES        VALUE
                                                     ---------    ----------    ----------     -------
                                                                     (DOLLARS IN THOUSANDS)
                                                     -------------------------------------------------
        SECURITIES AVAILABLE FOR SALE
          DECEMBER 31, 1995:
            U. S. GOVERNMENT AND AGENCY SECURITIES    $37,174        $285        $   (93)      $37,366
            MORTGAGE-BACKED SECURITIES                  2,282          69             (8)        2,343
            OTHER SECURITIES                              300          -             (18)          282
                                                      -------        ----        -------       -------
                                                      $39,756        $354        $  (119)      $39,991
                                                      =======        ====        =======       =======
          December 31, 1994:
            U. S. Government and agency securities    $ 1,664        $ -         $   (14)      $ 1,650
            Other securities                              300          -             (40)          260
                                                      -------        ----        -------       -------
                                                      $ 1,964        $ -         $   (54)      $ 1,910
                                                      =======        ====        =======       =======
        SECURITIES HELD TO MATURITY
          DECEMBER 31, 1995:
            STATE AND MUNICIPAL SECURITIES            $10,269        $258        $   (65)      $10,462
                                                      =======        ====        =======       =======
          December 31, 1994:
            U. S. Government and agency securities    $32,159        $ 19        $(1,196)      $30,982
            State and municipal securities              9,819         114           (471)        9,462
            Mortgage-backed securities                  2,617          22            (59)        2,580
                                                      -------        ----        -------       -------
                                                      $44,595        $155        $(1,726)      $43,024
                                                      =======        ====        =======       =======

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 2. INVESTMENTS IN SECURITIES (CONTINUED)

        There were no sales of securities during 1995, 1994 or 1993.

        The amortized cost and fair value of securities as of December 31, 1995 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are not included in the maturity categories in the following maturity summary.





                                                     SECURITIES AVAILABLE FOR SALE     SECURITIES HELD TO MATURITY
                                                     -----------------------------    -----------------------------
                                                      AMORTIZED            FAIR         AMORTIZED           FAIR
                                                         COST              VALUE           COST             VALUE
                                                     ----------         ----------    -------------       ---------
                                                                           (DOLLARS IN THOUSANDS)
                                                     --------------------------------------------------------------
        Due in one year or less                       $11,541            $11,566         $   727           $   724
        Due from one year to five years                25,633             25,800           2,734             2,748
        Due from five to ten years                         -                  -            5,722             5,891
        Due after ten years                                -                  -            1,086             1,099
        Mortgage-backed securities                      2,282              2,343              -                 -
        Marketable equity securities                      300                282              -                 -
                                                      -------            -------         -------           -------
                                                      $39,756            $39,991         $10,269           $10,462
                                                      =======            =======         =======           =======

        Securities with a carrying value of $33,837,773 and $28,616,565 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

        The composition of loans is summarized as follows:



                                                    DECEMBER 31,
                                               ----------------------
                                                 1995          1994
                                               --------      --------
                                               (DOLLARS IN THOUSANDS)
                                               ----------------------
        Commercial and financial               $ 23,733      $ 23,531
        Agricultural                             15,124        17,079
        Real estate - construction                1,836         1,828
        Real estate - mortgage, farmland         40,053        34,887
        Real estate - mortgage, commercial       41,438        35,242
        Real estate - mortgage, residential      52,377        44,064
        Consumer instalment loans                38,976        34,220
                                               --------      --------
        Other                                       717         1,280
                                                214,254       192,131
        Unearned discount                            (3)           (7)
        Allowance for loan losses                (4,272)       (3,757)
                                               --------      --------
                                               $209,979      $188,367
                                               ========      ========

        At December 31, 1995, executive officers and directors, and companies in which they have a 10 percent or more beneficial ownership, were indebted to the Company in the aggregate amount of $7,792,000. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Following is a summary of transactions:


                                                    DECEMBER 31,
                                               ----------------------
                                                 1995          1994
                                               --------      --------
                                               (DOLLARS IN THOUSANDS)
                                               ----------------------
        BALANCE, BEGINNING OF YEAR             $  7,234      $  8,506
          Advances                                5,030         4,670
          Repayments                             (4,715)       (4,890)
          Transactions due to changes
            in directors                            243        (1,052)
                                               --------      --------
        BALANCE, END OF YEAR                   $  7,792      $  7,234
                                               ========      ========


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        Changes in the allowance for loan losses are as follows:


                                                          December 31,
                                                   ------------------------
                                                      1995           1994
                                                   -------          -------
                                                     (Dollars in Thousands)
                                                   ------------------------
        Balance, beginning of year                 $ 3,757         $ 3,571
          Provision charged to operations              848             638
          Loans charged off                           (730)           (971)
          Recoveries                                   397             519
                                                  --------         -------
        Balance, end of year                       $ 4,272         $ 3,757

        Information with respect to impaired loans as of and for the year ended December 31, 1995 is as follows:

                                                                    (Dollars in
                                                                      Thousands)
                                                                      ---------
        Loans receivable for which there is a related allowance for
            credit losses                                             $ 1,006
        Loans receivable for which there is no related allowance for
            credit losses                                               1,253
                                                                      -------
        Total impaired loans                                          $ 2,259
                                                                      =======
        Allowance provided for impaired loans included in the
            allowance for loan losses                                 $   163
                                                                      =======
        Average balance                                               $ 3,089
                                                                      =======
        Interest income recognized                                    $   161
                                                                      =======


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        Loans on which the accrual of interest had been discontinued or reduced amounted to $3,817,699 at December 31, 1994. The reduction in interest income associated with nonaccrual and renegotiated loans for 1994 and 1993 is as follows. For 1995, nonaccrual loans have been included in the impaired loan information above.



                                                           December 31,
                                                      --------------------
                                                         1994       1993
                                                      --------    --------
                                                      (Dollars in Thousands)
                                                      ----------------------


        Income in accordance with original loan terms   $ 324      $ 201
        Income recognized                                  37          9
                                                      -------     ------
                                                        $ 287      $ 192
                                                      =======     ======

NOTE 4. PREMISES AND EQUIPMENT, NET



        Major classifications of these assets are summarized as follows:

                                                          December 31,
                                                     ----------------------
                                                       1995         1994
                                                     --------     ---------
                                                     (Dollars in Thousands)
                                                     ----------------------

        Land                                         $ 1,563      $ 1,564
        Buildings                                      5,446        5,271
        Equipment                                      5,936        6,223
        Construction in progress                         182           -
                                                     -------      -------
                                                      13,127       13,058
        Accumulated depreciation                      (6,185)      (5,887)
                                                     =======      =======
                                                     $ 6,942      $ 7,171
                                                     =======      =======



        Depreciation expense for the years ended December 31, 1995, 1994 and 1993 was $886,320, $738,562 and $462,368, respectively.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 5. EMPLOYEE BENEFIT PLANS

        The Company and all subsidiaries have adopted simplified
        employee pension plans for substantially all employees.   These
        plans are SEP-IRA defined contribution plans.   Contributions to
        these plans charged to expense during 1995, 1994 and 1993 amounted to $540,766, $499,254 and $484,870, respectively.


NOTE 6. DEFERRED COMPENSATION PLANS

        The Company and two subsidiary Banks have entered into separate deferred compensation arrangements with certain executive officers and directors. The plans call for certain amounts payable at retirement, death or disability. The estimated present value of the deferred compensation is being accrued over the remaining expected term of active employment. The Company and Banks have purchased life insurance policies which they intend to use to finance this liability. Aggregate compensation expense under the plans were $54,724, $81,295 and $83,459 for 1995, 1994 and 1993, respectively, and is included in other operating expenses.


NOTE 7. INCOME TAXES

        The total income taxes in the consolidated statements of income are as follows:



                                                December 31,
                                       ------------------------------
                                         1995       1994        1993
                                       -------    --------     ------
                                           (Dollars in Thousands)
                                       ------------------------------
        Current                        $ 2,049     $ 1,262      $ 638
        Deferred                          (160)        (22)       176
                                       -------     -------      -----
                                       $ 1,889     $ 1,240      $ 814
                                       =======     =======      =====


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 7. INCOME TAXES (Continued)

        The Company's provision for income taxes differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:



                                                                         December 31,
                                                -------------------------------------------------------------
                                                      1995                  1994                  1993
                                                -----------------    ------------------    ------------------
                                                Amount    Percent     Amount    Percent     Amount    Percent
                                                ------    -------    -------   --------    --------   -------
                                                                  (Dollars in Thousands)
                                                -------------------------------------------------------------

        Tax provision at statutory rate         $2,118      34 %      $1,475      34 %     $1,056        34 %
        Increase (decrease) resulting from:
          Tax-exempt interest                     (216)     (3)         (246)     (6)        (274)       (9)
          Amortization of excess
            cost over assets acquired               32       -            37       1           49         2
          Changes in valuation allowance
            for deferred taxes                     (72)     (1)          (50)     (1)           -         -
          Other                                     27       -            24       1          (17)       (1)
                                                ------    -----       ------    -----      -------     -----
        Provision for  income taxes             $1,889      30 %      $1,240      29 %     $  814        26 %
                                                ======    ======      ======    =====      ======       =====


        Net deferred income tax assets of $486,260 and $411,710 at December 31, 1995 and 1994, respectively, are included in other assets. The components of deferred income taxes are as follows:

                                                                December 31,
                                                          -----------------------
                                                             1995          1994
                                                          ----------   ----------
                                                           (Dollars in Thousands)
                                                          -----------------------
      Deferred tax assets:
        Loan loss reserves                                 $  836         $  640
        Deferred compensation                                 148            138
        Other real estate                                      18
        Other                                                  34             68
        Net operating loss tax carryforward                   285            310
        Less valuation allowance                             (228)          (300)
                                                           ------         ------
                                                            1,075            874
                                                           ------         ------
      Deferred tax liabilities:
        Deprecation and amortization                         (253)          (179)
        Amortization of intangible assets                    (250)          (283)
        Unrealized gain on securities available for sale      (86)            -
                                                           ------         ------
                                                             (589)          (462)
                                                           ------         ------
      Net deferred tax assets                              $  486         $  412
                                                           ======         ======

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -----------------------------------------------------------------------------

NOTE 8. COMMITMENTS AND CONTINGENT LIABILITIES

        In the normal course of business, the Company has entered into off-balance-sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit.
        Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

        The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit and collateral policies for these off-balance-sheet financial instruments as it does for on-balance-sheet financial instruments. A summary of the Company's commitments is as follows:

                                                        December 31,
                                              -----------------------------
                                                  1995              1994
                                              ----------         ----------
                                                  (Dollars in Thousands)
                                              -----------------------------


        Commitments to extend credit           $  36,024           $ 22,344
        Credit card commitments                    2,883              2,345
        Standby letters of credit                    905                590
                                               ---------           --------
                                               $  39,812           $ 25,279
                                               =========           ========

        Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, crops, livestock, inventory, equipment and personal property.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 8. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

        Credit card commitments are unsecured.

        Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

        In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management and counsel for the Company, any liability resulting from such proceedings would not have a material adverse effect on the Company's financial statements.


NOTE 9. CONCENTRATIONS OF CREDIT

        The Banks make agricultural, agribusiness, commercial, residential and consumer loans to customers primarily in the twelve county area surrounding Moultrie in south central Georgia.

        A substantial portion of the Company's customers' abilities to honor their contracts is dependent on the business economy in the geographical area served by the Banks.

        Although the Company's loan portfolio is diversified, there is a relationship in this region between the agricultural economy and the economic performance of loans made to nonagricultural customers. The Company's lending policies for agricultural and nonagricultural customers require loans to be well-collateralized and supported by cash flows. Collateral for agricultural loans include equipment, crops, livestock and land.
         Credit losses from loans related to the agricultural economy is taken into consideration by management in determining the allowance for loan losses.

        A substantial portion of the Company's loans are secured by real estate in the Company's primary market area. In addition, a substantial portion of the real estate owned is located in those same markets. Accordingly, the ultimate collectibility of a substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate owned are susceptible to changes in market conditions in the Company's primary market area.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 9. CONCENTRATIONS OF CREDIT (Continued)

        The Company has a concentration of funds on deposit at its primary correspondent bank at December 31, 1995, as follows:

          Noninterest-bearing accounts                  $ 15,448,169
          Federal funds sold                              25,550,000
                                                        ------------
                                                        $ 40,998,169
                                                        ============


NOTE 10. STOCKHOLDERS' EQUITY

         The primary source of funds available to the Parent Company is the payment of dividends by the subsidiary Banks. Banking regulations limit the amount of dividends that may be paid without prior approval of the Banks' regulatory agency. Approximately $2,381,100 are available to be paid as dividends by the Bank subsidiaries at December 31, 1995.

         Banking regulations also require the Company to maintain minimum capital levels in relation to Company assets. At December 31, 1995, the Company's capital ratios were considered adequate based on regulatory minimum capital requirements. The minimum capital requirements and the actual capital ratios for the Company at December 31, 1995 are as follows:



                                                                Regulatory
                                              Actual            Requirement
                                             --------           -----------

         Leverage capital ratio                10.37 %              4.00 %
         Risk based capital ratios:
            Core capital                       15.23                4.00
            Total capital                      16.49                8.00

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 11. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying value and estimated fair value of the Company's financial instruments are as follows:




                                                                            DECEMBER 31,
                                                     -------------------------------------------------------
                                                                1995                           1994
                                                     --------------------------    -------------------------
                                                      CARRYING          FAIR        Carrying         Fair
                                                        VALUE           VALUE         Value          Value
                                                     ----------      ----------    -----------     ---------
                                                                       (DOLLARS IN THOUSANDS)
                                                     -------------------------------------------------------
        FINANCIAL ASSETS:
          Cash and short-term investments             $ 64,637        $ 64,637        $ 41,991      $ 41,991
                                                      ========        ========        ========      ========

          Investments in securities                   $ 50,260        $ 50,453        $ 46,505      $ 44,934
                                                      ========        ========        ========      ========

          Loans                                       $214,251        $205,845        $192,124      $185,314
          Allowance for loan losses                     (4,272)             -           (3,757)           -
                                                      --------        --------        --------      --------
              Loans, net                              $209,979        $205,845        $188,367      $185,314
                                                      ========        ========        ========      ========

        FINANCIAL LIABILITIES:
          Noninterest-bearing demand                  $ 58,430        $ 58,430        $ 48,450      $ 48,450
          Interest-bearing demand                       71,833          71,833          63,262        63,262
          Savings                                       22,318          22,318          23,644        23,644
          Time deposits                                148,407         150,186         121,513       121,595
                                                      --------        --------        --------      --------
              Total deposits                          $300,988        $302,767        $256,869      $256,951
                                                      ========        ========        ========      ========

          Short-term borrowings                       $  3,487        $  3,487        $  2,338      $  2,338
                                                      ========        ========        ========      ========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- -------------------------------------------------------------------------------

NOTE 12. CONDENSED FINANCIAL INFORMATION OF ABC BANCORP
         (PARENT COMPANY ONLY)

                           CONDENSED BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1994
                            (Dollars in Thousands)



                                                              1995       1994
                                                            --------   --------
        ASSETS
          Cash                                               $ 1,027    $ 1,307
          Interest-bearing deposits in banks                   2,060      1,500
          Investment in subsidiaries                          27,607     24,461
          Other assets                                         3,856      3,838
                                                             -------    -------
              Total assets                                   $34,550    $31,106
                                                             =======    =======

        LIABILITIES
          Other liabilities                                  $   615    $   656
                                                             -------    -------
              Total liabilities                                  615        656
                                                             -------    -------

        STOCKHOLDERS' EQUITY                                  33,935     30,450
                                                             -------    -------

              Total liabilities and stockholders' equity     $34,550    $31,106
                                                             =======    =======

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 12. CONDENSED FINANCIAL INFORMATION OF ABC BANCORP
         (PARENT COMPANY ONLY) (Continued)



                        CONDENSED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                           (Dollars in Thousands)



                                                        1995         1994        1993
                                                     -------       -------    -------
        Income
          Dividends from subsidiaries                $ 1,815       $ 1,170    $ 1,150
          Interest                                       106            84         11
          Fee and rental income                        2,757         2,427      1,950
          Other income                                    25            94         32
                                                     -------       -------    -------
              Total income                             4,703         3,775      3,143
                                                     -------       -------    -------
        Expense
          Interest                                         -           111        193
          Amortization and depreciation                  423           436        423
          Other expense                                2,944         2,644      1,926
                                                     -------       -------    -------
              Total expense                            3,367         3,191      2,542
                                                     -------       -------    -------

              Income before income taxes (benefits)
                 and equity in undistributed earnings
                 of subsidiaries                       1,336           584        601

        Income taxes (benefits)                          (58)          (55)       147
                                                     -------       -------    -------

          Income before equity in undistributed
              earnings of subsidiaries                 1,394           639        454

        Equity in undistributed earnings
          of subsidiaries                              2,947         2,461      2,184
                                                     -------       -------    -------
              Net income                             $ 4,341       $ 3,100    $ 2,638
                                                     =======       =======    =======


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 12. CONDENSED FINANCIAL INFORMATION OF ABC BANCORP
         (PARENT COMPANY ONLY) (Continued)

                      CONDENSED STATEMENTS OF CASH FLOWS
               YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                           (Dollars in Thousands)

                                                                1995         1994          1993
                                                              --------     --------     --------
      CASH FLOWS FROM OPERATING ACTIVITIES
        Net income                                             $ 4,341      $ 3,100      $ 2,638
                                                               -------      -------      -------
        Adjustments to reconcile net income to
          net cash provided by operating activities:
        Depreciation and amortization                              155          168          144
        Amortization of intangible assets                          268          268          279
        Undistributed earnings of subsidiaries                  (2,947)      (2,461)      (2,184)
        Increase in interest receivable                             (9)          (6)          -
        Increase (decrease) in taxes payable                      (180)          30           19
        Provision for deferred taxes                                14            5          204
        (Increase) decrease in due from
          subsidiaries                                             (55)          45          (49)
        Other prepaids, deferrals and accruals, net                (88)          50          (56)
                                                               -------      -------      -------
              Total adjustments                                 (2,842)      (1,901)      (1,643)
                                                               -------      -------      -------

              Net cash provided by operating
                activities                                       1,499        1,199          995
                                                               -------      -------      -------

      CASH FLOWS FROM INVESTING ACTIVITIES
        Increase in interest-bearing deposits in banks            (560)      (1,500)          -
        Purchases of premises and equipment                       (281)        (243)         (22)
        Proceeds from sale of premises                              17           -             -
        Contribution of capital to subsidiary bank                  -        (1,500)           -
                                                               -------      -------      -------

              Net cash used in investing activities               (824)      (3,243)         (22)
                                                               -------      -------      -------



                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 12. CONDENSED FINANCIAL INFORMATION OF ABC BANCORP
         (PARENT COMPANY ONLY) (Continued)



                      CONDENSED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                           (Dollars in Thousands)

                                                             1995         1994       1993
                                                           -------      -------     -------
        CASH FLOWS FROM FINANCING
          ACTIVITIES
          Proceeds from long-term debt                     $     -     $     -      $ 1,412
          Repayment of long-term debt                            -       (4,677)        (15)
          Proceeds from sale of stock, net of
            stock offering expense                           8,324
          Proceeds from exercise of stock options              125           -            -
          Purchase of treasury stock                             -           -       (1,412)
          Purchase of fractional shares                         (3)          -            -
          Dividends paid                                    (1,077)        (645)       (672)
                                                           -------      -------     -------

              Net cash provided by (used in)
                 financing activities                         (955)       3,002        (687)
                                                           -------      -------     -------

        Net increase (decrease) in cash                       (280)         958         286

        Cash at beginning of year                            1,307          349          63
                                                           -------      -------     -------
        Cash at end of year                                $ 1,027      $ 1,307     $   349
                                                           =======      =======     =======
        SUPPLEMENTAL DISCLOSURE OF
          CASH FLOW INFORMATION
          Cash paid during the year for interest           $    -       $   111     $   193


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -----------------------------------------------------------------------------

NOTE 13. PENDING ACQUISITIONS

         The Company has entered into a definitive merger agreement with Southland Bancorporation, Dothan, Alabama pursuant to which it would acquire all of the outstanding stock of Southland Bancorporation in exchange for a combination of cash and the Company's common stock. The total merger consideration will approximate $11.4 million. Total assets of Southland Bancorporation at December 31, 1995 were approximately $101 million. The merger is subject to approval by Southland Bancorporation shareholders and certain regulatory authorities and the registration of the Company's common stock to be issued in connection with the merger. As a result of the merger, Southland Bank, a wholly-owned subsidiary of Southland Bancorporation, will become a wholly-owned subsidiary of the Company. The merger will be accounted for as a purchase transaction.

         The Company has also entered into a definitive merger agreement with Central Bankshares, Inc., Cordele, Georgia whereby it would acquire all of the outstanding common stock of Central Bankshares, Inc. in exchange for the Company's common stock.
         The total merger consideration will approximate $8.3 million. Total assets of Central Bankshares at December 31, 1995 were approximately $51 million. The merger is subject to approval by Central Bankshares, Inc. shareholders and certain regulatory authorities and the registration of the Company's common stock to be issued in connection with the merger. As a result of the merger, Central Bank & Trust, a wholly-owned subsidiary of Central Bankshares, Inc., will become a wholly-owned subsidiary of the Company. The merger will be accounted for as a pooling of interests.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                            MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

- ----------------------------------------------------------------------------------
       ASSETS                                            1996             1995
                                                         ----             ----
Cash and due from banks                               $ 2,141,940     $ 1,588,742
Federal funds sold                                             -          880,000
Securities available for sale, at fair value            7,977,966       6,070,924
Securities held for investment, at cost                 2,883,580       3,251,178
Loans, less allowance for loan losses of $445,115
  and $371,884                                         34,988,252      29,774,901
Office properties and equipment, net                    1,073,524       1,190,573
Accrued interest receivable                               737,889         572,472
Other assets                                              300,601       1,485,772
                                                      -----------     -----------
                                                      $50,103,752     $44,814,562
                                                      ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Deposits
    Noninterest-bearing demand                        $ 3,514,460     $ 2,728,987
    Interest-bearing demand                             9,668,049       9,205,791
    Savings                                             3,148,812       3,046,732
    Time, $100,000 and over                             8,005,442       4,149,535
    Other time                                         20,387,251      21,469,634
                                                      -----------     -----------
      Total deposits                                   44,724,014      40,600,679
                                                      -----------     -----------
Accrued interest and other liabilities                  1,080,051         454,911
                                                      -----------     -----------
      Total liabilities                                45,804,065      41,055,590
                                                      -----------     -----------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
  Capital stock, common, par value $1; 10,000,000
    shares authorized, and 218,130  shares issued
    and outstanding                                       218,130         218,130
  Additional paid-in capital                            2,423,300       2,423,300
  Retained earnings                                     1,677,502       1,098,322
  Unrealized gains (losses) on securities
    available for sale, net of taxes                      (19,245)         19,220
                                                      -----------     -----------
      Total stockholders' equity                        4,299,687       3,758,972
                                                      -----------     -----------
                                                      $50,103,752     $44,814,562
                                                      ===========     ===========

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                  THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

- --------------------------------------------------------------------------------
                                                1996                    1995
                                                ----                    ----
INTEREST INCOME
  Interest and fees on loans                  $  925,450               $764,822
  Investment securities and time deposits        171,281                143,712
  Other interest income                           16,228                  5,853
                                              ----------               --------
                                               1,112,959                914,387
                                              ----------               --------

INTEREST EXPENSE
  Interest on deposits                           539,327                397,345
  Interest on borrowed money                         800                  5,950
                                              ----------               --------
                                                 540,127                403,295
                                              ----------               --------

    Net interest income                          572,832                511,092

PROVISION FOR  LOAN LOSSES                            -                  45,000
                                              ----------               --------
Net interest income after provision
    for loan losses                              572,832                466,092
                                              ----------               --------

OTHER INCOME
  Service charges                                127,873                113,694
  Other income                                    51,755                 45,925
                                              ----------               --------
                                                 179,628                159,619
                                              ----------               --------

GENERAL AND ADMINISTRATIVE EXPENSES
  Employee compensation and benefits             227,431                210,687
  Occupancy and equipment                         77,480                 90,635
  Other operating expenses                       170,522                174,859
                                              ----------               --------
                                                 475,433                476,181
                                              ----------               --------

     Income before income taxes                  277,027                149,530

APPLICABLE INCOME TAXES                          104,578                 57,099
                                              ----------               --------

     Net income                               $  172,449               $ 92,431
                                              ==========               ========

PER SHARE OF COMMON STOCK
     Net income                               $      .79               $    .42
                                              ==========               ========

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)


- --------------------------------------------------------------------------------
                                                            1996        1995
                                                           ------      ------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                            $  172,449    $ 92,431
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                           33,516      38,857
    Provision for loan losses                                   -       45,000
    Changes in assets and liabilities:
      (Increase) decrease in accrued interest receivable     7,866     (21,895)
      (Increase) decrease in other assets                  999,292     (25,451)
      Decrease in accrued interest payable                 (97,277)    (65,926)
      (Increase) decrease in accrued expenses and
        other liabilities                                  485,432      (8,962)
                                                       -----------  ----------
        Net cash provided by operating activities        1,601,278      54,054
                                                       -----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net decrease in Federal funds sold                     2,010,000     700,000
  Purchases of securities available for sale              (819,417) (1,447,465)
  Proceeds from sales of securities available for sale     660,797   1,115,432
  Net increase in loans                                 (2,089,075) (1,184,487)
  Purchases of property and equipment                           -       (5,930)
                                                       -----------  ----------
    Net cash used in investing activities                 (237,695)   (822,450)
                                                       -----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of dividends                                          -     (108,850)
  Net increase (decrease) in customer deposits          (1,486,822)  1,852,819
                                                       -----------  ----------
    Net cash provided by (used in) financing
      activities                                        (1,486,822)  1,743,969
                                                       -----------  ----------

Net increase (decrease) in cash and due from banks        (123,239)    975,573

Cash and due from banks at beginning of period           2,265,179     613,169
                                                       -----------  ----------

Cash and due from banks at end of period               $ 2,141,940  $1,588,742
                                                       ===========  ==========

                           CENTRAL BANKSHARES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


(1) The accompanying unaudited consolidated financial statements, which are for interim periods, do not include all disclosures provided in the annual consolidated financial statements. These financial statements and the notes thereto should be read in conjunction with the annual financial statements and the notes thereto for the years ended December 31, 1995 and 1994 included elsewhere in this Proxy Statement/Prospectus.

(2) All material intercompany balances and transactions have been eliminated.

(3) In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

                        INDEPENDENT AUDITOR'S REPORT

- -------------------------------------------------------------------------------


TO THE BOARD OF DIRECTORS
CENTRAL BANKSHARES, INC.
CORDELE, GEORGIA


         We have audited the accompanying consolidated balance sheets of CENTRAL BANKSHARES, INC. AND SUBSIDIARY as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Central Bankshares, Inc. and subsidiary, as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                      /s/ Mauldin & Jenkins
                                     -----------------------------

Macon, Georgia
January 26, 1996

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------
     ASSETS                                             1995            1994
                                                   -----------     -----------

Cash and due from banks                            $ 2,265,179     $   613,169
Federal funds sold                                   2,010,000       1,580,000
Securities available for sale, at fair value
  (Note 2)                                           7,657,910       4,761,587
Securities held for investment, at cost (fair value
  $3,153,364 and $3,806,937) (Note 2)                3,167,994       4,086,463
Loans, less allowance for loan losses of $477,618
  and $316,348 (Note 3)                             32,899,177      28,635,414
Office properties and equipment, net (Note 4)        1,107,040       1,223,500
Accrued interest receivable                            745,755         550,577
Other assets                                         1,299,893       1,460,321
                                                   -----------     -----------
                                                   $51,152,948     $42,911,031
                                                   ===========     ===========


  LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Deposits
    Noninterest-bearing demand                     $ 3,855,460     $ 3,826,152
    Interest-bearing demand                         10,088,278       9,764,121
    Savings                                          2,996,337       3,028,255
    Time, $100,000 and over                          7,796,339       3,381,390
    Other time                                      21,474,422      18,747,942
                                                   -----------     -----------
      Total deposits                                46,210,836      38,747,860
Accrued interest and other liabilities                 734,867         473,397
                                                   -----------     -----------
      Total liabilities                             46,945,703      39,221,257
                                                   -----------     -----------

Commitments and contingent liabilities (Note 7)

Stockholders' equity (Notes 6 and 9)
  Capital stock, common, par value $1; 10,000,000
    shares authorized, and 218,130  shares issued
    and outstanding                                    218,130         218,130
  Additional paid-in capital                         2,423,300       2,423,300
  Retained earnings                                  1,505,053       1,114,741
  Unrealized gains (losses) on securities
    available for sale, net of taxes                    60,762         (66,397)
                                                   -----------     -----------

      Total stockholders' equity                     4,207,245       3,689,774
                                                   -----------     -----------

                                                   $51,152,948     $42,911,031
                                                   ===========     ===========



See Notes to Consolidated Financial Statements.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------
                                                      1995             1994
                                                   -----------     -----------

Interest income
  Interest and fees on loans                       $ 3,488,170     $ 2,771,563
  Investment securities and time deposits              582,433         441,072
  Other interest income                                 70,851          39,967
                                                   -----------     -----------
                                                     4,141,454       3,252,602
                                                   -----------     -----------

Interest expense
  Interest on deposits                               1,953,037       1,236,982
  Interest on borrowed money                             6,486          10,851
                                                   -----------     -----------
                                                     1,959,523       1,247,833
                                                   -----------     -----------

    Net interest income                              2,181,931       2,004,769
Provision for loan losses (Note 3)                     139,774         180,000
                                                   -----------     -----------
    Net interest income after provision for
      loan losses                                    2,042,157       1,824,769
                                                   -----------     -----------

Other income
  Service charges                                      507,685         500,964
  Net realized gains (losses) on sales of
    securities available for sale                      (14,432)          1,820
  Other income                                         103,022         164,503
                                                   -----------     -----------
                                                       596,275         667,287
                                                   -----------     -----------

General and administrative expenses
  Employee compensation and benefits                   952,094         903,265
  Occupancy and equipment                              279,587         273,938
  FDIC insurance premiums                               90,502          81,975
  Advertising                                           58,631          46,047
  Directors fees and benefits                           50,268          52,069
  Other operating expenses                             442,812         437,179
                                                   -----------     -----------
                                                     1,873,894       1,794,473
                                                   -----------     -----------
    Income before income taxes                         764,538         697,583

Applicable income taxes (Note 5)                       265,341         240,324
                                                   -----------     -----------

    Net income                                     $   499,197     $   457,259
                                                   ===========     ===========

Per share of common stock
    Net income                                     $      2.20     $      2.03
                                                   ===========     ===========


See Notes to Consolidated Financial Statements.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------

                                                                                                Unrealized
                                                                                                   Gains
                                                                                                (Losses) on
                                                                                                 Securities
                                                                                                 Available
                                   Common Stock               Additional                         for Sale,
                                ----------------------         Paid-in           Retained         Net  of
                                Shares       Par Value         Capital           Earnings          Taxes           Total
                                -------      ---------        ----------        ----------     -------------     ----------
Balance, December 31, 1993      220,000       $220,000        $2,450,000        $  657,482      $     -          $3,327,482
  Net income                         -              -                 -            457,259            -             457,259
  Purchase and simultaneous
    retirement of the Company's
    common stock                 (1,870)        (1,870)          (26,700)               -             -             (28,570)
  Net change in unrealized
    gains (losses) on securities
    available for sale, net of
    taxes                            -              -                 -                 -              -            (66,397)
                                -------       --------        ----------        ----------       --------        ----------
Balance, December 31, 1994      218,130        218,130         2,423,300         1,114,741        (66,397)        3,689,774
  Net income                         -              -                 -            499,197             -            499,197
  Payment of dividends               -              -                 -           (108,885)            -           (108,885)
  Net change in unrealized
    gains (losses) on securities
    available for sale, net of
    taxes                            -              -                 -                 -         127,159           127,159
                                -------       --------        ----------        ----------       --------        ----------
Balance, December 31, 1995      218,130       $218,130        $2,423,300        $1,505,053       $ 60,762        $4,207,245
                                =======       ========        ==========        ==========       ========        ==========

See Notes to Consolidated Financial Statements.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------

                                                       1995            1994
                                                    -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                        $   499,197    $   457,259
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization                       184,329        191,161
    Provision for loan losses                           139,774        180,000
    Amortization on investments                           8,447         42,560
    Deferred income tax (benefits) expense              (48,205)        51,712
    Net realized gains (losses) on securities
      available for sale                                 15,738         (1,820)
    Changes in assets and liabilities:
      Increase in accrued interest receivable          (195,178)       (81,624)
      (Increase) decrease in other assets                61,870     (1,121,855)
      Increase in accrued interest payable              118,173         93,842
      (Increase) decrease in accrued expenses and
        other liabilities                               191,502        (80,453)
                                                    -----------    -----------

        Net cash provided by (used in) operating
          activities                                    975,647       (269,218)
                                                    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net increase in Federal funds sold                   (430,000)      (727,000)
  Purchases of securities available for sale         (7,396,446)    (3,948,789)
  Proceeds from sales of securities available
    for sale                                          3,143,929      3,303,253
  Proceeds from maturities of securities
    available for sale                                1,629,725      1,250,000
  Purchases of securities held for investment                -      (3,540,719)
  Proceeds from maturities of securities held
    for investment                                      819,478        805,047
  Net increase in loans                              (4,403,538)    (1,620,796)
  Purchases of property and equipment                   (40,876)       (98,667)
                                                    -----------    -----------

        Net cash used in investing activities        (6,677,728)    (4,577,671)
                                                    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payment of dividends                                 (108,885)            -
  Repayment of note payable                                  -         (61,973)
  Net increase in customer deposits                   7,462,976      3,205,160
  Purchase of common stock for the treasury                  -         (28,570)
                                                    -----------    -----------

        Net cash provided by financing activities     7,354,091      3,114,617
                                                    -----------    -----------

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    YEARS ENDED DECEMBER 31, 1995 AND 1994

- --------------------------------------------------------------------------------

                                                       1995           1994
                                                    -----------    -----------



Net increase (decrease) in cash and due from banks   $1,652,010    $(1,732,272)

Cash and due from banks at beginning  of year           613,169      2,345,441
                                                     ----------    -----------

Cash and due from banks at end of year               $2,265,179    $   613,169


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
  Cash payments for:
    Interest                                         $1,841,350     $1,154,955

    Income taxes                                     $  207,474     $  263,119


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
  FINANCING ACTIVITY

  Other real estate acquired in settlement of loans  $   98,623     $  216,660



  Net change in unrealized gains (losses) on
    securities available for sale                    $  127,159     $  (66,397)


See Notes to Consolidated Financial Statements.

                    CENTRAL BANKSHARES, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Central Bankshares, Inc. is a one-bank holding company whose business is presently conducted by its wholly-owned subsidiary, Central Bank and Trust. The Company provides a full range of banking services to individual and corporate customers in its primary market of Crisp County, Georgia and surrounding
        counties.   The Company is subject to competition from other
        financial institutions and the regulations of certain federal
        and state agencies.   The Company is periodically examined by
        certain regulatory authorities.

        Basis of Presentation

          The consolidated financial statements include the accounts of
          the Company and its subsidiary.   Significant intercompany
          transactions and accounts are eliminated in consolidation. The accounting and reporting policies of the Company and its subsidiary conform to generally accepted accounting principles and with general practices within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities as of the date of the balance sheet
          and revenues and expenses for the period.   Actual results could
          differ from those estimates.

          The principles which significantly affect the determination of financial position, results of operations and cash flows are summarized below:

        Cash and Cash Equivalents

          For purposes of reporting cash flows, cash and due from banks includes cash on hand and amounts due from banks (including cash items in process of clearing). Cash flows from loans originated by the Company, deposits, interest-bearing deposits, Federal funds purchased and sold are reported net.

          The Company maintains amounts due from banks which, at times, may exceed Federally insured limits, and has experienced no related losses.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- --------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Securities Available for Sale

          Securities classified as available for sale are those debt securities that the Company intends to hold for an indefinite
          period of time, but not necessarily to maturity.   Any decision
          to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Company's assets and liabilities, liquidity needs, regulatory capital
          considerations and other similar factors.   Securities available
          for sale are carried at fair value. Unrealized gains and losses are reported as increases and decreases in stockholders' equity,
          net of the related deferred tax effect.   Realized gains or
          losses, determined on the basis of the cost of specific securities sold, are included in earnings.

        Securities Held for Investment

          Securities classified as held for investment are those debt securities the Company has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions.
          These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest
          method over their contractual lives.   The sale of a security
          within three months of its maturity date or after collection of at least 85 percent of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.

          A decline in the fair value below cost of any available for sale or held to maturity security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

        Loans

          Loans are stated at the amount of unpaid principal, reduced by unearned discount. Interest on loans is credited to income on a daily basis based upon the principal amount outstanding, except for certain installment loans which is credited to income based on the sum-of-the-months-digits method, the results of which are not materially different from generally accepted accounting principles.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


- ------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Loans (Continued)



          Accrual of interest income is discontinued on loans when, in the opinion of management, collection of such interest income becomes doubtful. Accrual of interest on such loans is resumed when, in management's judgment, the collection of interest and principal becomes probable.


        Loan Fees

          Fees on loans and costs incurred in origination of loans are recognized at the time the loan is placed on the books. Because loan fees are not significant and the majority of loans have maturities of one year or less, the results of this method of accounting are not materially different than the results which would be obtained by accounting for loan costs in accordance with generally accepted accounting principles.


        Allowance for Loan Losses

          The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior
          loan loss experience.   This evaluation also takes into
          consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may
          affect the borrower's ability to pay.   Certain estimates are
          susceptible to change in the near term.   Such estimates include
          the creditworthiness of significant borrowers and the collateral
          value of delinquent loans.   While management uses the best
          information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant
          changes in economic conditions.   In addition, regulatory
          agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Allowance for Loan Losses (Continued)



          Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if
          the loan is collateral dependent.   A loan is impaired when it
          is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Accrual of interest on an impaired loan is discontinued when management believes, after considering collection efforts and other factors, that the borrower's financial condition is such that collection of interest is doubtful. Cash collections on impaired loans are credited to the loans receivable balance, and no interest income is recognized on those loans until the principal balance has been collected.

        Office Buildings and Equipment

          Office buildings and equipment are stated at cost less accumulated depreciation, computed on the straight-line method over the estimated useful lives of the assets.

        Income Taxes

          The Company and its subsidiary file a consolidated income tax return. The subsidiary provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.


          Provisions for income taxes are based on amounts reported in the consolidated statements of income after exclusion of nontaxable income such as interest on state and municipal securities and include deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


        Income Taxes (Continued)



          Deferred taxes are computed on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary
          differences.   Temporary differences are the differences between
          the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be
          realized.   Deferred tax assets and liabilities are adjusted for
          the effect of changes in tax laws on the date of enactment.



        Fair Value of Financial Instruments

          Financial Accounting Standards Board Statement No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure about fair value information about financial instruments, whether or not recognized in the balance sheet, for
          which it is practicable to estimate that value.   In cases where
          quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash
          flows.   In that regard, the derived fair value estimates cannot
          be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the
          instrument.   Statement No. 107 excludes certain financial
          instruments from its disclosure requirements.   The aggregate
          fair value amounts presented do not represent the underlying value of the Company.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -----------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


        Financial Value of Financial Instruments (Continued)


          The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:



            Carrying amounts approximate fair values for the following instruments:

              Cash and due from banks           Federal funds sold
              Securities available for sale     Variable rate loans that
              Variable rate money markets           reprice frequently
              Variable rate certificates of     Accrued interest receivable
                 deposit
              Accrued interest payable and
                 other liabilities

            Quoted market prices, where available, of if not available, based upon quoted market prices of comparable instruments for securities held for investment.

            Discounted cash flows using interest rates currently being offered on instruments with similar terms and with similar credit quality:

              All loans except variable rate loans described above

              Fixed rate certificates of deposits

          Commitments to extend credit and standby letters of credit are not recorded until such commitments are funded. The value of these commitments are the fees charged to enter into such agreements. These commitments do not represent a significant
          value to the Company until such commitments are funded.   The
          Company has determined that such instruments do not have a distinguishable fair value and no fair value has been assigned to these instruments.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -----------------------------------------------------------------------------

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Earnings Per Share


          Earnings per share are calculated on the basis of the weighted average number of shares outstanding. The effect of the stock options outstanding (see Note 6) are included in the computation of the weighted average number of shares outstanding since the effect of options is considered to be dilutive.

        Reclassifications

          Certain items on the consolidated financial statements as of and for the year ended December 31, 1994 have been reclassified with no effect on net income, to be consistent with the classifications adopted for the year ended December 31, 1995.

NOTE 2. INVESTMENTS IN SECURITIES

          The   amortized   cost   and   fair  values  of  investments  in
          securities as of December 31, 1995 and 1994 are summarized as follows:

                                                                 Gross                 Gross
                                             Amortized        Unrealized             Unrealized          Fair
                                              Cost               Gains                 Losses           Value
        Securities Available for Sale
          December 31, 1995:
            U. S. Treasury securities       $  499,889         $  2,611              $       -      $  502,500
            U. S. Government agencies        1,451,259           36,576                      -       1,487,835
            Mortgage-backed securities       5,614,699           57,393                  (4,517)     5,667,575
                                           -----------        ---------              ----------     ----------
                                            $7,565,847         $ 96,580              $   (4,517)    $7,657,910
                                           ===========        =========              ===========    ==========

          December 31, 1994:
            U. S. Treasury securities       $2,977,008         $      -              $  (64,698)    $2,912,310
            U. S. Government agencies          984,215                -                 (12,810)       971,405
            Mortgage-backed securities         907,025            4,482                 (33,635)       877,872
                                           -----------        ---------              ----------     ----------
                                            $4,868,248         $  4,482              $ (111,143)    $4,761,587
                                           ===========        =========              ===========    ==========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 2. INVESTMENTS IN SECURITIES (Continued)

                                                                 Gross                 Gross
                                             Amortized        Unrealized             Unrealized          Fair
                                              Cost               Gains                 Losses           Value
                                            ----------        ----------            -----------         ------

        Securities Held for Investment:
          December 31, 1995:
            Mortgage-backed securities      $3,002,394       $        -              $  (14,630)     $2,987,764
            Federal Home Loan Bank stock       165,600                -                       -         165,600
                                            ----------       ----------              ----------      ----------
                                            $3,167,994       $        -              $  (14,630)     $3,153,364

          December 31, 1994:
            U. S. Government agencies, one
              to five years                 $  500,000       $        -              $  (30,715)     $  469,285
            Mortgage-backed securities       3,420,863              321                (249,132)      3,172,052
            Federal Home Loan Bank stock       165,600                -                       -         165,600
                                            ----------       ----------              ----------      ----------
                                            $4,086,463       $      321              $ (279,847)     $3,806,937

          Gross realized gain or loss from the sale of securities available for sale for the years ended December 31, 1995 and 1994 was $15,738 and $1,820, respectively.


          The amortized cost and fair value of securities as of December 31, 1995 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without penalty. Federal Home Loan Bank stock has no contractual maturity. Therefore, these securities are not included in the maturity categories in the following maturity summary:


                                           Securities Available for Sale    Securities Held for Investment
                                           -----------------------------    ------------------------------
                                            Amortized          Fair            Amortized         Fair
                                               Cost           Value              Cost            Value
                                            ---------         ------           ---------         -----
          Due in one year or less           $  991,835      $  999,140         $       -      $       -
          Due from one year to five years      454,174         485,885                 -              -
          Due from five years to ten years     505,140         505,310                 -              -
          Mortgage-backed securities         5,614,698       5,667,575          3,002,394      2,987,764
          Federal Home Loan Bank stock              -               -             165,600        165,600
                                            ----------      ----------         ----------     ----------
                                            $7,565,847      $7,657,910         $3,167,994     $3,153,364
                                            ==========      ==========         ==========     ==========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 2. INVESTMENTS IN SECURITIES (Continued)

        Securities with a carrying value of $6,104,297 and $4,527,324 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes.

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

        A comparative summary of loans receivable as of December 31, 1995 and 1994, is as follows:


                                                    1995             1994
                                                -----------       -----------
        Real estate:
          Construction and land development     $   697,869       $   384,971
          Secured by farmland                     1,319,053         1,514,974
          Secured by residential property         9,604,145         9,300,414
          Secured by other real estate            4,123,444         3,788,888
        Agricultural                              3,402,984         2,696,759
        Commercial                                7,476,559         4,269,320
        Consumer                                  6,650,828         6,908,351
        Other                                       101,913            88,385
                                                -----------       -----------
                                                 33,376,795        28,952,062
        Reserve for loan losses                    (477,618)         (316,648)
                                                -----------       -----------
                                                $32,899,177       $28,635,414
                                                ===========       ===========

        The Company primarily lends money to customers located in the immediate geographic area.

        As of December 31, 1995 and 1994, the Company serviced loans for others in the amounts of $13,819,850 and $12,642,411, respectively.

        The Company had no loans it considered to be impaired other than the loans on which the accrual of interest had been
        discontinued.   Loans on which the accrual of interest had been
        discontinued amounted to $10,450 and $50,574 at December 31,
        1995 and 1994, respectively.   There was no significant amount
        of interest recognized on nonaccrual loans in either year.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

        At December 31, 1995 and 1994, certain executive officers and directors, and companies in which they have a 10 percent or more ownership, were indebted to the Company. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction, and repayment terms are customary. Following is a summary of transactions:


                                                    December 31,
                                             ----------------------------
                                                1995             1994
                                             ------------     -----------

          Balance, beginning of year         $1,587,622       $1,125,486
          Advances                            1,853,368        1,369,937
          Repayments                         (1,665,706)        (907,801)
          Balance, end of year               $1,775,284       $1,587,622


        Changes in the allowance for loan losses are summarized as follows:

                                                     December 31,
                                             ----------------------------
                                                1995             1994
                                             -----------      -----------

          Balance, beginning of year         $  316,648       $  369,517
          Provision charged to operations       139,774          180,000
          Recoveries                             24,590           33,111
          Loans charged off                      (3,394)        (265,980)
                                             ----------       ----------
          Balance, end of year               $  477,618       $  316,648
                                             ==========       ==========

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 4. OFFICE PROPERTIES AND EQUIPMENT



        At December 31, 1995 and 1994, office properties and equipment consisted of the following:

                                                  1995             1994
                                               -----------      -----------

          Land                                 $   204,498      $  204,498
          Buildings and improvements               628,449         627,703
          Furniture, equipment and automobiles   1,359,872       1,330,020
                                               -----------      ----------
                                                 2,192,819       2,162,221
          Accumulated depreciation              (1,085,779)       (938,721)
                                               -----------      ----------
                                               $ 1,107,040      $1,223,500
                                               ==========       ==========


        For the years ended December 31, 1995 and 1994, depreciation expense amounted to $157,336 and $164,174, respectively.


NOTE 5. INCOME TAXES

        The components of the income tax provision for the years ended December 31, 1995 and 1994 were as follows:


                                                    1995             1994
                                                 -----------      -----------

          Current tax expense                    $  313,546        $  188,612
          Deferred tax (benefit) expense            (48,205)           51,712
                                                 ----------        ----------
                                                 $  265,341        $  240,324
                                                 ==========        ==========


        The Company's provision for income taxes differs from amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:


                                             December 31, 1995       December 31, 1995
                                          ----------------------   ---------------------
                                           Amount       Percent     Amount      Percent
                                          --------     ---------   --------    ---------
        Tax provision at statutory rate    $259,943      34.0 %    $237,178      34.0 %
             State income taxes              10,257       1.3            -          -
             Other items, net                (4,859)      (.6)        3,146        .5
                                           --------     -------    --------     -------
        Provision for income taxes         $265,341      34.7 %    $240,324      34.5 %
                                           ========     ========   ========     =======


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 5. INCOME TAXES (Continued)

        Net deferred income tax liabilities of $7,646 and $55,851 at December 31, 1995 and 1994, respectively, are included in other liabilities. The components of deferred income taxes are as follows:



                                                       December 31,
                                               ----------------------------
                                                  1995             1994

                                               -----------      -----------
        Deferred tax assets:
          Loan loss reserves                     $  92,857        $ 45,334
          Deferred benefits payable                 24,646           9,569
          Writedown of other real estate owned       4,951             744
                                                 ---------       ---------
                                                   122,454          55,647
                                                 ---------       ---------

        Deferred tax liabilities:
          Depreciation and amortization            100,136          98,961
          Income from life insurance contracts      29,964               -
          Other liabilities                              -          12,537
                                                 ---------       ---------
                                                   130,100         111,498
                                                 ---------       ---------
        Net deferred tax liabilities             $   7,646       $  55,851
                                                 =========       =========


NOTE 6. STOCK OPTIONS AND EARNINGS PER SHARE

        The Company granted stock options to the President and Senior Vice-President for the purchase of 9,990 and 7,200 shares, respectively, of the Company's common stock. The option price is $10 per share (market value at date of grant) and the options are exercisable until October 1996. No options have expired, been exercised or canceled since granted. The options may be canceled, reduced or modified if the Board of Directors considers it necessary in connection with any proposed issuance of the Company's common stock.

        Income per share of common stock includes the effect of the stock options mentioned above as if the option had been exercised at January 1, 1995. The number of common shares outstanding was increased by the number of shares issuable under the stock option and this theoretical increase in the number of common shares was reduced by the number of common shares which are assumed to have been repurchased with the applicable portion of the proceeds from the exercise of the options. Repurchase price was assumed to be the average market value during the year.

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- ------------------------------------------------------------------------------

NOTE 7. COMMITMENTS AND CONTINGENT LIABILITIES

        In the ordinary course of business, the Company may enter into off balance sheet financial instruments which are not reflected in the consolidated financial statements. These instruments include commitments to extend credit, standby letters of credit and liability for assets held in trust. Such financial instruments are recorded in the consolidated financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.


        The Company's exposure to credit losses in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies for these off balance sheet financial instruments as it does for other instruments
        that are recorded in the consolidated financial statements.   A
        summary of  the Company's commitments is as follows:


                                                   1995             1994
                                                ----------       ----------

          Commitments to extend credit          $2,792,471       $2,885,600
          Standby letters of credit                175,100          220,300
                                                ----------       ----------
                                                $2,967,571       $3,105,900
                                                ==========       ==========


        Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitment amounts expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending other loans to customers. The Company evaluates
        each customer's creditworthiness on a case-by-case basis.   The
        amount of collateral obtained, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment and personal property.


        Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a
        third party.   Those guarantees are primarily issued to support
        public and private borrowing arrangements.   The credit risk
        involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 7. COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

        Collateral held varies as specified above and is required in instances which the Company deems necessary.

        The Company does not anticipate any material losses as a result of the commitments.


        The nature of the business of the Company is such that it ordinarily results in a certain amount of litigation. In the opinion of management, there is no litigation in which the outcome will have a material effect on the consolidated financial statements.


NOTE 8. CONCENTRATIONS OF CREDIT

        The Company makes agricultural, agribusiness, commercial, residential and consumer loans to customers primarily in its market area of Crisp County, Georgia and surrounding counties. A substantial portion of the Company's customers' abilities to honor their contracts is dependent on the agribusiness economy in this market area.


        Although the Company's loan portfolio is diversified, there is a relationship in this region between the agricultural economy and the economic performance of loans made to nonagricultural customers. The Company's lending policies for agricultural and nonagricultural customers require loans to be
        well-collateralized and supported by cash flows.   Collateral
        for agricultural loans include equipment, crops, livestock, and
        land.   Credit losses from loans related to the agricultural
        economy is taken into consideration by management in determining the allowance for loan losses.


        A substantial portion of the Company's loans are secured by real
        estate in the Company's primary market area.   In addition, a
        substantial portion of the real estate owned is located in those
        same markets.    Accordingly, the ultimate collectibility of a
        substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of real estate owned are susceptible to changes in the market conditions in the Company's primary market area.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 8. CONCENTRATIONS OF CREDIT (Continued)

        Most of the Company's loan customers are also depositors of the Company. The concentrations of credit by type of loan are also set forth in Note 3. Standby letters of credit are granted primarily to commercial borrowers of the Company. The Company, as a matter of policy, does not generally extend credit to any single borrower or group of related borrowers in excess of 25% of the Company's combined capital stock and capital surplus accounts ($2,641,430) which amounted to $660,358 at December 31, 1995.

        The Company has a concentration of funds on deposit at its principle correspondent bank at December 31, 1995, as follows:



                Noninterest-bearing accounts          $1,404,124
                Federal funds sold                     1,480,000
                                                      ----------
                                                      $2,884,124
                                                      ==========

NOTE 9. STOCKHOLDERS' EQUITY

        The primary source of funds available to the Parent Company is the payment of dividends by the subsidiary. Banking regulations limit the amount of dividends that may be paid without prior approval of the subsidiary Bank's regulatory agency. Approximately $249,600 are available to be paid as dividends by the subsidiary Bank at December 31, 1995.


        Banking regulations also require the Company to maintain minimum capital levels in relation to Company assets. At December 31, 1994, the Company's capital ratios were considered adequate based on regulatory requirements. The minimum capital requirements and the actual capital ratios for the Bank at December 31, 1995 are as follows:


                                                  Actual     Requirement
                                                 --------    ------------
        Leverage capital ratio                    8.35 %        4.00 %
        Risk based capital ratios:
          Core capital                           11.86 %        4.00 %
          Total capital                          13.12 %        8.00 %

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

NOTE 10. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying value and estimated fair value of the Company's financial instruments are as follows:


                                                 Carrying           Fair
                                                   Value            Value
                                                -----------      -----------

        Financial assets:
           Cash and short-term investments      $ 4,275,179      $ 4,275,179
                                                ===========      ===========

           Investments in securities            $10,825,904      $10,811,274
                                                ===========      ===========

           Loans                                $33,376,795      $33,053,000
           Allowance for loan losses                477,618               -
                                                -----------      -----------
           Loans, net                           $32,899,177      $33,053,000
                                                ===========      ===========

        Financial liabilities:
           Noninterest-bearing demand          $ 3,855,460       $ 3,855,460
           Interest-bearing demand              10,088,278        10,088,278
           Savings                               2,996,337         2,996,337
           Time deposits                        29,270,761        29,288,000
                                               -----------       -----------
               Total deposits                  $46,210,836       $46,228,075
                                               ===========       ===========

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 11. CONDENSED FINANCIAL INFORMATION ON CENTRAL BANKSHARES, INC. (PARENT COMPANY ONLY)

                         CONDENSED BALANCE SHEETS
                        DECEMBER 31, 1995 AND 1994

                                              1995           1994
                                          ----------      ----------

        Assets
          Cash                            $   14,053      $   12,055
          Due from subsidiary                     -               -
          Unamortized organization costs      30,990          43,386
          Investment in subsidiary         4,162,202       3,634,984
                                          ----------      ----------

           Total assets                   $4,207,245      $3,690,425
                                          ==========      ==========

        Liabilities
          Due to subsidiary               $       -       $      651
                                          ----------      ----------

        Stockholders' equity               4,207,245       3,689,774
                                          ----------      ----------

        Total liabilities and
           stockholders' equity           $4,207,245      $3,690,425
                                          ==========      ==========

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 11. CONDENSED FINANCIAL INFORMATION ON CENTRAL BANKSHARES, INC.
           (PARENT COMPANY ONLY) (Continued)

                     CONDENSED STATEMENTS OF INCOME
                 YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                    1995        1994
                                                ---------    ---------

        Income, dividends received               $108,885    $  99,000

        Expense, other                             14,769       17,500
                                                ---------    ---------

          Income before income tax
            benefits and equity in undistributed
            earnings of subsidiary                 94,116       81,500

        Income tax benefits                         5,021        5,950
                                                ---------    ---------

          Income before equity in
            undistributed earnings of
            subsidiary                             99,137        87,450

        Equity in undistributed earnings of
           subsidiary                             400,060      369,809
                                                ---------    ---------

           Net income                           $ 499,197    $ 457,259
                                                =========    =========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 11. CONDENSED FINANCIAL INFORMATION ON CENTRAL BANKSHARES, INC. (PARENT COMPANY ONLY) (Continued)


                    CONDENSED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                         1995        1994
                                                       --------    --------

        CASH FLOWS FROM OPERATING
          ACTIVITIES
          Net income                                   $499,197    $457,259
                                                       --------    --------
          Adjustments to reconcile net income to net
            cash provided by operating activities:
          Amortization of organization costs             12,396      12,390
          Undistributed earnings of subsidiary         (400,059)   (369,809)
          Decrease  in due from subsidiary                   -        2,107
          Increase (decrease) in due to subsidiary         (651)        651
                                                       --------    --------
            Total adjustments                          (388,314)   (354,661)
                                                       --------    --------

            Net cash provided by operating
              activities                                110,883     102,598
                                                       --------    --------


        CASH FLOWS FROM FINANCING
          ACTIVITIES
           Dividends paid                              (108,885)         -
           Retirement of debt                                 -     (61,973)
           Retirement of treasury stock                       -     (28,570)
                                                       --------    --------

              Net cash used in financing
               activities                              (108,885)    (90,543)
                                                       --------    --------

           Net increase in cash                           1,998      12,055

           Cash at beginning of year                     12,055           -
                                                       --------    --------

           Cash at end of year                         $ 14,053    $ 12,055
                                                       ========    ========

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

- -------------------------------------------------------------------------------

NOTE 12. PENDING MERGER

         The directors of the Company have entered into a definitive merger agreement with ABC Bancorp, a multi-bank holding company with headquarters in Moultrie, Georgia, whereby ABC Bancorp would acquire all of the outstanding common stock of the Company
         in exchange for common stock of ABC Bancorp.   The merger is
         subject to approval by the Company's shareholders and certain
         regulatory authorities.   Upon completion of the merger, Central
         Bank & Trust will become a wholly-owned subsidiary of ABC
          Bancorp.   The merger will be accounted for as a pooling of
         interests.

                    SOUTHLAND BANCORPORATION AND SUBSIDIARY
                          Consolidated Balance Sheets
                                   Unaudited
                  (dollars in thousands except per share data)


                 ASSETS                   MARCH 31, 1996  DECEMBER 31, 1995
- ----------------------------------------  --------------  -----------------

Cash and due from banks                         $  2,667           $  4,845
Investment securities held to maturity            11,968              1,660
Investment securities available for sale          13,212             19,271
Loans                                             76,054             71,371
  Less allowance for loan losses                  (1,174)            (1,229)
                                                --------           --------
    Net loans                                     74,880             70,142
Premises and equipment                             2,543              2,695
Other real estate                                    246                339
Other assets                                       1,952              1,855
                                                --------           --------
    Total assets                                $107,468           $100,807
                                                ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
- ----------------------------------------
Deposits:
  Noninterest bearing                           $  8,663           $  9,295
  Interest bearing                                71,425             68,124
  Time deposits $100,000 and over                  7,777              7,409
                                                --------           --------
    Total deposits                                87,865             84,828
Borrowings                                        12,008              8,525
Other liabilities                                  1,027              1,138
                                                --------           --------
    Total liabilities                            100,900             94,491
                                                --------           --------
Stockholders' Equity:
  Common stock, Class A, no par:
    1,800,000 shares authorized;
    509,556 shares issued                             26                 26
  Common stock, Class B, par value
    $8.50 per share, 380 shares
    authorized; none issued
  Preferred stock, Class A, par value
    $5.00 per share, 6,000 shares
    authorized; none issued
  Additional paid-in-capital                       2,575              2,575
  Unrealized holding (loss) gain on
    investment securities available for             (104)                 4
     sale,
    net of tax
  Retained earnings, substantially                 4,137              3,777
    restricted
  Treasury shares at cost, 21,474 shares             (66)               (66)
                                                --------           --------
    Total stockholders' equity                     6,568              6,316
    Total liabilities and stockholders'         $107,468           $100,807
    equity                                      ========           ========



See accompanying notes to consolidated financial statements


                    SOUTHLAND BANCORPORATION AND SUBSIDIARY
                      Consolidated Statements of Earnings
                                   Unaudited
                  (dollars in thousands except per share data)

                                          FOR THE THREE MONTHS ENDED MARCH 31,
                                          ------------------------------------
                                                1996               1995
                                          -----------------  -----------------
Interest income:
  Loans, including fees                              $2,041             $1,981
  Interest-bearing deposits in other
  financial institutions                                 15                 --
  Interest and dividends on investment
  securities held to maturity
    Taxable                                             199                 13
    Tax-exempt                                           --                  1
  Interest on investment securities
  available for sale                                    201                275
                                                     ------             ------
      Total interest income                           2,456              2,270
                                                     ------             ------
Interest expense:
  Deposits                                            1,042                930
  Borrowings                                            164                150
                                                     ------             ------
      Total interest expense                          1,206              1,080
                                                     ------             ------
      Net interest income                             1,250              1,190
Provision for loan losses                                --                 52
                                                     ------             ------
      Net interest income after
      provision for loan losses                       1,250              1,138
                                                     ------             ------
Other income:
  Service charges on deposit accounts                   161                159
  Gain on sales of investment securities
  available for sale                                      3                 --
  Gain on sales of loans                                 87                108
  Other                                                 148                101
                                                     ------             ------
      Total other income                                399                368
                                                     ------             ------
Other expenses:
  Salaries and employee benefits                        557                539
  Net occupancy                                          91                107
  Equipment                                              56                 38
  FDIC insurance                                          6                 52
  Other real estate, net                                 31                 44
  Other                                                 335                302
                                                     ------             ------
      Total other expenses                            1,076              1,082
                                                     ------             ------
  Earnings from continuing operations
    before income taxes                                 573                424
  Income tax expense                                    213                171
                                                     ------             ------
  Earnings from continuing operations                   360                253
    Discontinued operations net of
     income tax benefit                                 ---                (12)
                                                     ------            -------
  Net earnings                                       $  360             $  241
                                                     ======             ======
Per share amounts:
  Earnings from continuing operations                  $.74               $.52
                                                     ======             ======
  Net earnings                                         $.74               $.49
                                                     ======             ======
See accompanying notes to consolidated
 financial statements

                    SOUTHLAND BANCORPORATION AND SUBSIDIARY
                     Consolidated Statements of Cash Flows
                                  (Unaudited)
                             (dollars in thousands)

                                                  FOR THE THREE MONTHS ENDED MARCH 31,
                                                  ------------------------------------
                                                        1996               1995
                                                  -----------------  -----------------
Cash flows from operating activities:
  Net earnings                                              $   360            $   241
  Adjustments to reconcile net earnings to
  net cash provided by operating activities:
    Depreciation and amortization                                93                 97
    Provision for loan losses                                    --                 52
    (Accretion) of discounts and
    amortization of premiums on
    investment securities                                        18                 (2)
    Gain on sales of investment
    securities available for sale                                (3)                --
    Loss on sale premises and equipment                           1                  1
    Gain on sale of other real estate                            --                 (8)
    Provisions for losses of other real estate                   23                 43
    Gain on sales of loans                                      (87)              (108)
    (Increase) decrease in other assets                         (57)                81
    (Decrease) increase in other liabilities                   (111)               267
                                                            -------            -------
      Net cash provided by
      operating activities                                      237                664
                                                            -------            -------
Cash flows from investing activities:
  Proceeds from calls of investment
  securities available for sale                               7,000                 --
  Proceeds from sales of investment
  securities available for sale                               2,080                 --
  Purchase of investment securities
  held to maturity                                           (9,000)                --
  Purchase of investment securities
  available for sale                                         (4,580)            (2,936)
  Principal repayments of investment
  securities held to maturity                                    85                  7
  Principal repayments of investment
  securities available for sale                                 510                322
  Net purchases of Federal Home
  Loan Bank stock                                              (480)                (2)
  Net increase in loans                                      (5,625)            (1,920)
  Proceeds from sales of loans                                  974              1,785
  Purchase of premises and equipment                            (29)               (39)
  Proceeds from sale of premises
  and equipment                                                  58                (24)
  Proceeds from sale of other real estate                        70                260
                                                            -------            -------
    Net cash used in investing activities                    (8,937)            (2,547)
                                                            -------            -------

                                                             continued

                                                  FOR THE THREE MONTHS ENDED MARCH 31,
                                                  ------------------------------------
                                                        1996               1995
                                                  -----------------  -----------------
Cash flows from financing activities:
  Net (decrease) increase in noninterest
  bearing deposits                                             (632)               559
  Net increase in interest-bearing deposits                   3,300              4,269
  Net increase in time deposits,
  $100,000 and over                                             371              1,858
  Principal payments on notes payable                           (67)                (1)
  Net increase in Federal Home Loan
  Bank advances                                               3,550                 --
                                                            -------            -------
    Net cash provided by financing activities                 6,522              6,685
                                                            -------            -------
Net (decrease) increase in cash and
cash equivalents                                             (2,178)             4,802
Cash and cash equivalents at
beginning of period                                           4,845              3,793
Cash and cash equivalents at end of period                  $ 2,667            $ 8,595
                                                            =======            =======
Supplemental schedule of cash flow
 information:
  Cash paid during the period for:
    Interest                                                $ 1,374            $   969
                                                            =======            =======
    Income taxes                                            $     5            $   --
                                                            =======            =======

See accompanying notes to consolidated financial statements

                    SOUTHLAND BANCORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            March 31, 1996 and 1995
                                  (Unaudited)

(1) The accompanying unaudited consolidated financial statements, which are for interim periods, do not include all disclosures provided in the annual consolidated financial statements. These financial statements and the notes thereto should be read in conjunction with the annual financial statements and the notes thereto for the years ended December 31, 1995, 1994, and 1993 included elsewhere in this Proxy Statement/Prospectus.

(2)  All material intercompany balances and transactions have been eliminated.

(3) In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the full year.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Board of Directors and Stockholders
Southland Bancorporation:


We have audited the accompanying consolidated balance sheets of Southland Bancorporation and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southland Bancorporation and subsidiary at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 9, the Company changed its method of accounting for income taxes in 1993 to adopt the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. As discussed in Note 1, the Company changed its method of accounting for investments in debt and equity securities at January 1, 1994 to adopt the provisions of Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.




                                         /s/  KPMG Peat Marwick LLP
                                         --------------------------


Atlanta, Georgia
January 19, 1996

                         SOUTHLAND AND BANCORPORATION
                                AND SUBSIDIARY
                          Consolidated Balance Sheets
                           December 31, 1995 and 1994




               Assets                                                   1995         1994
              -------                                              ------------  -----------
Cash and due from banks (note 2)                                   $  4,844,760    3,793,519
Investment securities available for sale (notes 3 and 8)             19,271,117   13,323,249
Investment security held to maturity (fair value of $1,659,470
  and $1,681,655 in 1995 and 1994, respectively) (notes 3 and 8)      1,659,934    1,731,077
Loans held for sale                                                          --      291,733
Loans, net of unearned income of $238,848 and $253,031 in
  1995 and 1994, respectively (notes 4 and 8)                        71,371,295   69,731,944
   Less allowance for loan losses (note 4)                           (1,229,603)  (1,331,778)
                                                                     -----------   ----------
       Net loans                                                     70,141,692   68,400,166
Premises and equipment, net (note 5)                                  2,695,917    3,040,736
Other real estate, net (note 6)                                         338,652      953,130
Deferred taxes (note 9)                                                 424,816      713,207
Other assets                                                          1,429,810    1,122,820
                                                                    -----------   ----------
       Total assets                                                $100,806,698   93,369,637
                                                                   ============   ==========

See accompanying notes to consolidated financial statements.                   (Continued)

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                     Consolidated Balance Sheets, Continued
                           December 31, 1995 and 1994

      Liabilities and Stockholders' Equity                            1995         1994
      -------------------------------------                        ----------   ----------
Deposits:
 Noninterest-bearing                                              $ 9,295,421     7,115,041
 Interest-bearing                                                  68,125,482    65,818,158
 Time deposits $100,000 and over                                    7,406,845     6,405,120
                                                                 ------------   -----------
      Total deposits                                               84,827,748    79,338,319
Borrowings (note 8)                                                 8,524,969     8,479,214
Other liabilities                                                   1,138,459       695,091
                                                                 ------------   -----------
      Total liabilities                                            94,491,176    88,512,624
                                                                 ------------   -----------

Stockholders' equity (note 11):
 Common stock,  Class A, no par value; 1,800,000 shares
  authorized;  509,556 shares issued                                   26,065        26,065
 Common stock, Class B, par value $8.50 per share, 360
  shares authorized, none issued                                           --            --
 Preferred stock, Class A, par value $5.00 per share,
  6,000 shares authorized, none issued                                     --            --
 Additional paid-in capital                                         2,575,204     2,575,204
 Net unrealized holding gain(loss) on investment securities
  available for sale (notes 1 and 3)                                    3,638      (452,969)
 Retained earnings, substantially restricted                        3,777,134     2,775,232
 Treasury stock at cost, 21,474 shares                                (66,519)      (66,519)
                                                                 ------------   -----------
      Total stockholders' equity                                    6,315,522     4,857,013
                                                                 ------------   -----------
Commitments and contingencies (notes 4 and 11)
      Total liabilities and stockholders' equity                 $100,806,698    93,369,637
                                                                 ============    ==========

See accompanying notes to consolidated financial statements.                 (Continued)

                                       F-73

                           SOUTHLAND BANCORPORATION
                               AND SUBSIDIARY

                      Consolidated Statements of Earnings
                 Years Ended December 31, 1995, 1994, and 1993

                                                                         1995       1994         1993
                                                                      ---------  -----------  ----------
Interest income:
 Loans, including fees                                                 $7,645,653   6,491,895   6,428,140
 Federal funds sold                                                            --      56,077      37,287
 Investment securities held to maturity:
  Taxable                                                                 155,049      59,969      33,472
  Tax-exempt                                                                2,851       7,934      14,355
 Investment securities available for sale:
  Taxable                                                               1,229,420     777,430     463,200
  Tax-exempt                                                                  177          --          --
                                                                       ----------   ---------   ---------
      Total interest income                                             9,033,150   7,393,305   6,976,454
Interest expense:
 Deposits (including interest on time deposits $100,000
  and over of $419,496, $197,533, and $304,566 in 1995,
  1994, and 1993 respectively)                                          4,183,861   3,131,406   3,015,164
 Federal funds purchased                                                    1,138      44,912          --
 Borrowings                                                               589,708     419,867     244,622
                                                                       ----------   ---------   ---------
      Total interest expense                                            4,774,707   3,596,185   3,259,786
                                                                        ---------   ---------   ---------
      Net interest income                                               4,258,443   3,797,120   3,716,668
Provision for loan losses (note 4)                                        (71,874)   (582,022)   (536,049)
                                                                       ----------   ---------   ---------
      Net interest income after provision for loan losses               4,186,569   3,215,098   3,180,619
                                                                       ----------   ---------   ---------
Other income:
 Service charges on deposit accounts                                      774,568     732,717     888,109
 Loss on sales of investment securities available for sale (note 3)        (1,553)         --          --
 Gain on sales of investment securities held to maturity (note 3)              --          --      35,301
 Trading account gains                                                         --          --     112,338
 Gain on sales of loans                                                   298,261     251,391     765,072
 Loan servicing fees                                                      166,121     104,512          --
 Correspondent fees                                                       161,373          --          --
 Other                                                                    183,120     217,970     381,614
                                                                        ---------   ---------   ---------
      Total other income                                                1,581,890   1,306,590   2,182,434
                                                                        ---------   ---------   ---------

See accompanying notes to consolidated financial staements.                              (Continued)

                                         F-74


                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                 Consolidated Statements of Earnings, Continued
                 Years Ended December 31, 1995, 1994, and 1993

                                                                        1995         1994         1993
                                                                    -----------  ------------  -----------
Other expenses:
   Salaries and employee benefits (note 7)                            2,012,059    1,931,480    1,867,338
   Net occupancy                                                        680,976      790,681      660,298
   Equipment                                                            117,318      120,137      207,420
   FDIC insurance                                                       120,049      234,396      217,465
   Other real estate, net                                               176,825      217,269      212,372
   Other                                                                993,625    1,203,880    1,177,888
                                                                     ----------    ---------    ---------
        Total other expenses                                          4,100,852    4,497,843    4,342,781
                                                                     ----------    ---------    ---------
        Earnings from continuing operations
         before income taxes and cumulative
         effect of change in accounting method                        1,667,607       23,845    1,020,272
Income tax expense (benefit) (note 9)                                   643,358      (62,866)     371,853
                                                                     ----------    ---------    ---------
        Earnings from continuing operations
        before cumulative effect of change
        in accounting method                                          1,024,249       86,711      648,419

Discontinued operations:
  Loss from operations of discontinued
   insurance agency, net of income tax
   benefits of $11,512, $44,134, and $29,853
   in 1995, 1994, and 1993, respectively (note 12)                      (22,347)     (85,673)     (57,951)
                                                                     ----------    ---------    ---------
        Earnings before cumulative effect of change
          in accounting method                                        1,001,902        1,038      590,468
Cumulative effect of change in accounting method (notes 1 and 9)             --           --       49,054
                                                                     ----------    ---------    ---------
        Net earnings                                                 $1,001,902        1,038      639,522
                                                                     ==========    =========    =========
Per share amounts:
  Earnings from continuing operations before cumulative
   effect of change in accounting method                            $     2.10           .18        1.33
                                                                     ==========    =========    =========
  Earnings before cumulative effect of change in
   accounting method                                                $     2.05            --        1.21
  Cumulative effect of change in accounting method                          --            --         .10
                                                                     ----------    ---------    ---------
        Net earnings                                                $     2.05            --        1.31
                                                                     ==========    =========    =========
Weighted average common shares outstanding, including
 common stock equivalents                                              488,082       488,082     488,082
                                                                     ==========    =========    =========


See accompanying notes to consolidated financial statements.

                                        F-75

                          SOUTHLAND BANCORPORATION
                               AND SUBSIDIARY

                Consolidated Statements of Stockholders' Equity
                 Years Ended December 31, 1995, 1994, and 1993


                                                                       Net
                                                                    unrealized
                                                                      holding
                                                                    gain (loss)
                                                                        on
                                                                    investment
                                                      Additional    securities
                               Common       Common      paid-in      available      Retained       Treasury
                               shares        stock      capital      for sale,      earnings         stock        Total
                             -----------  -----------  ----------  -------------  -------------  -----------   -----------

Balance at December 31,
 1992                         509,566       $ 26,065   2,575,204           --       2,134,672      (66,519)      4,669,422

Net Earnings                       --            --           --           --         639,522           --         639,522
                             --------     ----------   ---------   ----------     -----------   ----------      ----------

Balance at December 31,
 1993                         509,566         26,065   2,575,204          --        2,774,194      (66,519)     5,308,944

Effect of adoption of
 FAS 115,
 Accounting
 for Certain
 Investments
 in Debt and
 Equity
 Securities, on
 January 1, 1994 (note 1)          --            --          --       79,241             --          --            79,241

Change in unrealized
 gain (loss)
 on investment
 securities
 available for
 sale, net of
 tax effect                        --           --          --      (532,210)            --          --          (532,210)

Net earnings                       --           --          --           --            1,038         --             1,038
                             --------     ----------   ---------   ----------     -----------   ----------      ----------

Balance at December 31,
 1994                         509,566         26,065   2,575,204     (452,969)     2,775,232       (66,519)     4,857,013

Net earnings                       --            --           --          --       1,001,902           --       1,001,902

Change in unrealized
 gain
 (loss) on
 investment
 securities
 available
 for sale, net of tax
 effect                           --            --           --      456,607            --            --          456,607
                             --------     ----------   ---------   ----------     -----------   ----------      ----------

Balance at December 31,
 1995                         509,566     $   26,065   2,575,204       3,638        3,777,134      (66,519)     6,315,522
                            =========     ==========   =========   =========      ===========   ==========      =========

See accompanying notes to consolidated financial statements.

                                                F-76


                          SOUTHLAND BANCORPORATION
                               AND SUBSIDIARY

                     Consolidated Statements of Cash Flows
                 Years Ended December 31, 1995, 1994, and 1993



                                                                              1995             1994              1993
                                                                          ----------       ------------      -----------
Cash flows from operating activities:
 Net earnings                                                             $ 1,001,902             1,038           639,522
 Adjustments to reconcile net earnings to net cash
 provided by operating activities:
     Depreciation and amortization                                            384,493           409,112           335,188
     Provision for loan losses                                                 71,874           582,022           536,049
     Deferred tax expense (benefit)                                           (16,014)         (156,000)          (68,000)
     (Accretion) of discounts and amortization of
       premiums on investment securities                                      (19,310)           25,631           143,565
     Loss on sales of investment securities available for sale                  1,553                --                --
     Gain on sales of investment securities held to maturity                       --                --           (35,301)
     Proceeds from sale of trading securities                                      --                --         8,518,969
     Gain on sale of trading securities                                            --                --          (112,338)
     Loss on sale of premises and equipment                                       744               633            11,646
     Loss on sale of other real estate                                         37,433           101,973            68,424
     Provision for losses of other real estate                                104,059            86,063            64,926
     Loss on sale of repossessed property                                          --             3,203             6,577
     Gain on sales of loans                                                  (298,261)         (251,391)         (765,072)
     Cumulative effect of change in accounting method                              --                --           (49,054)
     (Increase) decrease in other assets                                     (306,990)         (553,958)        1,296,510
     Increase (decrease) in other liabilities                                 443,368           312,749           (28,366)
                                                                         ------------       -----------       -----------
          Net cash provided by operating activities                         1,404,851           561,075        10,563,245
                                                                         ------------       -----------       -----------

Cash flows from investing activities:
  Proceeds from sale of investment securities held to maturity                     --                --         1,012,675
  Proceeds from maturity of investment securities held to maturity             50,000            55,000           150,000
  Proceeds from calls of investments securities held to maturity               10,000            15,000                --
  Proceeds from calls of investment securities available for sale          10,000,000                --                --
  Proceeds from sales of investment securities available for sale           1,631,744                --                --
  Purchase of investment securities held to maturity                               --                --       (13,378,379)
  Purchase of investment securities available for sale                    (18,290,798)       (3,436,619)               --
  Principal repayments of investment securities held to maturity               15,762            18,059         1,052,971
  Principal repayments of investment securities available for sale          1,487,436         1,524,388                --
  Net (purchases) redemptions of Federal Home Loan Bank stock                  (2,100)           31,900                --
  Net increase in loans                                                    (5,128,606)      (23,120,487)      (54,049,059)
  Proceeds from sales of loans                                              3,928,589        27,078,423        54,144,972
  Purchase of premises and equipment                                          (95,066)         (296,862)       (1,324,208)
  Proceeds from sale of premises and equipment                                 54,648            61,411            29,424
  Proceeds from sale of other real estate                                     449,597           126,412           388,032
  Proceeds from sale of repossessed property                                       --            10,500            22,858
                                                                         ------------       -----------       -----------
          Net cash (used in) provided by investing activities              (5,888,794)        2,067,125       (11,950,714)
                                                                         ------------       -----------       -----------

See accompanying notes to consolidated financial statements.                                             (Continued)

                                      F-77

                          SOUTHLAND BANCORPORATION
                               AND SUBSIDIARY

                Consolidated Statements of Cash Flows, Continued
                 Years Ended December 31, 1995, 1994, and 1993

                                                                   1995         1994        1993
                                                                 --------     --------    --------
Cash flows from financing activities:
 Net increase (decrease) in noninterest bearing deposits         2,180,380     (947,186)  (1,110,131)
 Net increase (decrease) in interest-bearing deposits            2,307,324   (6,662,277)   4,330,503
 Net increase (decrease) in time deposits, $100,000 and over     1,001,725     (104,604)     152,265
 Principal payments on notes payable                                (6,437)     (20,719)    (105,468)
 Proceeds from issuance of note payable                             52,192      115,000      100,000
 Net increase in Federal Home Loan Bank advances                        --    1,000,000      700,000
                                                                ----------   ----------   ----------
Net cash provided by (used in) financing activities              5,535,184   (6,619,786)   4,067,169
                                                                ----------   ----------   ----------
Net increase (decrease) in cash and cash equivalents             1,051,241   (3,991,586)   2,679,700
Cash and cash equivalents at beginning of year                   3,793,519    7,785,105    5,105,405
                                                                ----------   ----------   ----------
Cash and cash equivalents at end of year                        $4,844,760    3,793,519    7,785,105
                                                                ==========   ==========   ==========

Supplemental schedule of cash flow information:
 Cash paid during the year for:
  Interest                                                      $4,312,181    3,523,087    3,358,402
                                                                ==========   ==========   ==========
  Income taxes                                                  $  601,605      250,000      335,116
                                                                ==========   ==========   ==========

Supplemental information on noncash transactions:
 Transfers from loans to other real estate                      $  160,196      478,401      685,131
                                                                ==========   ==========   ==========
 Transfers to investment securities available for sale
  from investment securities held to maturity                   $       --           --   12,270,147
                                                                ==========   ==========   ==========
 Transfers from investment securities available for sale
  to investment securities held to maturity                     $       --       75,643           --
                                                                ==========   ==========   ==========
 Transfer from premises and equipment to other real estate      $       --      145,618           --
                                                                ==========   ==========   ==========
 Loans to facilitate                                            $  183,585      306,959           --
                                                                ==========   ==========   ==========
 Effect of adoption of FAS 115, Accounting for Certain
  Investments in Debt and Equity Securities, on
  January 1, 1994                                               $      --       79,241           --
                                                                ==========   ==========   ==========
 Change in unrealized gain (loss) on investment securities
  available for sale, net of tax effect of $304,405 and
  $354,807 in 1995 and 1994, respectively                       $  456,607     (532,210)          --
                                                                ==========   ==========   ==========


See accompanying notes to consolidated financial statements.

                                         F-78

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

                       December 31, 1995, 1994, and 1993

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     (A)  ORGANIZATION AND BASIS OF FINANCIAL STATEMENT PRESENTATION
           ----------------------------------------------------------

     The accompanying consolidated financial statements include the accounts of Southland Bancorporation (the Corporation) and its wholly-owned subsidiary, Southland Bank (the Bank) collectively as the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

     The Company provides a full range of banking services to individual and corporate customers in its primary market area of Dothan, Alabama and surrounding counties. The Bank is subject to competition from other financial institutions. The Company is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those authorities.

     A substantial portion of the Company's loans are secured by real estate in the Company's primary market area. In addition, a substantial portion of other real estate is located in those same markets. Accordingly, the ultimate collectibility of a substantial portion of the Company's loan portfolio and the recovery of a substantial portion of the carrying amount of other real estate are susceptible to changes in market conditions in the Company's primary market area.

     The accounting principles and reporting policies of the Company, and the methods of applying these principles, conform with generally accepted accounting principles and with general practice within the banking industry. Certain items in the prior year's financial statements have been reclassified to conform with the current financial statement presentation.

     In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

     Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses, management periodically reviews the creditworthiness of significant borrowers and evaluates the collateral position of delinquent loans. Management obtains independent appraisals for significant properties in determining the allowance for loan losses and the valuation of other real estate.

     Management believes that the allowances for losses on loans and other real estate are adequate. While management uses available information to recognize losses on loans

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     (A)  ORGANIZATION AND BASIS OF FINANCIAL STATEMENT PRESENTATION, CONTINUED
          ---------------------------------------------------------------------

and other real estate, future additions to the allowances may be necessary based on changes in economic conditions, particularly in the Company's primary market area. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for losses on loans and other real estate. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

     (B)  CASH EQUIVALENTS
          ----------------

     For purposes of the statements of cash flows, the Company considers amounts due from financial institutions and federal funds sold to be cash equivalents. Federal funds sold are generally sold for one-day periods.

     (C)  INVESTMENT SECURITIES
          ---------------------

     The Company adopted Statement of Financial Accounting Standards (FAS) 115, Accounting for Certain Investments in Debt and Equity Securities, effective January 1, 1994. In accordance with FAS 115, investments are classified in three categories: held to maturity securities (reported at amortized cost), trading securities (reported at fair value), and available for sale securities (reported at fair value). Designation of an investment security as held to maturity, trading, or available for sale is made at the time the security is purchased, based on the Company's intent and ability to hold the security. Investment securities to be held to maturity are carried at cost adjusted for amortization of premiums and accretion of discounts to maturity. Unrealized gains or losses on trading securities are included in earnings. The Company did not have any trading account securities at December 31, 1995 or 1994. Unrealized gains or losses on available for sale securities are excluded from earnings and reported as a separate component of stockholders' equity, net of the related income tax effect. Gains or losses on the sale of investment securities are computed on the specific identification method, and recognized in earnings on the trade date.

     At adoption of FAS 115, the Company transferred certain investment securities with a total amortized cost of $12,270,147 and fair value of $12,393,960 from held to maturity to investment securities available for sale. The unrealized net holding gains on investment securities available for sale at January 1, 1994 totaled $123,813 and were included as a separate component of stockholders' equity of $79,241, net of income taxes of $44,572 upon the Corporation's adoption of FAS 115.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     (C)  INVESTMENT SECURITIES, CONTINUED
          --------------------------------

     Purchase premiums and discounts on investment securities are amortized and accreted to interest income using the level yield method on the outstanding principal balances. In establishing the accretion of discounts and amortization of premiums, the Company utilizes market based prepayment assumptions. Interest and dividend income are recognized when earned.

     A decline in the fair value below cost of any available for sale or held to maturity security that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.


     (D)  LOANS AND INTEREST INCOME
          -------------------------

     Loans are stated at principal amounts outstanding less unearned income and the allowance for loan losses. Interest income on loans is credited to earnings based on the principal amount outstanding at the respective rate of interest except for add on installment loans for which interest is recognized on the "Rule of 78's" method. It is the general policy of the Bank to discontinue the accrual of interest when principal or interest payments are delinquent for more than 90 days and the ultimate collection of either is in doubt.

     Loans held for sale are carried at the lower of aggregate cost or market. Gains or losses on disposition are recorded in other income, based on the net proceeds received and the recorded investment in the loan sold. For sales of the Small Business Association (SBA) guaranteed portion of loans, the basis in the portion of the loan sold is determined by allocating the loan carrying value to the portion sold and portion retained based on the relative fair values of the portion sold and portion retained. Such gains or losses are adjusted by the amount of any excess servicing fee receivables resulting from the transactions.

     Accrual of interest on loans is discontinued either when reasonable doubt exists as to the full, timely collection on interest or principal or when a loan becomes contractually past due by 90 days or more with respect to interest or principal. When a loan is placed on nonaccrual status, all interest previously accrued, but not collected, is reversed against current period interest income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Interest accruals are recorded on such loans only when they are brought fully current with respect to interest and principal and when, in the judgment of management, the loans are estimated to be fully collectible as to both principal and interest.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     (D)  LOANS AND INTEREST INCOME, CONTINUED
          ------------------------------------

     In May 1993, the Financial Accounting Standards Board (FASB) issued FAS
114, Accounting by Creditors for Impairment of a Loan.   FAS 114 requires
impaired loans to be measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent, beginning in 1995. In October 1994, the FASB issued FAS 118, Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures, which amends the requirements of FAS 114 regarding interest income recognition and related disclosure requirements. Initial adoption of FAS 114 and FAS 118 must be reflected prospectively. The Company adopted FAS 114 and FAS 118 on January 1, 1995 and the impact to the consolidated financial statements was not material. At December 31, 1995, pursuant to the definition within FAS 114, the Company had $480,000 of impaired loans, which includes one loan for $180,000 with a valuation allowance of $68,000. No valuation allowance was deemed necessary for the remaining $300,000 of impaired loans.

     (E)  ALLOWANCE FOR LOAN LOSSES
          -------------------------

     Additions to the allowance for loan losses are based on management's evaluation of the loan portfolio under current economic conditions, including such factors as the volume and character of loans outstanding, past loss experience, general economic conditions, and such other factors which, in management's judgment, deserve recognition in estimating loan losses. Loans are charged to the allowance when, in the opinion of management, such loans are deemed to be uncollectible. Provisions for loan losses and recoveries of loans previously charged to the allowance are added to the allowance.

     (F)  PREMISES AND EQUIPMENT
          ----------------------

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets which range from 3 to 30 years. Leasehold improvements are amortized on a straight-line basis over the life of the respective lease or, if shorter, the estimated useful life of the improvements.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     (G)  OTHER REAL ESTATE
          -----------------

     Other real estate is reported net of the allowance for losses. Other real estate represents property acquired through foreclosure or deeded to the Bank in lieu of foreclosure on real estate mortgage loans on which the borrowers have defaulted as to payment of principal and interest. For real estate acquired through foreclosure, a new cost basis is established through a charge to the allowance for loan losses, at fair value at the time of foreclosure less costs to sell. Subsequent to foreclosure, foreclosed assets are carried at the lower of fair value less estimated costs to sell, or cost, with the difference recorded as a valuation allowance, on an individual asset basis. Subsequent decreases in fair value and increases in fair value, up to the value established at foreclosure, are recognized as charges or credits to other expense.

     (H)  INCOME TAXES
          ------------

     During 1993, the Company adopted FAS 109 Accounting for Income Taxes.
Under the asset and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable earnings in the years in which those temporary differences are expected to be recovered or settled. Under FAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in earnings in the period that includes the enactment date.

     Upon adoption in 1993, the Company applied the provisions of FAS 109 without restating prior years' financial statements. The cumulative effect of the change in the method of accounting for income taxes was $49,054 and is reported separately in the 1993 financial statements.

     (I)  EMPLOYEE BENEFIT PLAN
          ---------------------

     The Bank has a defined contribution plan which covers substantially all employees. The Bank contributes amounts to the defined contribution plan subject to minimums established by regulation and maximums allowed for tax purposes.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
     -----------------------------------------------------

     (J)  EARNINGS PER SHARE
          ------------------

     Earnings per common share is based on the weighted average number of shares outstanding during each period. The effect of outstanding stock options is not significant to the computation of earnings per share.

     (K)  RECENT ACCOUNTING PRONOUNCEMENTS
          --------------------------------

     In October 1995, the FASB issued FAS 123, Accounting for Stock-Based Compensation. FAS 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. Those plans include all arrangements by which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. Such instruments include stock purchase plans, stock options, restricted stock, and stock appreciation rights. FAS 123 also applies to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees.

     A new method of accounting for stock-based compensation arrangements with employees is established by FAS 123. The new method is a fair value based method rather than the intrinsic value based method. However, FAS 123 does not require an entity to adopt the new fair value based method for purposes of preparing its basic financial statements. Entities are allowed (1) to continue to use their existing method or (2) adopt the FAS 123 fair value based method. The selected method would apply to all of an entity's compensation plans and transactions

     FAS 123 requires that an employer's financial statements include certain disclosures about stock-based employee compensation arrangements regardless of the method used to account for them. The accounting requirements of this statement are effective for transactions entered into in fiscal years that begin after December 15, 1995. The disclosure requirements are effective for financial statements for fiscal years beginning after December 15, 1995. The Company has not determined the impact of adopting FAS 123.


(2)  CASH AND DUE FROM BANKS
     -----------------------

     The Bank is required to maintain certain daily reserve balances in accordance with Federal Reserve Board requirements. The required balances were $25,000 and $68,000 at December 31, 1995 and 1994, respectively.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(3)   INVESTMENT SECURITIES
      ---------------------

      The amortized cost, gross unrealized gains and losses, and approximate fair value of investment securities held to maturity at December 31, 1995 and 1994, respectively, were as follows:

                                                             1995
                                       -----------------------------------------------------
                                                       Gross       Gross      Approximate
                                       Amortized     unrealized  unrealized      fair
                                          cost         gains       losses        value
                                       ---------     ----------  ----------   -----------
Debt securities:
  State and political subdivisions    $   15,015        1,357         --        16,372
  U.S. government agencies                33,808        3,863         --        37,671
  Mortgage-backed securities           1,008,611          322      6,006     1,002,927
                                      ----------       ------  ---------     ---------
                                       1,057,434        5,542      6,006     1,056,970
Other securities:
  Stock in Federal Home Loan
     Bank of Atlanta                     602,500           --         --       602,500
                                      ----------       ------  ---------     ---------
                                      $1,659,934        5,542      6,006     1,659,470
                                      ==========       ======  =========     =========



                                                              1995
                                       -----------------------------------------------------
                                                       Gross       Gross      Approximate
                                       Amortized     unrealized  unrealized      fair
                                          cost         gains       losses        value
                                       ---------     ----------  ----------   -----------
 State and political subdivisions     $   74,017        1,406         --        75,423
 U.S. government agencies                 46,286        3,820         --        50,106
 Mortgage-backed securities            1,010,374           84     54,732       955,726
                                      ----------       ------  ---------     ---------
                                       1,130,677        5,310     54,732     1,081,255
Other securities:
 Stock in Federal Home Loan
   Bank of Atlanta                       600,400           --         --       600,400
                                      ----------       ------  ---------     ---------
                                      $1,731,077        5,310     54,732     1,681,655
                                      ==========       ======  =========     =========

The stock in the Federal Home Loan Bank of Atlanta, which is carried at cost, has no contractual maturity, has no quoted fair value, and no ready market exists; therefore, the fair value of such stock is assumed to approximate cost in the above summary. The investment in the stock is required by law of every member of the Federal Home Loan Bank system.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements



(3)  INVESTMENT SECURITIES, CONTINUED
     --------------------------------

The amortized cost and approximate fair value of investment securities held to maturity at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                               1995
                                                     -------------------------
                                                                   Approximate
                                                      Amortized       fair
                                                        cost         value
                                                      ---------    -----------
Due after one year through five years                 $  15,015         16,372
Due after five years through ten years                       --             --
Due after ten years                                      33,808         37,671
                                                      ---------      ---------
                                                         48,823         54,043
Mortgage-backed securities                            1,008,611      1,002,927
                                                      ---------      ---------
                                                    $ 1,057,434      1,056,970
                                                    ===========      =========

There were no sales of investment securities held to maturity during 1995 or 1994. Proceeds from sales of investments securities during 1993 were $1,012,675. Gross gains of $35,301 were realized on those sales in 1993.

The amortized cost, gross unrealized gains and losses, and approximate fair value of investment securities available for sale at December 31, 1995 were as follows:

                                                         1995
                                    ---------------------------------------------------
                                                    Gross        Gross      Approximate
                                     Amortized    unrealized   unrealized      fair
                                       cost         gains       losses        value
                                    -----------  ----------    ---------   -----------
State and political subdivisions    $   357,519      --               2       357,517
U.S. government agencies              7,982,427      26,636         --      8,009,063
Mortgage-backed securities           10,934,921      16,713     47,097     10,904,537
                                    -----------     -------     ------     ----------
                                    $19,274,867      43,349     47,099     19,271,117
                                    ===========     =======     ======     ==========

In 1994, the Bank transferred four investment securities from available for sale to held to maturity. These securities carried total unrealized holding gains of $11,520 at the date of transfer. These unrealized holding gains are included as a component of amortized cost and are being amortized over the remaining life of the securities. The total unamortized holding gains at December 31, 1995 and 1994 amounted to $9,813 and $10,667, respectively. The portion of these unamortized holding gains included in the unrealized gain on available for sale securities, net of tax, at December 31, 1995 and the unrealized loss on available for salesecurities, net of tax, at December 31, 1994 was $5,888 and $6,400, respectively.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(3)  INVESTMENT SECURITIES, CONTINUED
     --------------------------------

The amortized cost, gross unrealized gains and losses, and approximate fair value of investment securities available for sale at December 31, 1994 were as follows:

                                                   1994
                             -------------------------------------------------
                                            Gross       Gross     Approximate
                               Amortized  unrealized  unrealized      fair
                                 cost        gains      losses        value
                              ----------  ----------  -----------  -----------
Mortgage-backed securities    $14,088,864     --        765,615    13,323,249
                              ===========    =====      =======    ==========

The amortized cost and approximate fair value of investment securities available for sale at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                               1995
                                                       -----------------------
                                                                   Approximate
                                                       Amortized      fair
                                                          cost        value
                                                       ----------  -----------
Due after one year through five years                  $5,982,427    6,009,063
Due after five years through ten years                  2,000,000    2,000,000
Due after ten years                                       357,519      357,517
Mortgage-backed securities                             10,934,921   10,904,537
                                                      -----------  -----------
                                                      $19,274,867   19,271,117
                                                      ===========   ==========

Proceeds from sales of investment securities available for sale were $1,631,744 for the year ended December 31, 1995. Gross losses of $1,553 were realized on those sales for the year ended December 31, 1995. No sales of investment securities available for sale occurred during 1994 or 1993.

Securities having an approximate amortized cost of $1,308,000 and $2,075,000 at December 31, 1995 and 1994, respectively, were pledged to secure public funds. In addition, securities having an approximate amortized cost of $2,100,000 and $647,000 at December 31, 1995 and 1994, respectively, were pledged to secure FHLB advances.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(4)  LOANS AND ALLOWANCE FOR LOAN LOSSES
     -----------------------------------

     At December 31, 1995 and 1994, the composition of the loan portfolio was as follows:

                                                 1995         1994
                                             -----------  -----------
Commercial, financial, and agricultural      $29,382,692   22,113,615
Real estate - mortgage                        38,290,739   42,903,896
Installment loans                              3,635,583    4,218,936
Other                                             62,281      495,497
                                              ----------   ----------
    Total loans                               71,371,295   69,731,944
Less allowance for loan losses                (1,229,603)  (1,331,778)
                                              -----------  ----------
    Loans, net                               $70,141,692   68,400,166
                                             ===========   ==========

 A summary of the transactions in the allowance for loan losses follows:

                                                1995         1994         1993
                                                ----         ----         ----
Balance at beginning of year                $1,331,778      883,083     880,780
Provision charged to operating expense          71,874      582,022     536,049
Recoveries of loans previously charged off     163,129      156,113      42,830
Loans charged off                             (337,178)    (289,440)   (576,576)
                                              --------   ----------   ---------
Balance at end of year                      $1,229,603    1,331,778     883,083
                                            ==========   =========    =========

     Nonaccrual loans at December 31, 1995 and 1994 totaled $303,000 and $1,200,000, respectively. Foregone interest on these loans was $42,840 in 1995, $85,659 in 1994, and $12,211 in 1993.

     Certain directors and officers of the Bank are loan customers of the Bank. Total loans outstanding to these persons at December 31, 1995 and 1994 amounted to $482,410 and $393,216, respectively. The change from 1994 to 1995 reflects payments of $431,089 and advances of $520,283. Such loans are made in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with other customers, including interest rate and collateral, and in the opinion of management do not represent more than a normal credit risk or present unfavorable features.

     Proceeds from the sale of loans during 1995, 1994, and 1993 were $3,928,589, $27,078,423, and $54,144,972 and realized gains were $298,261,
$251,391, and $765,072, respectively. There were no sales of real estate mortgage loans in 1995. Sales of real estate mortgage loans accounted for $19,786,981 and $45,797,271 of total sales in 1994 and 1993, respectively. At December 31, 1995 and 1994, the Company was servicing certain Small Business Administration loans for others with aggregate principal balances of approximately $14,612,000 an $13,705,000, respectively.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(5)  PREMISES AND EQUIPMENT
     ----------------------

     A summary of premises and equipment at December 31, 1995 and 1994 follows:

                                                       1995          1994
                                                     ---------     ---------
Construction in progress                            $   38,900        17,300
Land                                                   541,943       553,063
Buildings                                            2,423,210     2,466,627
Furniture and equipment                              2,789,727     2,723,332
Leasehold improvements                                  50,650        50,650
                                                     ---------     ---------
                                                     5,844,430     5,810,972
Less accumulated depreciation and amortization       3,148,513     2,770,236
                                                    ----------     ---------
    Total                                           $2,695,917     3,040,736
                                                     =========     =========

     Depreciation and amortization charged to operating expense was $384,493, $409,112, and $335,188 in 1995, 1994, and 1993 respectively.


(6)   OTHER REAL ESTATE
      -----------------

      A summary of the transactions in the allowance for losses of other real estate for the years ended December 31, 1995, and 1994, and 1993 follows:

                                                   1995      1994      1993
                                                 --------  --------  --------
  Balance at beginning of year                $  226,394   140,332   105,406
  Provision charged to earnings                  104,059    91,000    64,926
  Charge-offs                                    (34,988)   (4,938)  (30,000)
                                                 -------   -------   -------
  Balance at end of year                      $  295,465   226,394   140,332
                                                 =======   =======   =======

      Other real estate, net, as of December 31, 1995 and 1994 totaled $338,652 and $953,130, respectively, and consist primarily of commercial properties.


(7)  EMPLOYEE BENEFIT PLAN
     ---------------------

     Employees of the Bank may contribute up to 15 percent of their annual salary to the Bank's defined contribution retirement plan. Under the provisions of the plan, the Bank is required to match the employees' contributions up to 3 percent of their annual salary and may make additional discretionary contributions.

     Contributions to the plan by the Bank totaled $84,905, $81,164, and $78,340 for the years ended December 31, 1995, 1994, and 1993, respectively.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(8)  BORROWINGS
     ----------

     Borrowings at December 31, 1995 and 1994 are summarized as follows:

                                                         December 31
                                                       -------------------
                                                       1995           1994
                                                       ----           ----

Advances from the Federal Home Loan Bank of
Atlanta under the terms of the adjustable rate
credit program, maturing in equal amounts of
$2,000,000 on March 30, 1996, 1997 and 1998,
respectively, and $1,000,000 on January 28,
1996.  The interest rates at December 31,
1995 range from 5.8875 percent to 5.9575 percent
and are based on the 90-day LIBOR rate.  The
advances are collateralized by real estate
mortgage loans of $7,861,834 and $5,966,345
at December 31, 1995 and 1994, respectively,
and by securities having an approximate
amortized cost of $2,100,000 and $647,000 at
December 31, 1995 and 1994, respectively.          $7,000,000    7,000,000

Notes payable to various individuals, including
certain directors, bearing interest at a prime
rate (8.50 at December 31, 1995) plus one percent.
Principal and interest payments are due quarterly
through March 2001.                                 1,400,000    1,400,000

Note payable to an individual bearing interest
at 13 percent with principal and interest payments
due monthly through 2016.                             124,969       79,214
                                                   ----------    ---------
                                                   $8,524,969    8,479,214
                                                   ==========    =========

  The Bank has available a revolving line of credit with the Federal Home Loan Bank of Atlanta bearing interest under the terms of an adjustable rate credit program. The amount available was $10,000,000 at December 31, 1995 and 1994, respectively. Advances drawn on the line of credit are to be collateralized by U.S. government agencies securities.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(8)   BORROWINGS, CONTINUED
      --------------------
      Aggregate maturities of borrowings at  December 31, 1995 are as follows:

                                                    Total
                                                  ----------
          1996                                    $3,563,310
          1997                                     2,184,364
          1998                                     2,185,552
          1999                                       206,890
          2000                                       164,463
          Thereafter                                 220,390
                                                  ----------
                                                  $8,524,969
                                                  ==========


(9)  INCOME TAXES
     ------------

     As discussed in note 1, the Company adopted FAS 109 as of January 1, 1993.

     Total income tax expense (benefit) for the years ended December 31, 1995, 1994, and 1993 was allocated as follows (in thousands):

                                                          1995         1994          1993
                                                       ----------   -----------   -----------
Income from continuing operations                      $ 643,358        (62,866)      371,853
                                                       =========    ===========   ===========
Loss from discontinued operations                      $ (11,512)       (44,134)      (29,853)
                                                       =========    ===========   ===========
Stockholders' equity, for unrealized gains (losses)

   on investment securities available for sale         $ 304,405       (301,979)         --
                                                       =========    ===========   ===========

Components of income tax expense (benefit) for the years ended December
 31, 1995, 1994, and 1993
 are as follows:
                                                              1995
                                                  -------------------------------
                                                  Current     Deferred     Total
                                                  -------     --------     ------
                 Federal                         $580,141     (15,794)    564,347
                 State                             67,719        (220)     67,499
                                                 --------   ----------
                    Totals                       $647,860     (16,014)    631,846
                                                 ========   =========    ========

                                                                1994
                                                 ---------------------------------
                                                   Current    Deferred    Total
                                                   -------    --------    -----
                 Federal                          $ 49,000   (143,000)    (94,000)
                 State                                  --    (13,000)    (13,000)
                                                  --------   ---------  ---------
                 Totals                           $ 49,000   (156,000)   (107,000)
                                                  ========   ========    ========

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(9)  INCOME TAXES, CONTINUED
     -----------------------

                                             1993
                                 ------------------------------
                                 Current      Deferred    Total
                                 -------      --------    -----

 Federal                         $382,000     (58,000)   324,000
 State                             28,000     (10,000)    18,000
                                 --------    ---------   -------
    Totals                       $410,000     (68,000)   342,000
                                 ========    =========   =======

The provisions for income taxes for 1995, 1994, and 1993 are more than that computed by applying the U.S. federal corporate tax rate of 34 percent to earnings from continuing operations before income taxes and cumulative effect of a change in accounting method for the following reasons:

                                                            1995         1994         1993
                                                           -----        ------       ------

Amount computed at statutory rate                        $ 566,986        8,107      346,892
Increase (reduction) in income taxes resulting from:
  Tax exempt interest                                       (4,942)      (4,630)      (4,874)
  State income tax, net of federal income tax benefit       46,869       (8,580)      11,880
  Internal Revenue Service exam settled                         --      (59,443)          --
  Other, net                                                34,445        1,680       17,955
                                                           -------     --------      -------
                                                         $ 643,358      (62,866)     371,853
                                                         =========     =========     =======

   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994 are as follows:

                                                                         1995         1994
                                                                       --------      -------
Deferred tax assets:
  Loans, principally due to allowance for loan losses                 $ 328,385      431,807
  Unrealized loss on investment securities available for sale                --      301,979
  Premises and equipment, principally due to differences
   in depreciation                                                           --        8,238
  Other real estate                                                     124,521       17,922
  Deferred compensation                                                  31,135           --
  Deferred income                                                            --       10,699
  Other                                                                  28,160           --
                                                                        -------      -------
     Total gross deferred tax assets                                    512,201      770,645
  Less valuation allowance                                                   --           --
                                                                       --------      -------
     Net deferred tax assets                                            512,201      770,645
                                                                       --------      -------

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(9) INCOME TAXES, CONTINUED
    -----------------------
                                                                 1995         1994
                                                                ------       ------
   Deferred tax liabilities:
   Tax exempt discount accretion                                 1,814        1,448
   Unrealized gain on investment securities
     available for sale                                          2,425           --
   Federal Home Loan Bank stock dividends                        3,187        8,439
   Prepaid expenses                                             25,069       13,742
   Repossessed property                                         29,700       29,700
   Premises and equipment, principally due to
    differences in depreciation                                 22,387           --
   Other                                                         2,803        4,109
                                                              --------      -------
      Total gross deferred tax liabilities                      87,385       57,438
                                                              --------      -------
      Net deferred tax asset                                  $424,816      713,207
                                                              ========      =======

  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projection for future taxable income over the periods which the temporary differences resulting in the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences.


(10)  STOCK OPTIONS
      -------------

    The Corporation has granted nonqualified compensatory stock options to certain employees. The options may only be exercised at five years from the grant date. The following is summary of the options outstanding at December 31, 1995:

                                                   Options   Exercise
        Grant date                                 granted    price    Total
        ----------                                 --------  -------  --------

        January 22, 1992                              5,436   $ 8.33   $45,282
        January 4, 1993                               5,556     9.68    53,782
        January 22, 1994                              5,763    10.00    57,630
                                                   --------           --------
                                                     16,755           $156,694
                                                   ========           ========

     No options were granted during the year ended December 31, 1995. Options forfeited totaled 3,529, 3,296, and 4,494 during the years ended December 31, 1995, 1994, and 1993, respectively. The exercise price for options granted is based on a discounted per share book value at the date of grant, as no ready market is available.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(11) COMMITMENTS AND CONTINGENCIES
     -----------------------------

     The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, and standby letters of credit. Such instruments involve elements of credit risk in excess of the amounts recognized in the financial statements.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does in granting credit in transactions recorded in the financial statements.

     The off-balance sheet financial instruments whose contract amounts represent credit risk as of December 31, 1995, are as follows:

     Commitments to extend credit               $2,662,000
     Standby letters of credit                  $   19,000

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds various assets as collateral supporting those commitments for which collateral is deemed necessary.

     The Bank is involved in various legal actions arising in the normal course of business. In the opinion of management, based upon consultation with legal counsel, the ultimate resolution of the proceedings will not have a material adverse effect upon the financial position of the Bank.

   On November 26, 1989, the Bank entered into a Memorandum of Understanding with the Federal Deposit Insurance Corporation and the Banking Department of the State of Alabama whereby the Bank agreed to take certain affirmative actions. The Memorandum was revised in March 1993. The actions required of the Bank primarily include (a) developing a management plan which defines lines of authority and responsibilities for each officer; (b) retaining qualified management including a chief executive officer and senior lending officer; (c) establishing a committee of directors to review each officer's performance at least annually; (d) developing a three-year capital plan that provides for maintenance of specified levels of capital, projections of growth and future capital needs and contingency plans that identify alternate sources of capital;

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(11) COMMITMENTS AND CONTINGENCIES, CONTINUED
     ----------------------------------------

(e) establishing a program for maintaining an adequate allowance for loan losses; (f) reducing substandard assets to specified levels by certain dates;
(g) developing written action plans to eliminate the basis of criticism for significant classified loans; (h) ceasing extension of credit to borrowers with loans classified below certain levels; (i) revising the funds management policy to include an increase in the minimum target ratio for liquidity and reducing the Bank's reliance upon potentially volatile liabilities to fund long-term assets; (j) preparation of annual budgets; (k) obtaining regulatory approval prior to paying dividends and (l) correcting certain internal control deficiencies and violations of rules and regulations.

   On September 12, 1994, the Corporation entered into a Memorandum of Understanding with the Federal Reserve Bank of Atlanta (FRB) whereby the Corporation agreed to take certain affirmative actions. The actions required of the Corporation primarily include (a) no increase in its borrowings or insurance of debt without the prior written approval of the FRB; (b) by no later than September 30, 1994, the Corporation will submit to the FRB, and thereafter comply with, a written plan to service its outstanding debt and any other cash obligations for at least a five-year period; (c) the Corporation will immediately notify the FRB of any anticipated deviations to the written plan;
(d) the Corporation will not (i) purchase or redeem treasury stock or (ii) declare or pay dividends to its stockholders without the prior written approval of the FRB. The Corporation is to submit its request to the FRB thirty days before the date on which it wishes to take any such action; (e) the Corporation will maintain a separate checking account ("separate account") for the proceeds of any insurance of debt (including debt incurred in connection with the issuance of equity) approved by the FRB; (f) the Corporation will notify the FRB at least thirty days prior to the payment of any salary or other compensation at the parent company level. Along with such notification, the Corporation will provide the FRB with justification for such compensation payment(s) and information detailing the source of funding for the payment(s); (g) within thirty days of the end of each calendar quarter, the Corporation will continue to submit to the FRB a written progress report detailing the form and manner of all actions taken to comply with this Memorandum and the results thereof. The Corporation submitted the debt service/capital plan (the Plan) to the FRB which was approved by the Corporation's board of directors on September 30, 1994. According to the Plan, the Corporation will (1) issue up to $1,000,000 in new equity, in maximum amounts of $250,000 in each of the next four years, (2) use the equity proceeds, in part, to retire 25 percent of the principal balance of its outstanding debt over the next five years, (3) extend the maturities of the remaining principal balance of the debt maturing in the next five years, and (4) establish a cash reserve of approximately $500,000 that can be used for capital injections into the Corporation, if necessary, or for longer-term debt servicing needs. No corporate dividends or corporate salary expenses are projected in the Plan.

   At December 31, 1995, the Corporation and Bank believe they were in compliance with the requirements as defined in each of the memorandums of understanding.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(12) SALE OF INSURANCE AGENCY
     ------------------------

     During 1995, the Bank sold the property and casualty book of business developed by its subsidiary, Southland Insurance Agency, Inc. In conjunction with the sale, the Bank discontinued its insurance agency operations. Accordingly, all related operating activity for the insurance agency has been reclassified and reported as discontinued operations. Under the terms of the sales agreement, the sales price is based on a percentage of future insurance premiums underwritten by the buyer and is to be adjusted upon the one-year anniversary of the sales agreement based on policies in force at that time. The Company did not recognize any gain on the sale in 1995. Such gain will be recorded when the sales proceeds are determined in 1996.

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS
     -----------------------------------

     FAS 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimated do not reflect any premium or discount that could result form offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates The assumptions used in the estimation of the fair value of the Company's financial instruments are explained below. Where quoted market prices are not available, fair values are based on estimates using discounted cash flow and other valuation techniques. Discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following fair value estimates cannot be substantiated by comparison to independent markets and should not be considered representative of the liquidation value of the Company's financial instruments, but rather a good-faith estimate of the fair value of financial instruments held by the Company. FAS 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements.

     The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:


(A)  CASH AND DUE FROM BANKS
     -----------------------

     Fair value equals the carrying value of such assets.

(B)  INVESTMENT SECURITIES
     ---------------------

     The fair value of investment securities is based on quoted market prices.

(C)  LOANS
     -----

        The fair value of loans is calculated using discounted cash flows by loan type. The discount rate used to determine the present value of the loan portfolio is an estimated market discount rate that reflects the credit and interest rate risk inherent in the loan portfolio. The estimated maturity is based on the Company's historical experience with repayments adjusted to estimate the effect of current market conditions. The carrying amount of accrued interest approximates its fair value.

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED
     ----------------------------------------------

     (D)  DEPOSITS
          --------

     As required by FAS 107, the fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, NOW accounts, savings, and money market deposit accounts, is equal to their carrying values.
Certificates of deposit have been valued using discounted cash flows. The discount rate used is based on estimated market rates for deposits of similar remaining maturities.

     (E)  BORROWINGS
          ----------

     The fair value of borrowings has been determined using discounted cash flows. The discount rate used is based on estimated market rates for borrowings of similar remaining maturities.

     The carrying value and estimated fair value of the Company's financial instruments at December 31, 1995 are as follows (in thousands):

                                                            Estimated
                                             Carrying          fair
                                              amount          value
                                             --------       ---------
     Financial assets:
        Cash and due from banks              $ 4,845           4,845
                                             =======          ======
        Investment securities                $20,931          20,931
                                             =======          ======
        Loans, net                           $70,142          69,985
                                             =======          ======
     Financial liabilities:
        Deposits                             $84,828          85,041
                                             =======          ======
        Borrowings                           $ 8,525           8,540
                                             =======          ======

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(14) FINANCIAL INFORMATION OF SOUTHLAND BANCORPORATION (PARENT COMPANY ONLY)
     -----------------------------------------------------------------------


                                Balance Sheets
                          December 31, 1995 and 1994

       Assets                                                   1995                 1994
      -------                                                  -----                ------
Cash and cash equivalents                                   $   180,496               11,090
Investment in Bank                                            7,628,333            6,274,556
Premises and equipment                                              680                   --
Other assets                                                     73,743               67,342
                                                             ----------           ----------
        Total assets                                         $7,883,252            6,352,988
                                                             ==========           ==========

    Liabilities and Stockholders' Equity
    -----------------------------------
Liabilities:
 Note payable                                                $1,524,969          1,479,214
 Other liabilities                                               42,761             16,761
                                                             ----------          ---------
       Total liabilities                                      1,567,730          1,495,975
Stockholders' equity:
 Common stock                                                    26,065             26,065
 Additional paid-in capital                                   2,575,204          2,575,204
 Net unrealized loss on investment securities
     available for sale                                           3,638           (452,969)
 Retained earnings                                            3,777,134          2,775,232
 Treasury stock                                                 (66,519)           (66,519)
                                                             ----------         ----------
       Total stockholders' equity                             6,315,522          4,857,013
                                                             ----------         ----------
      Total liabilities and stockholders' equity             $7,883,252          6,352,988
                                                             ==========         ==========


                            Statements of Earnings
                 Years Ended December 31, 1995, 1994, and 1993

                                                      1995         1994          1993
                                                      ----         ----          ----
Interest income                                  $      479          485         1,432
Interest expense                                   (146,851)    (119,875)     (100,754)
Dividends from Bank                                 300,000           --        50,000
Other expense                                       (93,896)      (2,699)         (230)
                                                 ----------     --------     ---------
    Income (loss) before income tax benefit          59,732     (122,089)      (49,552)
 Income tax benefit                                  45,000       44,000        34,000
 Undistributed equity in earnings of Bank           897,170       79,127       655,074
                                                 ----------     --------     ---------
   Net earnings                                  $1,001,902        1,038       639,522
                                                 ==========     ========     =========

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(14) FINANCIAL INFORMATION OF SOUTHLAND BANCORPORATION (PARENT COMPANY ONLY),
     ------------------------------------------------------------------------
     CONTINUED
     ---------

                           Statements of Cash Flows
               Years Ended December 31, 1995, and 1994, and 1993
                                                           1995         1994        1993
                                                           ----         ----        ----
Cash flows from operating activities:
 Net earnings                                          $1,001,902      1,038      639,522
 Adjustments to reconcile net earnings to
  net cash provided by (used in) operating
  activities:
    Undistributed equity in earnings of Bank             (897,170)    (79,127)   (655,074)
 Increase in other assets                                   (6,401)   (44,269)     23,073
 Increase (decrease) in other liabilities                  26,000      16,761    (102,749)
                                                        ---------    --------    --------
     Net cash provided by (used in)
     operating activities                                 124,331    (105,597)    (95,228)
                                                        ---------   ---------     -------
Cash flows from investing activities:
 Purchase of premises and equipment                          (680)        --          --
                                                        ---------   ---------     -------
     Net cash used in financing activities                   (680)        --          --
                                                        ---------   ---------     -------
Cash flows from financing activities:
 Principal payments on note payable                        (6,437)   (20,719)    (105,468)
 Proceeds from issuance of note payable                    52,192    115,000      100,000
                                                        ---------   --------      -------
     Net cash provided by (used in)
     financing activities                                  45,755     94,281       (5,468)
                                                        ---------   --------      -------
Increase (decrease) in cash and cash equivalents          169,406    (11,316)    (100,696)
Cash and cash equivalents, beginning of year               11,090     22,406      123,102
                                                        ---------   --------     --------
Cash and cash equivalents, ending of year               $ 180,496     11,090       22,406
                                                        =========   ========     ========
Supplemental schedule of cash flow information:
 Cash paid during the year for:
  Interest                                              $ 145,931    114,096      100,226
                                                        =========   ========     ========
  Income taxes                                          $     --     250,000      335,116
                                                        =========   ========     ========

                           SOUTHLAND BANCORPORATION
                                AND SUBSIDIARY

                  Notes to Consolidated Financial Statements


(14) FINANCIAL INFORMATION OF SOUTHLAND BANCORPORATION (PARENT COMPANY ONLY),
     ------------------------------------------------------------------------
     CONTINUED
     ---------

     Dividends paid by the Bank are the primary source of funds available to the Corporation for payment of dividends to its stockholders and other needs. Federal and state statutes and regulations impose restrictions on the amount of dividends that may be declared by the Bank. In addition, the Bank is also required to maintain minimum amounts of capital as defined by banking regulators, which could further limit the availability of dividends from the Bank. Regulatory authorities have restricted the Bank from paying any dividends without obtaining prior regulatory consent (see note 11). On March 29, 1995, the Bank obtained approval to pay quarterly dividends of $100,000 to the Corporation following the end of each calendar quarter beginning March 31, 1995. Payment of these dividends is contingent upon the Bank meeting certain capital and core earnings requirements. Accordingly, at December 31, 1995, substantially all of the Corporation's investment in the Bank is restricted as to dividend payments by the Bank to the Corporation.


(15) PENDING MERGER
     --------------

     On December 8, 1995, the Company and ABC Bancorp (ABC) announced the signing of an Agreement and Plan of Merger (the Agreement) which provides for the merger of the Company with and into ABC. The transaction is expected to be accounted for as a purchase. The Agreement is subject to approval by the shareholders of the Corporation and certain regulatory authorities, and is expected to close in 1996.

     Under the terms of the Agreement, upon consumption of the merger, each outstanding share of the Corporation's stock will be converted into cash and stock of ABC, based on each shareholders' elections, in an amount equal to 1.8 times the book value of the Corporations' stock at the valuation date, as defined in the Agreement. In any case, the number of shares of the Corporation's stock to be converted into cash will not be less than 35 percent nor more than 49 percent of the total outstanding shares of the Corporation.

                                 EXHIBIT INDEX

                                                                      Sequential
Exhibit No.             Exhibit Description  Page No.
- -----------             -------------------  --------

Exhibit No. 2.1     Merger Agreement*
Exhibit No. 10.1    Employment Agreement*
Exhibit No. 23.1    Consent of Mauldin & Jenkins
Exhibit No. 23.2    Consent of Mauldin & Jenkins
Exhibit No. 23.3    Consent of KPMG Peat Marwick LLP
Exhibit No. 23.4    Consent of Francis & Co., CPA's
Exhibit No. 99      Press Release*

- -----------------
* Previously filed.